SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

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Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

PHILLIPS-VAN HEUSEN CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐ Fee paid previously with preliminary materials:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

EXPLANATORY NOTE

The attached Proxy Statement is being re-filed to correct the following errors in the electronic filing of the Proxy Statement made on May 6, 2009:

1.                                       The following changes have been made to the “Summary Compensation Table” on page 28:

a.                                       the amounts on the “2008” row of the “Stock Awards” and “Total” columns have been corrected for each named individual; and

b.             the amounts on the “2008” and “2007” rows of the “Options Awards” column have been corrected for each named individual – the amounts for 2008 appeared on the “2007” row, along with the 2007 amounts, due to a processing error.

2.                                       The amount on the “2008” row of the “Total Expense Reported in the Stock Awards Column” in footnote (2) to the “Summary Compensation Table” on page 29 for Mr. Chirico has been corrected from a negative to a positive value.

3.                                       The following changes have been made to footnote (5) to the “Summary Compensation Table” on page 31:

a.                                       the amounts in the “2008,” “2007” and “2006” rows of the “Change in Supplemental Pension Plan Value” column for Mr. Chirico have been corrected –  the amounts for 2008 and 2007 appeared on the “2006” row, along with the 2006 amount, due to a processing error;

b.                                      the amounts on the “2008,” 2007” and “2006” rows of the “Change in Pension Plan Value” column for Mr. Shaffer have been corrected – the amount for 2008 appeared on the “2007” row and the amount for 2007 appeared on the “2006” row, along with the 2006 amount, both due to a processing error; and

c.                                       the amounts on the “2008,” “2007” and “2006” rows of the “Change in Pension Plan Value” and “Change in Supplemental Pension Plan Value” columns for Mr. Murry have been corrected –  the amounts for 2008 and 2007 appeared on the “2006” row, along with the 2006 amount, due to a processing error.

4.                                       The “Grants of Plan-Based Awards” table on page 32 has been corrected to remove an extraneous “0” that, due to a processing error, appeared after the value of $285,000 on the first “4/30/2008” row of the “Target” column under the heading “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” for Mr. Shaffer.

None of the errors listed above appear in the printed version of the Proxy Statement that has been mailed to our stockholders and appears on http://www.pvhannualmeetingmaterials.com, other than those identified in item 1.a. and item 2.  A supplement to the Proxy Statement will be filed with the Commission and sent to stockholders with regard to those changes.  Other than the errors listed above, no other changes have been made to the electronic version of the Proxy Statement originally filed with the Commission.

PHILLIPS-VAN HEUSEN CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of PHILLIPS-VAN HEUSEN CORPORATION (the “Company”), a Delaware corporation, will be held at The Graduate Center - City University of New York, 365 Fifth Avenue, Proshansky Auditorium, Concourse Level, New York, New York, on Thursday, June 25, 2009, at 10:00 a.m., for the following purposes:

(1)               to elect 10 directors of the Company to serve for a term of one year;

(2)               to consider and act upon a proposal to amend the Company’s 2006 Stock Incentive Plan to increase the number of shares authorized for issuance under the plan and to increase the maximum number of shares that may granted in any calendar year to any one participant;

(3)               to consider and act upon a proposal to continue the Company’s Performance Incentive Bonus Plan and to approve the material terms under the plan;

(4)               to consider and act upon a proposal to continue the Company’s Long-Term Incentive Plan and to approve the material terms under the plan;

(5)               to ratify the appointment of auditors for the Company to serve for the current fiscal year; and

(6)               to consider and act upon such other matters as may properly come before the meeting.

Only stockholders of record at the close of business on April 30, 2009 are entitled to vote at the meeting.

Attendance at the meeting will be limited to holders of record as of the record date of the Company’s Common Stock or their proxies, beneficial owners having evidence of ownership and guests of the Company. If you hold stock through a bank or broker, a copy of an account statement from your bank or broker as of the record date will suffice as evidence of ownership. Attendees also must present a picture ID to be admitted to the meeting.

You are requested to fill in, date and sign the enclosed proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope.

By order of the Board of Directors,

MARK D. FISCHER
Secretary

New York, New York
May 6, 2009

IMPORTANT:  The prompt return of proxies will save the Company the expense of further requests for proxies. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

Page
GENERAL INFORMATION	1
VOTING INFORMATION	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	2
ELECTION OF DIRECTORS	4
Directors	4
Meetings	6
Other Corporate Governance Policies	9
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	9
COMPENSATION COMMITTEE REPORT	9
COMPENSATION DISCUSSION AND ANALYSIS	10
EXECUTIVE COMPENSATION	28
Summary Compensation Table	28
Grants of Plan-Based Awards	32
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table	33
Outstanding Equity Awards at Fiscal Year-End	39
Option Exercises and Stock Vested	40
Pension Benefits	41
Nonqualified Deferred Compensation	46
Potential Payments Upon Termination and Change In Control Provisions	47
DIRECTOR COMPENSATION	51
TRANSACTIONS WITH RELATED PERSONS	53
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	53
AUDIT COMMITTEE REPORT	54
AMENDMENT TO THE COMPANY’S 2006 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN AND TO INCREASE THE MAXIMUM NUMBER OF SHARES THAT MAY BE GRANTED IN ANY CALENDAR YEAR TO ANY ONE PARTICIPANT	55
Introduction and Board Recommendation	55
Nature and Purposes of the 2006 Stock Incentive Plan	56
Eligibility to Receive Awards	56
Duration and Modification	56
Administration	56
Securities Subject to the 2006 Stock Incentive Plan	56
Individual Limits	57
Stock Options	57
Stock Appreciation Rights	57
Restricted Stock and Restricted Stock Units	57
Performance Shares	58
Other Stock-Based Awards	58
Performance-Based Awards	58
Clawback	58
Non-Transferability of Awards	59
Adjustments Upon Changes in Capitalization	59
Change in Control	59
Federal Tax Aspects	59
Stock Options Issued	61

PHILLIPS-VAN HEUSEN CORPORATION

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

June 25, 2009

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PHILLIPS-VAN HEUSEN CORPORATION to be used at the Annual Meeting of Stockholders, which will be held at The Graduate Center - City University of New York, 365 Fifth Avenue, Proshansky Auditorium, Concourse Level, New York, New York, on Thursday, June 25, 2009, at 10:00 a.m., and at any adjournments thereof.

Our principal executive offices are located at 200 Madison Avenue, New York, New York 10016-3903. The approximate date on which this Proxy Statement and the enclosed proxy card were first sent or given to stockholders was May 6, 2009.

Disclosures in this Proxy Statement generally pertain to matters related to our most recently completed fiscal year, which ended on February 1, 2009. References herein to “2008” refer to that fiscal year, as the fiscal year commenced in calendar 2008. Similarly references to “2007,” “2009,” “2010” and “2011” are to our fiscal years that commenced or will commence in the referenced calendar year.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 25, 2009

Our Annual Report to Stockholders for our fiscal year ended February 1, 2009, this Proxy Statement and all other proxy materials are available at http://www.pvhannualmeetingmaterials.com.

VOTING INFORMATION

Stockholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the meeting or by presenting a later dated proxy. Beneficial owners of our Common Stock who are not holders of record and wish to revoke their proxy should contact their bank, brokerage firm or other custodian, nominee or fiduciary to inquire about how to revoke their proxy. Unless so revoked, the shares represented by proxies will be voted at the meeting. The shares represented by the proxies solicited by the Board of Directors will be voted in accordance with the directions given therein. Shares will be voted FOR each of the matters to be voted on at the meeting, as set forth in items (1) through (5) of the notice to which this Proxy Statement is attached, if no directions are given in a valid proxy.

Stockholders vote at the meeting by casting ballots (in person or by proxy), which are tabulated by one or more inspectors of elections who are appointed by the Board of Directors and who have executed and verified an oath of office. Abstentions and broker “non-votes” are included in the determination of the number of shares present at the meeting for quorum purposes. Abstentions will have the same effect as negative votes, except that abstentions will have no effect on the election of directors because directors are elected by a plurality of the votes cast. Broker “non-votes” are not counted in the tabulations of the votes cast on proposals presented to stockholders because shares held by a broker are not considered to be entitled to vote on matters as to which broker authority is withheld. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Banks, brokers and other nominees have discretionary voting power with respect to the election of directors, the proposal to continue our Performance Incentive Bonus Plan and to approve the material terms thereunder, the proposal to continue our Long-Term Incentive Plan and to approve the material terms thereunder and the ratification of the appointment of our auditor, as the proposals are considered to be “routine matters” under existing New York Stock Exchange rules. Under existing New York Stock Exchange rules, brokers do not have discretionary voting power with respect to the proposal to amend our 2006 Stock Incentive Plan. In addition, in order for the proposal to amend the 2006 Stock Incentive Plan to be approved, (i) the number of shares voted on it (i.e., excluding broker non-votes) must exceed 50% of the number of shares eligible to be voted at the meeting and (ii) it must receive the affirmative vote of a majority of the shares voted on it.

Common stockholders of record at the close of business on April 30, 2009 will be entitled to one vote for each share of our Common Stock then held. There were outstanding on such date 51,551,334 shares of Common Stock. The Common Stock is the only class of voting stock outstanding as of the record date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information with respect to the persons who are known by us to be the beneficial owners of more than five percent of our Common Stock as of April 30, 2009. The persons listed below have advised us that they have sole voting and investment power with respect to the shares listed as owned by them, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class
Blue Harbour Group, LP(1) 646 Steamboat Road Greenwich, Connecticut 06830	3,394,299	6.6%

Earnest Partners, LLC(2) 75 Fourteenth Street, Suite 2300 Atlanta, Georgia 30309	3,286,591	6.4%

(1)        Blue Harbour Strategic Value Partners Master Fund, LP, a Cayman Islands exempted limited partnership (the “Fund”), is the direct owner of, and has shared voting and dispositive power over, 2,606,672 shares of Common Stock, and Blue Harbour Institutional Partners Master Fund, L.P., a Cayman Islands exempted limited partnership (“BHIP” and, together with the Fund, the “Funds”), is the direct owner of, and has shared voting and dispositive power over, 787,627 shares of Common Stock. Blue Harbour GP, LLC, a Delaware limited liability company (“Fund GP”), as general partner of the Funds, Blue Harbour Group, LP, a Delaware limited partnership (“Manager”), as the investment manager of the Funds, Blue Harbour Holdings, LLC, a Delaware limited liability company (“Manager GP”), as the general partner of Manager, and Clifton S. Robbins (“Mr. Robbins”), as controlling owner of Fund GP and Manager GP (in addition to serving as Chief Executive Officer of Manager), may be deemed to own beneficially (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”)), and have shared voting and dispositive power over, the 3,394,299 shares of Common Stock owned, in the aggregate, beneficially and directly by the Funds. Each of Fund GP, Manager, Manager GP and Mr. Robbins disclaims beneficial ownership of such shares for all other purposes. The Fund and BHIP each disclaim beneficial ownership of the shares held directly by the other. Information as to the shares of Common Stock that may be deemed beneficially owned by the Fund, BHIP, Fund GP, Manager, Manager GP and Mr. Robbins (other than percentage ownership) is as of March 3, 2009, as set forth in a Schedule 13D/A dated March 4, 2009 and filed with the Securities and Exchange Commission (which we refer to as the “SEC”).

(2)        Earnest Partners, LLC, a registered investment adviser, may be deemed to be the beneficial owner of 3,286,591 shares of Common Stock, including 1,288,466 shares with respect to which it has sole voting power, 827,825 shares with respect to which it has shared voting power and as to all 3,286,591 of which it has sole dispositive power. Information as to the shares of Common Stock that may be deemed to be owned beneficially by Earnest Partners, LLC (other than percentage ownership) is as of December 31, 2008, as set forth in a Schedule 13G/A dated February 13, 2009 and filed with the SEC.

The following table presents certain information with respect to the number of shares of Common Stock beneficially owned as of April 30, 2009 by the following persons:

•                  each of our directors;

•                  each of the nominees for director;

•                  our Chief Executive Officer, our Chief Financial Officer and our three most highly compensated executive officers with respect to our most recently completed fiscal year, other than our Chief Executive Officer and Chief Financial Officer; and

•                  our directors, the nominees for director and our executive officers, as a group.

Each of the persons named below has sole voting and investment power with respect to the shares listed as owned by him or her except as otherwise indicated below.

Name	Amount Beneficially Owned(1)	Percent of Class
Mary Baglivo	1,740	*
Emanuel Chirico	595,528	1.1
Edward H. Cohen	51,600	*
Francis K. Duane	134,388	*
Joseph B. Fuller	74,500	*
Margaret L. Jenkins	6,740	*
Bruce Maggin	75,989	*
V. James Marino	2,740	*
Paul Thomas Murry	48,619	*
Henry Nasella	17,500	*
Rita M. Rodriguez	19,240	*
Craig Rydin	5,740	*
Michael A. Shaffer	86,581	*
Allen E. Sirkin	329,178	*
All directors, nominees for director and executive officers as a group (14 persons)	1,450,083	2.7

*                       Less than 1% of class.

(1)   The figures in the table are based upon information furnished to us by our directors, nominees for director and executive officers and upon company records. The figures include the shares held for the benefit of our executive officers in the Master Trust for the PVH Stock Fund. The PVH Stock Fund is one of the investment options under our Associates Investment Plan, which is an employee benefit plan under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. We refer to the Associates Investment Plan as the “AIP.”  Participants in the AIP who make investments in the PVH Stock Fund may direct the vote of shares of Common Stock held for their benefit in the Master Trust for the PVH Stock Fund.

As of April 30, 2009, the following persons have the right to cast votes equal to the following number of shares held in the Master Trust for the PVH Stock Fund (which have been rounded to the nearest full share): Emanuel Chirico, 7,731 shares; Francis K. Duane, 395 shares; Michael A. Shaffer, 6,600 shares; Allen E. Sirkin, 17,928 shares; and all of our directors, nominees for director and executive officers as a group, 32,654 shares.

The Trustee of the Master Trust has the right to vote shares in the Master Trust that are unvoted as of two days prior to the meeting in the same proportion as the vote by all other participants in the AIP who have cast votes with respect to their investment in the PVH Stock Fund. The committee that administers the AIP makes all decisions regarding the disposition of Common Stock held in the Master Trust, other than the limited right of a participant to receive a distribution of shares held for his or her benefit. As such, the committee may be deemed to be a beneficial owner of the Common Stock held in the Master Trust. Mr. Shaffer is a member of that committee. The figures in the table do not include shares in the Master Trust (other than applicable to Mr. Shaffer’s investment in the PVH Stock Fund) to the extent that, as a member of the committee, he may be deemed to have beneficial ownership of the shares held in the Master Trust. There were 793,391 shares of Common Stock (1.5% of the outstanding shares) held in the Master Trust as of April 30, 2009.

The table also includes the following shares which each of the individuals and group listed on the table have the right to acquire within 60 days of April 30, 2009 upon the exercise of options granted to them: Emanuel Chirico, 572,500 shares; Edward H. Cohen, 45,500 shares; Francis K. Duane, 133,000 shares; Joseph B. Fuller, 61,500 shares; Margaret L. Jenkins, 5,000 shares; Bruce Maggin, 57,500 shares;  Paul Thomas Murry, 47,000 shares; Henry Nasella, 17,500 shares; Rita M. Rodriguez, 17,500 shares; Craig Rydin, 5,000 shares; Michael A. Shaffer, 78,250 shares; Allen E. Sirkin, 288,686 shares; and all of our current directors, nominees for director and executive officers as a group, 1,328,936 shares.

The table also includes shares of Common Stock that are subject to awards of restricted stock units, the restrictions on which will lapse within 60 days of April 30, 2009. The following sets forth for each of the individuals and group listed, the number of such awards on which restrictions will lapse within 60 days of April 30, 2009: Mary Baglivo, 1,240 shares; Margaret L. Jenkins, 1,240 shares; Bruce Maggin, 500 shares; V. James Marino, 1,240 shares; Rita M. Rodriguez, 1,240 shares; Craig Rydin, 740 shares; and all of our current directors, nominees for director and executive officers as a group, 6,200 shares.

ELECTION OF DIRECTORS

Directors

The Board of Directors has established 10 as the number of directors constituting the entire Board.

All members of the Board of Directors elected by the stockholders at the Annual Meeting of Stockholders of the Company will serve for a term of one year or until their successors are elected and qualified. All of the nominees for director have been previously elected directors of the Company.

The election of directors requires the affirmative vote of a plurality of the votes cast in person or by proxy at the meeting. In determining whether a director nominee has received the requisite vote for election, abstentions and broker non-votes will have no effect.

At this time, the Board of Directors knows of no reason why any nominee might be unable to serve. There is no arrangement or understanding between any director or nominee and any other person pursuant to which such person was selected as a director or nominee.

The Board of Directors recommends a vote FOR the election of the 10 nominees named below. Proxies received in response to this solicitation will be voted FOR the election of the nominees unless otherwise specified in a proxy.

Name	Principal Occupation	Age	Year Became a Director
Mary Baglivo	Chairman and Chief Executive Officer, The Americas, Saatchi & Saatchi Worldwide, an advertising agency	51	2007
Emanuel Chirico	Chief Executive Officer of the Company	51	2005
Edward H. Cohen	Retired; Counsel, Katten Muchin Rosenman LLP, a law firm	70	1987
Joseph B. Fuller	Founder, Director and Vice-Chairman, Monitor Group GP, LLC, an international management consulting firm	52	1991
Margaret L. Jenkins	Founder and Owner, Margaret Jenkins & Associates, a marketing and philanthropic services consulting firm; Former Senior Vice President and Chief Marketing Officer, Denny’s Corporation	57	2006
Bruce Maggin	Principal, The H.A.M. Media Group, LLC, a media investment company; Executive Vice President, Secretary and Treasurer, Media & Entertainment Holdings, Inc., a blank check company seeking acquisition opportunities, particularly in the entertainment, media and communications industries	66	1987
V. James Marino	President and Chief Executive Officer, Alberto-Culver Company, a personal care products company	58	2007
Henry Nasella	Partner and Co-Founder, LNK Partners, a private equity investment firm	62	2003

Name	Principal Occupation	Age	Year Became a Director
Rita M. Rodriguez	Senior Fellow, Woodstock Theological Center at Georgetown University	66	2005
Craig Rydin	Chairman and Chief Executive Officer, Yankee Holding Corp. and The Yankee Candle Company, Inc., a designer, manufacturer and branded marketer of premium scented candles	57	2006

Additional Information

Several of our directors also serve as directors of other public companies:

•                  Mr. Chirico is a director of Dick’s Sporting Goods, Inc.

•                  Mr. Cohen is a director of Franklin Electronic Publishers, Incorporated, Gilman Ciocia, Inc. and Merrimac Industries, Inc.

•                  Mr. Maggin is a director of Central European Media Enterprises, Ltd.

•                  Mr. Marino is a director of Alberto-Culver Company

•                  Dr. Rodriguez is a director of Affiliated Managers Group, Inc. and ENSCO International Incorporated

Mr. Rydin is a director of priceline.com Incorporated and Yankee Holding Corp.

Each of our directors has been engaged in the principal occupation indicated in the foregoing table for more than the past five years, except:

•                  Ms. Baglivo, who was President of Arnold Worldwide, an advertising agency, from April 2002 to June 2004;

•                  Mr. Chirico, who had been our President and Chief Operating Officer from June 2005 to February 2006 and our Chief Financial Officer from February 1999 to June 2005;

•                  Ms. Jenkins, who was Senior Vice President and Chief Marketing Officer of Denny’s Corporation, a full service family restaurant chain, from June 2002 to August 2007;

•                  Mr. Marino, who was President of Alberto-Culver Consumer Products Worldwide, a division of Alberto-Culver Company, from October 2004 to November 2006, and President of Alberto Personal Care Worldwide, a division of Alberto-Culver Company, from July 2002 to October 2004;

•                  Mr. Nasella, who was a Venture Partner of Apax Partners, an international private equity investment group, from 2001 until 2005; and

Dr. Rodriguez, who has also been self-employed in the field of international finance since 1999 and was a full-time member of the Board of Directors of the Export-Import Bank of the United States from 1982 to 1999.

The Board of Directors has determined the independence (or lack thereof) of each of the directors and nominees for director and, as a result thereof, concluded that a majority of our directors are independent, as required under the rules of the New York Stock Exchange, on which exchange our Common Stock is listed for trading. Specifically, the Board determined that Mr. Chirico, as an officer of the Company, is not independent and that Dr. Rodriguez, Ms. Baglivo, Ms. Jenkins and each of Messrs. Cohen, Fuller, Maggin, Marino, Nasella and Rydin are independent under Section 303A(2) of the New York Stock Exchange rules. In making such determinations, the Board considered (i) whether a director had, within the last three years, any of the relationships under Section 303A(2)(b) of the New York Stock Exchange rules with us which would disqualify a director from being considered independent, (ii) whether the director had any disclosable transaction or relationship with us under Item 404 of Regulation S-K of the Exchange Act, which relates to transactions and relationships between directors and their affiliates, on the one hand, and us and our affiliates (including management), on the other, and (iii) the factors suggested in the New York Stock Exchange’s Commentary to Section 303A(2), such as a commercial, consulting and other relationship, or other interactions with management that do not meet the absolute thresholds under Section 303A(2) or Item 404(a) but which, nonetheless, could reflect upon a director’s independence from management. In considering the materiality of any transactions or relationships that do not require disqualification under Section 303A(2)(b), the Board considered the materiality of the transaction or relationship to the director, the director’s business organization and us and whether the relationship between (i) the director’s business organization and the Company, (ii) the director and the Company and (iii) the director and his business organization interfered with the director’s business judgment.

The Board of Directors considered that during 2008 and prior years we received legal services from Katten Muchin Rosenman LLP and its predecessors in making its independence decision with respect to Mr. Cohen. Mr. Cohen is a retired partner of the law firm and receives a pension and retirement benefits, as well as consulting fees from the firm. Mr. Cohen does no legal work for us and there is no relation between the amounts received by Mr. Cohen and the amounts that we pay in fees to Katten Muchin Rosenman or our engagement of the law firm to provide legal services.

The Board of Directors considered in making its independence decision with respect to Mr. Fuller that Monitor Group, LLC, of which Mr. Fuller serves as Vice-Chairman, has, in the past, provided to us market research and consulting services. No such services were performed during the past two fiscal years, nor are any expected to be used in the future, and, when services were last provided, the fees were in a de minimis amount that did not require disclosure under SEC rules.

The Board of Directors, in making its decision regarding the independence of Ms. Baglivo, considered that during 2008 Saatchi & Saatchi Great Wall/Zenith Optimedia China placed magazine advertisements and outdoor advertising in the Far East for our Calvin Klein subsidiary for which they received fees. These fees were in a de minimis amount that do not require disclosure under SEC rules. Saatchi & Saatchi Great Wall/Zenith Optimedia China is an affiliate of Saatchi & Saatchi Worldwide located in China. Ms. Baglivo serves as Chairman and Chief Executive Officer, The Americas, Saatchi & Saatchi Worldwide. No such services are expected to be provided in the future.

No family relationship exists between any director or executive officer of the Company.

Meetings

Our Corporate Governance Guidelines provide that each member of the Board of Directors is expected to use reasonable efforts to attend, in person, or by telephone, all meetings of the Board and of any committees of which they are a member, as well as the annual meeting of stockholders. All but one of the current members of the Board attended the 2008 Annual Meeting of Stockholders.

There were 10 meetings of the Board of Directors during 2008. All of the directors attended at least 75% of the aggregate number of meetings of the Board and the Committees of the Board on which they served held during the fiscal year.

Our non-management directors, all of whom are independent, meet regularly in executive sessions or in separate meetings without management or the management director. Mr. Nasella, our presiding director, presides at the executive sessions of the non-management directors.

Presiding Director

Our Corporate Governance Guidelines provide for the independent directors to elect annually one of the independent directors to serve as presiding director. The Nominating & Governance Committee is responsible for nominating an independent director to serve in such role. The duties of the presiding director include the following:

•            presiding at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the non-management directors;

•            serving as liaison between the Chairman and the non-management directors;

•            discussing with management and/or approving non-routine information sent to the Board;

•            reviewing and approving Board meeting agendas;

•            assuring that there is sufficient time for discussion of all agenda items;

•            having the authority to call meetings of the independent directors; and

•            if reasonably requested by major stockholders, ensuring that he or she is available for consultation and direct communication.

Committees

The Board of Directors has a standing Audit Committee, a standing Compensation Committee, a standing Nominating & Governance Committee, a standing Performance Evaluation Committee and a standing Corporate Social Responsibility Committee.

Audit Committee. The Audit Committee is currently composed of Dr. Rodriguez and Messrs. Cohen and Maggin (Chairman), each of whom served on the Committee for the entirety of 2008. Each of Dr. Rodriguez and Messrs. Cohen and Maggin has been determined by the Board to be independent for purposes of audit committee service under the New York

Stock Exchange’s listing standards and Rule 10A-3 of the Exchange Act and an “audit committee financial expert,” as defined in Item 407 of Regulation S-K under the Exchange Act.

The Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter is available without charge on our website, www.pvh.com, or by requesting a copy from the Secretary of the Company at the address listed on the last page of this Proxy Statement. Pursuant to its charter, the Committee is charged with providing assistance to the Board of Directors in fulfilling the Board’s oversight functions relating to the quality and integrity of our financial reports, monitoring our financial reporting process and internal audit function, monitoring the outside auditing firm’s qualifications, independence and performance and performing such other activities consistent with its charter and our By-laws, as the Committee or the Board deems appropriate. The Committee will also have such additional functions as are required by the New York Stock Exchange, the SEC and federal securities law. The Committee is directly responsible for the appointment, compensation and oversight of the work of the outside auditing firm.

The Audit Committee held seven meetings during 2008.

Compensation Committee. The Compensation Committee is currently composed of Ms. Baglivo and Messrs. Nasella (Chairman) and Rydin, each of whom served on the Committee for the entirety of 2008. Our Chief Executive Officer, Chief Financial Officer, Senior Vice President, Human Resources and General Counsel regularly attend and participate in meetings, although they generally excuse themselves from the meetings during discussions or votes on sensitive or personal matters.

The Board of Directors has adopted a written charter for the Compensation Committee, which is available without charge on our website, www.pvh.com, or by requesting a copy from the Secretary of the Company at the address listed on the last page of this Proxy Statement. The charter provides for the Committee to be composed of three or more directors. All Committee members must be independent under the rules of the New York Stock Exchange, and must qualify as “outside” directors under Section 162(m) of the Internal Revenue Code of 1986, as amended, and as “non-employee” directors under Rule 16b-3 under the Exchange Act. The Board has determined that all current members satisfy such requirements. The Committee is charged with discharging the Board of Director’s responsibilities relating to the compensation of our Chief Executive Officer and all of our other “executive officers” as defined under New York Stock Exchange rules and covers both “executive officers” and “officers” under the Exchange Act. The Committee also has overall responsibility for approving or recommending to the Board approval of and/or evaluating all of our compensation plans, policies and programs and is responsible for producing the annual report on executive compensation required to be included in the proxy statement for each Annual Meeting of Stockholders.

Our Chief Executive Officer provides significant input on the compensation, including annual salary adjustments and grants of awards under our incentive plans, of the other executive officers. As discussed below in “Compensation Disclosure and Analysis — Administration of Compensation Programs,” the Compensation Committee approves the compensation of these officers, taking into consideration the recommendations of the Chief Executive Officer.

The Compensation Committee has delegated limited authority to the Company’s Chief Executive Officer to make equity awards under our 2006 Stock Incentive Plan. Pursuant to this authority, the Chief Executive Officer may grant, on an annual basis, a maximum of 100,000 shares, with each option treated as one share and each restricted stock unit granted treated as three shares, and may grant up to 5,000 options and 1,700 restricted stock units to each grantee. The authority to grant equity awards to individuals whose compensation is set by the Compensation Committee, such as Section 16 officers and employees who are, or could be, a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code, however, rests with the Compensation Committee.

The Compensation Committee meets regularly throughout each year. Compensation decisions regarding the most recently completed fiscal year (i.e., determination of bonuses under our Performance Incentive Bonus Plan and payouts under our Long-Term Incentive Plan, as well as discretionary bonuses) and the current fiscal year (i.e., establishing base salary, setting bonus and performance share targets and granting of option and restricted stock unit awards) are generally made at the meetings during the first quarter of the year. In addition, the Committee considers and approves at these meetings any new incentive compensation plans or arrangements that need to be approved by the Board and/or our stockholders. The other meetings are typically focused on reviewing our compensation programs generally and discussing potential changes to the program, including replacement or additional incentive compensation plans, as well as specific issues that arise during the course of the year (such as the need to amend plans as a result of regulatory changes or to address compensation issues relating to changes in and promotions among the executive officers).

The Compensation Committee held nine meetings during 2008.

Nominating & Governance Committee. The Nominating & Governance Committee currently consists of Ms. Jenkins and Messrs. Fuller (Chairman) and Marino, each of whom served on the Committee for the entirety of 2008. The Board of Directors has adopted a written charter for the Committee, which is available without charge on our website, www.pvh.com, or by requesting a copy from the Secretary of the Company at the address listed on the last page of this Proxy Statement. The charter provides for the Committee to be composed of three or more directors, all of whom must meet the independence requirement under the rules of the New York Stock Exchange. The Board has determined that all current members satisfy such requirement.

Pursuant to the charter, the Nominating & Governance Committee is charged with (1) assisting the Board of Directors by identifying individuals qualified to become Board members and recommending to the Board director nominees for the next annual meeting of stockholders, (2) recommending to the Board Corporate Governance Guidelines applicable to us, (3) overseeing the annual evaluation of the Board and management and (4) recommending to the Board director nominees for each committee.

The Nominating & Governance Committee will consider for election to the Board of Directors a nominee recommended by a stockholder if the recommendation is made in writing and includes (i) the qualifications of the proposed nominee to serve on the Board of Directors, (ii) the principal occupations and employment of the proposed nominee during the past five years, (iii) each directorship currently held by the proposed nominee and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to our Secretary.

The Nominating & Governance Committee seeks and evaluates individuals qualified to become Board members for recommendation to the Board when and as appropriate. In evaluating potential candidates, and the need for new directors, the Committee may consider such factors, including, without limitation, professional experience and business, charitable or educational background, performance, age, service on other boards of directors and years of service on the Board, as the members deem appropriate.

The Nominating & Governance Committee held four meetings during 2008.

Performance Evaluation Committee. The Performance Evaluation Committee is currently composed of Messrs. Fuller, Maggin and Nasella.

The Board of Directors has adopted a written charter for the Performance Evaluation Committee, which is available without charge on our website, www.pvh.com, or by requesting a copy from the Secretary of the Company at the address listed on the last page of this Proxy Statement. The charter provides for the Committee to be composed of three or more directors, including the Chairman of each of the Audit, Compensation and Nominating & Governance Committees of the Board or their designees from their respective committees. All Committee members must be independent under the rules of the New York Stock Exchange. The Board has determined that all current members satisfy such requirement. The Performance Evaluation Committee is charged with discharging the Board’s responsibilities under the rules of the New York Stock Exchange relating to the evaluation of our Chief Executive Officer or other person serving as the principal executive officer of the Company.

The Performance Evaluation Committee did not meet formally during 2008 but the members did discuss amongst themselves and during executive sessions with the full Board of Directors the results of an evaluation of our Chief Executive Officer conducted by Right Associates, a management consulting firm.

Corporate Social Responsibility Committee. The Corporate Social Responsibility Committee is currently composed of Dr. Rodriguez (Chairperson) and Messrs. Cohen and Maggin.

The Board of Directors has adopted a written charter for the Corporate Social Responsibility Committee, which is available without charge on our website, www.pvh.com, or by requesting a copy from the Secretary of the Company at the address listed on the last page of this Proxy Statement. The charter provides for the Committee to be composed of two or more directors, all of whom must meet the independence requirement under the rules of the New York Stock Exchange. The Board has determined that all current members satisfy such requirement. The Committee is charged with acting in an advisory capacity to the Board and management with respect to policies and strategies that affect the Company’s role as a socially responsible organization.

The Corporate Social Responsibility Committee was established by the Board of Directors on January 29, 2009, and, as a result, did not meet during 2008.

Other Corporate Governance Policies

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines applicable to us. The Nominating & Governance Committee reviews the Guidelines annually to determine whether to recommend changes to the Board to reflect new laws, rules and regulations and developing governance practices. The Guidelines address several key areas of corporate governance, including director qualifications and responsibilities, Board committees and their charters, the responsibilities of the presiding director, director independence, director access to management, director compensation, director orientation and education, evaluation of the Chief Executive Officer, management development and succession planning, and annual performance evaluations for the Board. The Guidelines are available on our website, www.pvh.com. Stockholders may also contact the Secretary of the Company at the address listed on the last page of this Proxy Statement to obtain a copy of the Guidelines without charge.

Code of Ethics; Code of Business Conduct and Ethics

We have a Code of Ethics for our Chief Executive Officer and our senior financial officers. In addition, we have a Code of Business Conduct and Ethics for our directors, officers and employees. These codes are posted on our website, www.pvh.com. Stockholders may contact the Secretary of the Company at the address listed on the last page of this Proxy Statement to obtain a copy of either of these codes without charge. We intend to disclose on our website any amendments to, or waivers of, the Code of Ethics that would otherwise be reportable on a current report on Form 8-K. Such disclosure would be posted within four days following the date of the amendment or waiver.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon our review of the filings furnished to us pursuant to Rule 16a-3(e) promulgated under the Exchange Act and on representations from our executive officers and directors, all filing requirements of Section 16(a) of the Exchange Act were complied with during the fiscal year ended February 1, 2009. However, in connection with the preparation of this Proxy Statement, it was discovered that Bruce Maggin, a director of the Company, did not file a Statement of Changes in Beneficial Ownership of Securities on Form 4 in connection with his sale of 1,386 shares of Common Stock on May 30, 2002. Mr. Maggin has now made the filing.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis section of this Proxy Statement. Based on this review and discussion, the Committee has recommended to the Board that the Compensation Discussion and Analysis section be included in this Proxy Statement.

Compensation Committee

Henry Nasella, Chairman

Mary Baglivo

Craig Rydin

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following discussion and analysis is intended to provide you with an explanation of our current compensation program, with particular regard towards the compensation of our Chief Executive Officer, our Chief Financial Officer and our three most highly compensated executive officers, other than our Chief Executive Officer and Chief Financial Officer. We refer to these executive officers, collectively, as the “Named Executive Officers” throughout this Proxy Statement. These individuals constitute all of our current executive officers and, together with one other senior executive, comprise all of the members of our operating committee.

The discussion includes our compensation philosophy and the program’s objectives, the elements of compensation used to pay our executives, and historical information regarding how our program has developed and how that relates to how our executive officers are currently compensated. We also address the particulars of the compensation we paid to our Named Executive Officers in 2008 and how our compensation program is administered. Although the discussion and analysis contained in this section is framed in terms of  “our” (i.e., management’s) approach to compensation and also speaks to actions taken by the Compensation Committee of the Board of Directors, it should be noted that the entirety of our compensation program is a cooperative effort among management, the Compensation Committee and the full Board of Directors, with advice from an outside, independent compensation consultant, and the discussion and analysis is a reflection of that cooperative effort.

2008 Key Developments

The following are key developments in 2008 relating to compensation for our Named Executive Officers:

•            Base salaries for our Named Executive Officers were unchanged in 2008 and, except for Mr. Sirkin, will remain the same in 2009. (Mr. Sirkin’s employment agreement dictates his salary increase for 2009.)

•            The value of equity awards (other than awards made to Mr. Chirico) was increased in 2008 to increase the proportion of at risk compensation to the fixed portion (base salary) of total compensation.

•            No cash bonuses were earned or paid to our Named Executives for 2008, as discussed below under the heading “2008 Compensation Overview.”

•            Payouts of performance share awards for the two-year performance cycle ending in 2008 to two of our Named Executive Officers were between threshold (minimum) and plan (target) levels and payouts of cash Long-Term Incentive Plan awards for the three-year performance cycle ending in 2008 to the other Named Executive Officers were between plan (target) and maximum levels, as discussed under the heading “2008 Compensation Overview.”

•            We entered into an amendment to the employment agreement of Allen Sirkin, our President and Chief Operating Officer, in July 2008. The amendment provided for the extension of Mr. Sirkin’s employment from the date of the meeting through the date of our Annual Meeting of Stockholders to be held in 2011. As part of the amendment, we agreed to annual salary increases for Mr. Sirkin, as well as to make certain equity awards to Mr. Sirkin.

•            We amended the employment agreements of all of our senior executives, including those of our Chief Executive Officer and the other Named Executive Officers, principally to bring them into compliance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the related regulations and other guidance promulgated thereunder, as well as to make miscellaneous changes, such as conforming the definition of cause in all agreements, including for all of our Named Executive Officers (and the other members of the senior executive group), expressly including our Named Executive Officers’ service on our operating committee in the description of their duties under their respective agreements and eliminating the possibility that the timing of a change of control transaction could be used to improve severance payouts by providing for severance to be paid based on salary and target bonus instead of based on salary and bonuses paid or accrued for the two most recently completed fiscal years. This last change was intended to be neutral in terms of the value of the benefit delivered.

2008 Compensation Overview

We faced a very challenging environment in 2008 and, as discussed below and disclosed in the Executive Compensation section of this Proxy Statement, this was reflected in the compensation paid to our Named Executive Officers with respect to 2008 and certain of the performance cycles that ended with 2008. We believe that the compensation paid reflects our “pay for performance” compensation philosophy (which is discussed further below).

We had anticipated that 2008 could be a difficult year, as our heritage outlet retail and wholesale sportswear businesses had experienced slowdowns in the second half of 2007 that were market related and not specific to us. As a result, we adjusted performance targets under our annual incentive plan to permit payouts within a somewhat broader performance range than we had in the past, lowering the minimum level of performance required for a payout, as well as lowering the payout percentage at that level. We did this both because we determined that our performance ranges and payouts were typically in a tighter range than our peers and because we felt that performance in a difficult economic environment was both more difficult to achieve and to measure.

We did not, however, anticipate the breadth, depth and length of what has become a global economic downturn. The deteriorating conditions we saw in the United States accelerated early in 2008, affecting our largely U.S.-based heritage businesses and, by the second half of the year, engulfed the rest of the world, affecting our Calvin Klein businesses, as the higher price channels and international markets in which they operate became victims of the crisis. The drop off in all of our businesses was significant enough that none of our Named Executive Officers earned bonuses under our Performance Incentive Bonus Plan. Additionally, two of our Named Executive Officers (Messrs. Shaffer and Murry) had performance share awards under our 2006 Stock Incentive Plan with two-year performance cycles that ended in 2008. Their payouts were between threshold and target levels as a result of our diminished earnings levels and were far less valuable than when granted, as the drop-off in our stock price severely affected the value of their payouts. Payouts of cash Long-Term Incentive Plan awards to the other Named Executive Officers, which were between target and maximum levels, were not as severely affected, as our strong performance in 2006 and 2007 largely offset the downturn in 2008 for the three-year performance cycle of these awards.

Compensation Committee Purpose and Function

The Compensation Committee is responsible for fulfilling its responsibilities relating to the compensation of our Chief Executive Officer and all of our other “executive officers.”  “Executive officers” is defined for these purposes by a New York Stock Exchange rule as all “officers” and “executive officers” under Rule 16a-1(f) of the Exchange Act and includes all of our Named Executive Officers, as well as four other senior executives. The Committee is also the administrative committee for all of our incentive compensation plans. The Committee also has overall responsibility for approving or recommending to the Board approval of and/or evaluating all of our compensation plans, policies and programs.

Compensation Consultant

The Compensation Committee has engaged a compensation consultant, Executive Compensation Advisors, an affiliate of Korn/Ferry International, to advise it on all matters related to the compensation of our Chief Executive Officer and the other executive officers and our compensation plans. The Committee has used Executive Compensation Advisors in establishing compensation since 2007.

The Compensation Committee directs the compensation consultant. The compensation consultant meets and works with the Committee, and the Chairman of the Committee, as well as with our Chief Executive Officer and our Senior Vice President, Human Resources, in developing each year’s compensation packages and any compensation plans to be considered by the Committee. The Committee identifies in advance of setting compensation for each year the aspects of the compensation program that it wishes to review and challenge in depth and instructs the compensation consultant to provide information, analysis and recommendations to the Committee. The composition and appropriateness of our peer group and the performance measures used to establish performance targets under our incentive compensation plans were the aspects of the program that were reviewed and reconsidered in depth prior to setting 2008 compensation and awards. The Senior Vice President, Human Resources reviews drafts of the materials the compensation consultant prepares for distribution to the Committee and, together with our General Counsel, provides additional guidance to the Committee regarding applicable matters such as employee perceptions and reactions, legal and disclosure developments and the like. The compensation consultant is used primarily to compile peer data, prepare tally sheets, help identify the appropriate types and terms of incentive compensation plans and address developments in executive compensation. Additionally, the consultant is used to address specific issues identified by the Committee.

Executive Compensation Advisors also advises the Board’s Nominating & Governance Committee on director compensation. We have established a policy that management will not retain Executive Compensation Advisors, Korn/Ferry International or any other affiliate of Korn/Ferry International for any purpose without first informing and obtaining the approval of the Compensation Committee. No such approval has been sought by management.

Compensation Objectives

Our compensation program is structured to incentivize our executive officers to improve our performance, grow our business and increase stockholder value and to reward them if they attain these objectives. While we include a competitive base salary as an element of our compensation program in order to compensate our executive officers on an annual basis with a stable, secure cash salary at a market competitive level to retain and motivate these individuals and to attract new executives when necessary, the bulk of each Named Executive Officer’s targeted total compensation package includes short-term and long-term incentives to attain certain financial targets and to reward certain accomplishments or activities and equity awards that link compensation to long-term increases in value created for our stockholders by the efforts of these individuals. Consistent with this pay-for-performance philosophy, the incentive components comprise 55% to 85% of our Named Executive Officers’ compensation packages and have historically required improved performance levels of our stock (in the case of stock options and restricted stock units) and the attainment of earnings per share, return on equity and/or divisional earnings improvement (in the case of other incentives) in order for our Named Executive Officers to earn the majority of their potential compensation.

Both objective and subjective factors are considered in making compensation decisions for individuals and in establishing compensation plans, policies and programs. These factors include, but are not limited to, compensation practices of competitors, relative compensation within our executive group, individual, business unit and corporate performance, tenure with the Company, job responsibility, potential for advancement and the recommendations of the Chief Executive Officer and Senior Vice President, Human Resources (other than for themselves). There is no specific weight assigned to these factors and no one factor nor group of factors is dispositive in establishing the compensation packages for our Named Executive Officers.

Compensation Procedure and Philosophy

The compensation of our executive officers is based upon the philosophy that executive compensation should be aligned with financial performance and stockholder value. We strive to attract and retain highly qualified talent by rewarding superior, measurable performance. The Compensation Committee annually reviews practices within our peer group and the marketplace to ensure that our practices are consistent with stockholder interests and applicable compliance requirements and enable us to recruit, retain and motivate qualified associates.

Compensation Components

Compensation for our executive officers includes the following:

(i) short-term components consisting of base salary and annual cash bonuses, principally under our Performance Incentive Bonus Plan;

(ii) long-term components consisting of time-based stock options and restricted stock units, cash awards under our Long-Term Incentive Plan and performance share awards; and

(iii) a benefits component.

Our 2006 Stock Incentive Plan permits the granting of the equity awards identified above, as well as restricted stock, stock appreciation rights and other stock-based awards. As discussed below, the Compensation Committee began granting restricted stock units and performance share awards in 2007 in addition to stock options. In establishing future executive officer compensation packages, the Committee may utilize the other types of awards available under the Plan and/or adopt additional long-term incentive and/or annual incentive plans to meet the needs of changing employment markets and economic, accounting and tax conditions.

Our compensation program does not rely to any significant extent on pension and welfare benefits or perquisites. However, we believe that, taken as a whole, our pension and welfare benefit plans are generally competitive. We also believe that the benefits offered under these plans and programs to executive officers serve a different purpose than do the other components of compensation. In general, they are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on compensation and years of service. Benefits offered to executive officers are those that are offered to the general employee population, with some variation, including to promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits.

Administration of Compensation Programs

Our management, the Compensation Committee, the Board of Directors and the compensation consultant work in a cooperative fashion. Annually, the Committee, with the assistance of the compensation consultant, reviews the overall compensation program covering our group of senior executives. Management reports to the Committee and the compensation consultant on executive performance, particular business issues facing an executive or his or her division, and management’s views on the efficacy of and incentives behind the compensation program in order to assist in the establishment of performance goals, the adjustment of salaries, the award of discretionary bonuses and related matters. The Committee and consultant then work with management to develop specific packages for the executive officers, with particular emphasis on the Chief Executive Officer and the other Named Executive Officers, for the year. Any significant changes to the overall program would first be presented by the Committee to, and approved by, the full Board. The Board also reviews annually the proposed compensation package for our Chief Executive Officer, prior to its approval by the Committee, and approves any material changes in our Chief Executive Officer’s compensation arrangements.

Our Chief Executive Officer provides input on and makes recommendations with respect to the compensation, including annual salary adjustments and grants of awards under our incentive plans, of the officers whose compensation is set by the Compensation Committee, including the other Named Executive Officers. The Committee approves the compensation of these officers taking into consideration his input and recommendations. Our Chief Executive Officer also discusses his own compensation with the Chairman of the Committee. These discussions are considered by the Committee in connection with the Committee’s annual compensation decisions with respect to our Chief Executive Officer.

On a program-wide basis, the Committee considers whether our incentive plans provide appropriate means of compensating our executives (e.g., cash versus stock, time-based versus performance-based incentives, etc.), the proximity of the expiration of existing plans, stock availability under existing plans and developments in the field of incentive compensation. We seek to use generally accepted and commonly used types of plans and awards that provide clear accounting treatment and that are understandable to stockholders and executives alike. We have designed our plans to be flexible in their application so that we have the tools available to develop compensation packages with the appropriate mix of fixed and at-risk components, short- and long-term incentives, and cash and equity awards with appropriate terms. In making decisions regarding changes to our compensation program and our executive officers’ compensation packages, the Committee is guided by the philosophy that a significant portion of all executive officers’ compensation packages, and a majority of our Named Executive Officers’ compensation packages, should consist of components that are linked to business, corporate and/or stock performance.

The Compensation Committee’s annual review also includes consideration of the various elements of our executive compensation packages, including whether there should be general or specific salary increases, whether potential payouts as a percentage of salary should change, and whether to alter the mix between cash and equity compensation. This review also addresses the more specific issues of setting targets under our incentive plans and whether an individual executive’s performance, promotion or change in circumstances warrant changes to his or her compensation package that are different from the other executives as a group.

New plans and plan amendments are developed through an integrated process involving the Compensation Committee, our General Counsel, our Senior Vice President, Human Resources, the compensation consultant and outside counsel. The Committee then presents them to the Board for review and approval.

Industry Peer Group

The Compensation Committee considers a study compiled by the compensation consultant of compensation packages for an industry peer group, generally culled from public filings and published compensation benchmark surveys, as part of its review when considering the packages. The companies in the peer group are identified by the compensation consultant and approved by the Committee on an annual basis. The peer group is used to provide market context for compensation decisions, both because these are the companies with which we compete for executive talent and because their general similarity in size, business and economics aid the Committee in assessing the reasonableness of our compensation packages. In formulating the peer group, the consultant identifies companies with a similar business mix and of a comparable size to us. Our peer group, with two exceptions, consists of public companies in the wholesale apparel industry that had revenues for the most recent fiscal year that are between 40% and 250% of our annual revenue. However, we exclude from the peer group companies in the wholesale apparel industry whose business mix does not match that of ours, even if those companies fall within these revenue parameters. The peer group for 2008 consisted of:

•      Burberry Limited;

•      Coach, Inc.;

•      Guess?, Inc.;

•      Hanesbrands Inc.;

•      Jones Apparel Group, Inc.;

•      Kellwood Co.;

•      Kenneth Cole Productions, Inc.;

•      Liz Claiborne, Inc.;

•      Oxford Industries, Inc.;

•      Perry Ellis International, Inc.;

•      Polo Ralph Lauren Corporation;

•      Quicksilver, Inc.;

•      The Timberland Company;

•      VF Corp.; and

•      Warnaco Group, Inc.

VF Corp. and Kenneth Cole Productions, Inc. are the two exceptions to the revenue parameters identified above:  VF Corp. is above them while Kenneth Cole Productions, Inc. falls below them. We have, however, included them because their businesses are similar to ours, they are the first companies outside of these revenue parameters and the compensation consultant has advised us that a larger group of comparable companies is preferable for benchmarking purposes.

The peer group is reviewed annually, and companies have come into or out of the group over the years due to going public, going private, being acquired, or emerging from bankruptcy. For example, Hanesbrands Inc., which became a public company in 2006, did not have sufficient compensation data publicly available when compensation data was considered in 2007 but was added to the peer group for 2008, as there was sufficient data available as we made decisions regarding 2008 compensation.

Beginning in 2008, we compared the cash compensation of Mr. Murry, the President and Chief Executive Officer of our Calvin Klein, Inc. subsidiary, to that of comparable executives in the ICR Luxury Goods Survey in addition to the comparable peer group index position for benchmarking purposes. We do this because a significant portion of the Calvin Klein businesses for which Mr. Murry has responsibility is more comparable to the businesses operated by the group covered by this survey. However, we are unable to compare Mr. Murry’s total compensation to the comparable executives in the ICR Luxury Goods Survey because the survey does not provide total compensation data. There were nine companies in the ICR Luxury Goods Survey with executives holding comparable positions to that of Mr. Murry. Although we were provided with compensation data for these executives, the identities of these executives and their companies are confidential and were not provided to us.

Participants in the ICR Luxury Goods Survey currently include the following companies:

•      Alfred Dunhill of London, Inc.;

•      Bose Corporation;

•      Bulgari Retail USA Srl;

•      Burberry Limited;

•      Carolina Herrera Ltd. Inc.;

•      Chanel U.S.A., Inc.;

•      Chloe, Inc.;

•      Christian Dior Inc.;

•      Clarins USA, Inc.;

•      Coach, Inc.;

•      Cole Haan Holdings, Inc.;

•      Design Within Reach, Inc.;

•      DFS Group, Ltd.;

•      Dolce & Gabbana USA, Inc.;

•      Donna Karan International, Inc.;

•      Elie Tahari Ltd.;

•      Ermenegildo Zegna Corporation;

•      Escada (USA) Inc.;

•      Fendi North America, Inc.;

•      Ferragamo USA, Inc.;

•      Giorgio Armani Corporation;

•      Gucci America, Inc.;

•      Harry Winston, Inc.;

•      Hermes of Paris, Inc.;

•      Hickey Freeman Co., Inc.;

•      J Crew Group, Inc.;

•      Karl Lagerfeld LLC;

•      Kenneth Cole Productions, Inc.;

•      Kohler Co.;

•      Lilly Pulitzer, Inc.;

•      Limited Brands Inc.;

•      Liz Claiborne, Inc.;

•      Loro Piana S.p.A.;

•      Louis Vuitton North America, Inc.;

•      LVMH Fashion Group America, Inc.;

•      Marc Jacobs Inc.;

•      Michael Kors (USA) Inc.;

•      Montblanc, Inc.;

•      Movado Group Inc.;

•      Polo Ralph Lauren Corporation;

•      Prada USA Corp.;

•      Richemont North America, Inc.;

•      Saks Fifth Avenue, Inc;

•      St. John Knits, Inc.;

•      The Swatch Group, Ltd.;

•      Tiffany & Co.;

•      Tommy Hilfiger Corporation;

•      Tumi Inc;

•      Versace USA Inc.; and

•      Zale Corporation.

Use of Tally Sheets

We use tally sheets when reviewing the compensation packages for our Named Executive Officers. The tally sheets cover prior year compensation, proposed compensation for the then current year and eight different termination of employment scenarios, including termination with or without cause or for good reason, voluntary termination, normal and early retirement, death, and termination after a change in control, and 12 elements of compensation, including severance, value receivable under cash incentive, equity, pension, savings and deferred compensation plans, as well as the value of any tax gross-ups.

The tally sheets provide both a snapshot of current compensation opportunities and benefits and a quantification of payments and other value an executive would receive in various termination of employment scenarios. As such, they enable the Compensation Committee to see and evaluate the full range of executive compensation, understand the magnitude of potential payouts as a result of retirement, change in control and other events resulting in termination of employment, and consider changes to our compensation program, arrangements and plans in light of “best practices” and emerging trends. The Committee considers the information provided through the tally sheets, along with financial and market performance, individual performance, internal pay equity and peer and market data in making its compensation decisions.

The tally sheets, in certain circumstances, show different information than is shown on the Potential Payments Upon Termination and Change In Control Provisions table presented in the Executive Compensation section of this Proxy Statement. This is because the Compensation Committee is considering payouts in certain situations such as retirement, as to which a Named Executive Officer may not currently qualify. In such a situation, the disclosure on the table would show no payout was due, while the tally sheets will project a payout for when the executive becomes eligible to retire. The tally sheets also show the full “walk away” values, meaning that they show pension and savings plan payouts in addition to the amounts payable as a result of the termination of employment. The tally sheets may also reflect current or projected stock prices, as opposed to using year end stock prices and make other or different assumptions as compared to those used in preparing the table.

Consideration of Wealth Accumulation and Walk Away Value

While the Compensation Committee does look at “wealth accumulation” calculations — how much an executive is projected to earn or accrue over time through cash and equity compensation or receive through certain benefits — it does not believe it to be a determinative factor on its own, but rather must be looked at considering all relevant factors. The reason for this view is two-fold. First, we believe it both necessary and appropriate to continue to compensate our executives for their on-going individual performance and our on-going performance and provide pension and other post-employment benefits that properly reflect years of service. We believe that were we to discontinue incentive compensation awards, benefit accruals or other components of compensation, there could be less of an incentive for our executives to continue to perform at the high levels at which we believe they have performed and could even cause them to seek alternative employment at a competitor who would offer a full range of incentive compensation. Reducing an executive’s compensation as a result of the amount of prior compensation (which is largely dependent upon our financial and stock performance) would unfairly penalize an executive for the executive’s and our past success. Moreover, because the most significant vehicle for wealth accumulation is equity awards, and the amount of the benefit of equity awards is largely dependent on creating stockholder value through increases in the price of our stock, executives receive the full benefit from equity awards only with improved company performance and the resulting improvement in share price. This is consistent with aligning stockholder and management’s interests. We do, of course, consider factors such as whether the mix of compensation needs to change over time to reflect changes relative to the Company (such as a change in growth trajectory), and the individual executive (such as proximity to retirement). We also consider whether existing long-term awards already provide sufficient incentives to retain and motivate our executives, such that an additional award is not warranted with respect to an overlapping period, and whether existing awards payout as expected and produce the desired results. In addition, other adjustments will be made as the need arises, for instance as a result of changes in applicable tax or accounting rules, to encourage different desirable results.

Second, we historically have had executives with long tenures. All of our prior chief executive officers were employed with us for more than 30 years. The average tenure (including, in one case, service with a business we acquired) of our Named Executive Officers is over 16 years, and the same is true for the remaining 23 members of our senior executive team (including, in two cases, service with a business we acquired). As a result, retirement plan values are significant. The largest portion of these plan values, however, are typically from plans, such as the AIP (our 401(k) plan) and Supplemental Savings Plan (a non-qualified deferred compensation plan), that are primarily funded by the executive through payroll deductions. As such, although these plan values also include Company matching contributions and Company-funded pension plans, we believe that they should not serve to curtail on-going compensation.

As discussed later in this Compensation Discussion and Analysis, we have employment agreements with our Named Executive Officers that provide severance benefits. We did not consider the prior compensation paid to the executives when these agreements were initially entered into several years ago. The rationale behind providing these benefits regardless of the prior compensation paid to an executive is similar to that discussed above with respect to setting compensation. In addition,  we believe that the decision to provide severance benefits to an executive upon a termination of employment and the amounts to be paid as severance should not be based upon the past compensation paid to an executive, but rather upon the executive’s position at our company, the ability of the executive to find a similar position following a termination of employment and the value to us of the restrictive covenants to which our executives have agreed to be subjected in exchange for the severance arrangements to which we have agreed.

Targeted Compensation

The compensation levels of our Named Executive Officers are targeted to approximate the peer group median if we achieve our budget, to exceed the median and approach the 75th percentile of competitive compensation levels if we exceed our budget and to be below the competitive median if our budget is not attained. However, the Compensation Committee is not required to target compensation at these exact percentiles. Not all of our peer companies have executives with positions comparable to that of all of our Named Executive Officers. As such, we also consider how the compensation of a Named Executive Officer compares to that of executives at companies in our peer group with the same compensation ranking (e.g., we would compare our third highest paid executive to the third highest paid executive of companies in our peer group). In addition, we take into account a Named Executive Officer’s seniority, relative pay, tenure in his position and the like in targeting compensation. As a result, we believe that these percentiles should be used as a guide in setting compensation but with the Committee having the flexibility to target compensation at higher or lower amounts.

We focus on the median and refer to the 25th and 75th percentiles of the peer group data to understand the market range. We use this approach, as the compensation consultant has demonstrated that it diminishes the disproportionate affect caused by the “outliers” that pay well above or well below the balance of the group. The benchmarking of a Named Executive Officer’s compensation to that of comparable executives in the peer group is one of the factors that results in the differences in the compensation among our Named Executive Officers, including the differences in the percentage of base salary payable under our incentive awards. Other than these differences, our policies and decisions relating to our Named Executive Officers are not materially different among these executives.

When establishing annual compensation for our Named Executive Officers, the Compensation Committee considers the following as constituting total potential compensation:

•            base salary (for the one year period that begins on June 1 of each year, which is when base salary increases generally take effect);

•            potential bonus under our Performance Incentive Bonus Plan for the then current fiscal year;

•            potential value to be received under cash long-term incentive awards and/or performance share awards;

•            stock option grants, valued based upon the methodology provided by the compensation consultant (with the value of certain grants, such as special grants made in connection with promotions, being spread over multiple years); and

•            restricted stock unit grants, valued based on the current price of our Common Stock.

Payouts under our Performance Incentive Bonus Plan and our cash-based Long-Term Incentive Plan and of performance share awards under our Stock Incentive Plan are dependent upon, and vary with, our performance. As such, the value of these awards, as well as each Named Executive Officer’s total compensation, is considered at threshold, target and maximum levels.

At the beginning of each fiscal year, we compare the potential total compensation that a Named Executive Officer can earn to the comparable peer group positions to ensure that the amounts are consistent with the desired benchmarking for our Named Executive Officer’s compensation.

At the end of each fiscal year, we calculate the total compensation paid or expected to be paid to our Named Executive Officers for that fiscal year. We then compare the total compensation to that of the most comparable executives at the companies in our peer group.

In considering total potential compensation, stock option grants are valued using the methodology provided by the compensation consultant, as opposed to using the grant date fair value in accordance with FASB Statement No. 123R or the compensation cost included in our financial statements in accordance with FASB Statement No. 123R. We do this in order to provide a consistent comparison to the value of stock option grants made to executives at the companies in our peer group, which the compensation consultant values using the same methodology. We spread the value of certain option grants over multiple years to reflect that theses grants are being made to cover multiple years of service by a Named Executive Officer.

Internal Pay Equity

We consider internal pay equity when setting compensation for our executive officers. Although we have not established a policy regarding the ratio of total compensation of the Chief Executive Officer to that of the other executive officers, we do review compensation levels to ensure that appropriate equity exists. As discussed earlier, we target the compensation levels of our executive officers to executives in our peer group. This accounts for most of the difference in compensation among our executive officers. During the past three years, our Chief Executive Officer’s compensation has been less than two times the compensation of the next highest paid executive officer. We believe that this multiple is acceptable based upon recommended standards.

Key Elements of Compensation

Allocation Among Compensation Components

Our compensation program does not provide for a specific mix of base salary, annual incentive and long-term incentive components. Generally, we would like salaries to approximate the median, while the other components would provide for annual cash compensation and total compensation to reach the levels discussed above based on short-term and long-term performance.

Historically, base salaries had been a higher than desired percentage of our executive officers’ total compensation package because we had no bonus or other incentive compensation plans, other than stock options, for most of our history. Furthermore, we were limited in our use of other equity awards, as we had relatively small equity plans and we had a long-standing practice of making equity awards to a relatively large group of our associates. Over the past several years, with the implementation of new incentive plans, we have been able to increase the use of incentive compensation and begin to shift the relative portions of total compensation away from salary and towards incentive compensation. We have not yet been able to complete this shift, as we generally have a long-tenured executive management team that we believe is highly qualified and responsible for our success, and the incentive compensation elements available to us are still somewhat limited. As a result, salary raises have, from time to time, become necessary to reward performance and achievement. This is specifically applicable to our Named Executive Officers, all but one of whom has a tenure that dates back to periods before we adopted performance incentive plans.

We instituted annual performance-based bonus plans in an effort to slow down increases of base salaries and provide for performance-based incentive compensation in addition to the long-term incentive provided through stock options (which were the only stock-based awards we could make until 2006). In addition, we instituted for certain of our executive officers a cash-based long-term incentive plan to address further the base salary issue, as well as shortfalls in total compensation (when comparing our executive officer compensation to our peer group) due, in part, to the inability to use stock-based awards. In 2007 and 2008, we made awards of performance shares under our 2006 Stock Incentive Plan, which serve the same purpose as the Long-Term Incentive Plan awards but pay out in stock in lieu of making awards under the cash-based LTIP. The performance share awards were made only to our Named Executive Officers. We may use performance shares and/or cash LTIP awards as long-term incentives in any given year based upon share constraints under the Stock Incentive Plan, compensation and performance objectives, stock price and other factors.

Our compensation program is structured so that when our performance meets or exceeds the goals set forth under our Performance Incentive Bonus Plan and our long-term incentive awards, the percentage of a Named Executive Officer’s total compensation consisting of bonus and long-term incentive awards will be higher than those during periods in which our performance does not meet our goals. Set forth below is the pay mix of each Named Executive Officer’s total compensation that was set by the Compensation Committee at the beginning of 2008. The bonuses and long-term incentives (which for 2008 consisted of grants of options, restricted stock units and performance share awards) presented for each Named Executive Officer are based on the target performance level. These incentive elements are a lower percentage of total compensation at threshold performance levels and a higher percentage at maximum performance levels.

Base Salaries

Purpose. We pay base salaries to compensate our executive officers at a market competitive level to retain and motivate these individuals and to attract new executives when necessary.

Considerations. Annual salaries are determined by evaluating our overall performance, the performance of each individual executive officer, and the performance of their division for operational executives, as well as by considering market forces, peer data and other general factors believed to be relevant, including time between salary increases, promotion (and, if applicable, the base salary of the predecessor in the position), expansion of responsibilities, advancement potential, and the execution of special or difficult assignments. Additionally, the Compensation Committee takes into account the relative salaries of our Named Executive Officers and determines what it believes are appropriate compensation level distinctions between our Chief Executive Officer and the other Named Executive Officers and among each of the other Named Executive Officers. There is no specific relationship between achieving or failing to achieve budgeted estimates or our stock or financial performance and the annual salaries determined by the Committee for any of the executive officers. No specific weight is attributed to any of the factors considered by the Committee; the Committee considers all factors and makes a subjective determination, based upon the experience of its members, the information and analysis provided by the compensation consultant and the recommendations of the Chief Executive Officer and the Senior Vice President, Human Resources (other than for themselves). The information provided by the compensation consultant includes both publicly available data of the peer group and third party compensation surveys.

2008 Decisions and Analysis. As discussed above, we have made a concerted effort to hold down base salaries in recent years due to our historically high salary levels as a portion of total compensation. We have, instead, increased the opportunity for incentive compensation using both short-term and long-term performance-based cash and equity awards and time-based equity awards. While we have continued to grant salary increases to our Named Executive Officers related to promotions, expansion of responsibilities, and advancement potential, and to take into account the relative salaries of our Named Executive Officers, Mr. Chirico, our Chief Executive Officer, has not received a raise since being promoted to that position in early 2006, Mr. Duane, our Vice Chairman, Wholesale Apparel, also received his last raise in early 2006, and Mr. Murry, President and Chief Executive Officer of our Calvin Klein, Inc. subsidiary, has not received a salary increase since we acquired Calvin Klein in 2003. None of our Named Executive Officers received salary increases in 2008 and, instead, except for Mr. Chirico, the values of their equity awards were increased. We have also determined not to make salary increases for our Named Executive Officers for 2009, other than Mr. Sirkin, due to the challenging economic environment;  Mr. Sirkin’s employment agreement provides for an increase of his annual base salary in both 2009 and 2010. Mr. Sirkin’s last salary increase was in 2006 (excluding the $10,000 incremental increase in salary that he received in 2007 to defray the cost of certain of his perquisites that were eliminated).

Short-Term Incentives

Performance Incentive Bonus Plan

Purpose. The purpose of our Performance Incentive Bonus Plan is to provide cash compensation on an annual basis that is at-risk and contingent on the achievement of overall Company performance or divisional performance, as appropriate. The Plan allows for goals to be set based upon numerous different performance criteria, but to date the Compensation Committee has only set targets based on our earnings per share or the net earnings of our businesses during the applicable year. These goals were chosen based on the advice of the compensation consultant as to what measures of performance are used by the companies in our peer group and are accepted by investors and analysts as performance measures that contribute to stockholder value.

Considerations. Bonus awards made under our Performance Incentive Bonus Plan for our Chief Executive, Chief Operating and Chief Financial Officers are based solely on annual earnings goals for the Company as a whole. Typically, to pay out at the target level, the Company must have earnings per share that falls within the middle of the earnings per share guidance range that management provides to the financial market at the beginning of each fiscal year. Our earnings guidance is based on the budget approved by the Board of Directors. Bonus compensation in the case of the Vice Chairman, Wholesale Apparel and the President and Chief Executive Officer of Calvin Klein is principally based on the annual earnings goals for their respective divisions but also have a component based on the same annual earnings targets for the Company as are established for the other Named Executive Officers. The divisional earnings goals are the budgeted earnings included in the annual budget approved by the Board and upon which management provides earnings and revenues guidance to the financial market. The goals exclude special items identified at the time the awards are made.

2008 Decisions and Analysis. The Compensation Committee established targets for 2008 for our Named Executive Officers in April 2008. The targets excluded special items approved by the Committee at the time the awards were made. In the case of our performance as a whole, the excluded items included restructuring activities. As a result, for 2008, the impact of the operating results and exit costs associated with our shutdown of our Geoffrey Beene outlet retail division and the costs associated with our other restructuring activities announced in the last quarter of 2008 were excluded. The targets, which are based on our annual corporate earnings guidance, were as follows:

Threshold Earnings Per Share ($)	Decrease From Prior Year EPS (%)	Target Earnings Per Share ($)	Increase Over Prior Year EPS (%)	Maximum Earnings Per Share ($)	Increase Over Prior Year EPS (%)
3.02	(6)	3.40	6	3.85	20

The threshold, target and maximum earnings per share amounts in the above table reflected our expectation that 2008 would be a challenging year. Whereas, the threshold, target and maximum earnings per share goals for 2007 were 11%, 15% and 31% higher than our 2006 earnings per share (as calculated under our Performance Incentive Bonus Plan), respectively, the target and maximum earnings per share goals for 2008 represented lower increases from the our 2007 earnings per share, and the threshold earnings per share goal represented a decrease from our 2007 earnings per share. However, because we set a threshold earnings per share goal that was lower than the previous year’s earnings per share, we also set the potential payout to Named Executive Officers at the threshold level at half of the percentage of base salary that threshold payouts had been set at in prior years.

The potential payouts (as percentage of base salary) were as follows with respect to Messrs. Chirico, Sirkin and Shaffer, our Named Executive Officers who were eligible to receive payouts based solely on our annual corporate earnings:

Name	Threshold (%)	Target (%)	Maximum (%)
Mr. Chirico	25	100	200
Mr. Sirkin	20	75	195
Mr. Shaffer	15	60	150

Our 2008 earnings per share was lower than the threshold earnings per share, even after excluding the special items referred to above. As a result, none of our Named Executive Officers who were eligible to receive payouts with respect to our annual corporate earnings earned bonuses with respect to this component.

Messrs. Duane and Murry were eligible to receive bonus payouts based upon our total corporate earnings and the net earnings of the businesses or divisions for which each has overall responsibility - our wholesale dress shirt and sportswear divisions for Mr. Duane and our Calvin Klein licensing, advertising, wholesale collection and retail businesses for Mr. Murry. Neither received a payout based on corporate earnings for the reasons discussed above. Similarly, neither of these Named Executive Officers received any payouts for 2008 based upon their business or division earnings because those earnings were lower than the threshold earnings that were set.

The divisional targets based on net earnings, which excludes certain corporate charges used for segment reporting, for these executives were as set forth below:

Name	Threshold ($)	Increase/(Decrease) Over Prior Year Net Earnings (%)	Target ($)	Increase/(Decrease) Over Prior Year Net Earnings (%)	Maximum ($)	Increase Over Prior Year Net Earnings (%)
Mr. Duane	168,739,000	(3.7)	174,101,000	(0.7)	190,187,000	8.5
Mr. Murry	168,708,000	4.0	171,632,000	5.8	189,178,000	16.6

As was the case for the threshold amounts for our earnings per share, the threshold amount for the net earnings of Mr. Duane’s division was lower than would be typical given the challenging economic environment. Accordingly, the potential payouts for the earnings component at the threshold level for Mr. Duane was set at half of the percentage of base salary payable in 2007. Mr. Murry’s divisional threshold amount (and the percentage of salary payable for attaining the threshold) was not reduced to an amount lower than would be typical because at the time the performance goals were established, the growth trajectory of our Calvin Klein businesses was not affected by the business downturn affecting our heritage businesses and seemed unlikely to be so.

The potential payouts (as percentages of base salary) for these executives were as follows:

Name	Earnings Component	Threshold (%)	Target (%)	Maximum (%)
Mr. Duane	Company	2.5	10.0	25.0
	Division	12.5	50.0	125.0
	Total	15.0	60.0	150.0

Mr. Murry	Company	2.5	10.0	25.0
	Division	25.0	50.0	125.0
	Total	27.5	60.0	150.0

Discretionary Bonuses. The Compensation Committee has the authority to award annual bonuses to executive officers on a discretionary basis. The Committee typically awards discretionary bonuses for undertaking additional duties, accomplishing specific projects or achieving specific benefits for the Company, such as special efforts in connection with a transaction, the disposition on favorable terms of corporate assets and special efforts in connection with corporate initiatives. The Committee may also award discretionary bonuses based on other factors. The Committee has the authority to place restrictions, such as a vesting period, on any discretionary bonus it awards to an executive officer. No discretionary bonuses were awarded to any of our Named Executive Officers for 2008.

Long-Term Incentives

Stock Options and Restricted Stock Units

Purpose. We grant stock options and/or restricted stock units to our Named Executive Officers. These awards are made based on the fair value of the grant. These awards are granted to our Named Executive Officers in an amount such that the value of the award, when combined with base salaries, potential bonuses under our Performance Incentive Bonus Plan and potential payouts under our Long-Term Incentive Plan and/or of performance share awards, would generally provide for compensation consistent with our compensation philosophy described above.

Considerations. Stock options are designed to align the interests of grantees with those of our stockholders and their value is at-risk. Generally, the options we have granted may not be exercised until the first anniversary of the date of grant and become fully exercisable in equal annual installments through the fourth anniversary of the date of the grant. The stock options granted to our Named Executive Officers typically remain exercisable during employment until the tenth anniversary of the date of grant. We believe that this approach provides an incentive to the executive to increase stockholder value over the long term, since the maximum benefit of the options granted cannot be realized unless stock price appreciation occurs over a number of years.

We began to issue restricted stock units in 2007. Restricted stock units represent the right to receive one share of Common Stock for each unit awarded, subject to vesting. The restricted stock unit grants generally vest in increments of 25%, 25% and 50% on the second, third and fourth anniversaries of the date of grant, respectively, and are settled by the delivery of stock as soon as practicable after the vesting date. Our decision to grant restricted stock units was based on our belief that while stock options have certain benefits, restricted stock units generally better align the interests of grantees with stockholders, as both increases and decreases in our stock price have the same effect on associates holding restricted stock units as they do on stockholders. We use a different vesting schedule for restricted stock units than we do with options because we believe the later start to the commencement of vesting of restricted stock units better aligns associates’ interests with those of longer-term stockholders and provides an effective retention tool, which we believe further benefits stockholders. We believe that associates generally place more value on restricted stock units and are better incentivized to increase stockholder value because restricted stock units have a clear value — market price — at the time of grant and are clearly affected by the rise and fall of our stock price. This is compared to stock options, which may be perceived by some to have little or no value at the time of grant as they may never be realized as compensation unless the stock price exceeds the exercise price. We believe that the decision to make awards of restricted stock units was proven beneficial this year, as the first grants began to vest and our associates still were able to receive value in stock even though the price of our Common Stock is below that when the awards were made. Our decision to award restricted stock units also helped reinforce the Board of Directors’ decision to adopt ownership guidelines for our Named Executive Officers in 2008, as discussed below. The decision to grant restricted stock units was made in consultation with the compensation consultant, who advised us that other companies in our peer group were granting restricted stock units in lieu of or in addition to stock options and that this was consistent with general market trends.

We targeted 60% of the overall value of stock options and restricted stock granted to Named Executive Officers to be in the form of options and 40% of the value to be in the form of restricted stock units. (The split for the other executive officers was 50:50.)  We believe that the use of both options and restricted stock units is consistent with our compensation philosophy but that a majority of the value of these equity awards granted to a Named Executive Officer should be in the form of options because we believe that options better capture pay for performance by providing a reward only if our stock price increases.

2008 Decisions and Analysis. With one exception, during 2008 we granted both options and restricted stock units to our Named Executive Officers. This decision was made to obtain the benefits of both restricted stock units, which we believe better align grantees’ interests to that of stockholders, and stock options, which we believe better reflect our pay for performance objective, as discussed above. We did not grant stock options to Mr. Sirkin in 2008, as was the case in 2007, as he had received an “upfront” three year grant of options in January 2006 in connection with his promotion to Chief Operating Officer.

During 2008, we increased the value of options and restricted stock units granted to all of our Named Executive Officers, other than Mr. Chirico, to provide total compensation at a level that was deemed appropriate based upon an assessment of each executive and peer data. The decision to increase the value of equity awards instead of raising base salaries was driven by our desire to decrease the fixed portion of the total compensation in relation to the at risk portions.

In addition to the annual grants made during 2008, as consideration for Mr. Sirkin’s agreement to delay his retirement and extend his period of employment from the date of our 2009 Annual Meeting of Stockholders to the date of our 2011 Annual Meeting of Stockholders, Mr. Sirkin received a grant on July 1, 2008 of restricted stock units having a grant date value of approximately $500,000 and will be entitled to receive grants of restricted stock units, each with a grant date value of $500,000, on the dates of the 2009 and 2010 Annual Meetings of Stockholders, provided that Mr. Sirkin is employed in his current position on each such date. We agreed to make these awards as consideration for the extension of Mr. Sirkin’s employment because we felt that equity provided a better incentive than cash for the smooth transition of Mr. Sirkin’s duties and responsibilities required in connection with his retirement, as equity provides the potential for increased value if our performance improves over the transition period. These grants will be in addition to the annual grant of restricted stock units to be granted to Mr. Sirkin, discussed below.

Mr. Sirkin’s amended employment agreement also provides for him to receive awards of restricted stock units, each with a fair market value on the date of grant of at least $1,250,000, on the dates in calendar year 2009 and 2010 that annual grants of equity awards are made to the other executive officers of the Company. These grants will be on substantially the same terms and conditions as the awards of restricted stock units previously made to our executive officers and are in lieu of, and not in addition to, the annual grants of stock options and restricted stock units that Mr. Sirkin might otherwise have been granted consistent with past practice. Although we had not agreed to provide for minimum amounts of future equity grants in past employment agreements with any senior executive, we agreed to do so for Mr. Sirkin in connection with the amendment to his employment agreement discussed above in order to assure him that he would continue to receive his standard annual grant through the short transition period prior to his expected retirement; the $1,250,000 minimum amount of the annual grant is equal to the value of his 2008 equity award. As noted above, we have not previously provided a contractual guarantee of equity awards and we would not expect to do so again, except in other unusual circumstances. Furthermore, we would only make such equity grants subject to performance-based (and not time-based) vesting.

Timing of Equity Awards. Our equity award policy provides that the annual equity grant to our senior executives, including our Named Executive Officers, and certain other participants in our 2006 Stock Incentive Plan generally will be approved by the Compensation Committee at a Committee meeting held during the period commencing two days after the public release of the prior year’s earnings results and ending two weeks prior to the end of the first fiscal quarter of the current year. Equity awards may be made to our Named Executive Officers outside of the annual grant process in connection with a promotion, assumption of new or additional duties or other appropriate reason. All such grants to Named Executive Officers must be approved by the Committee and will generally be made on the first business day of the month following the effective date of the promotion or the assumption of new or additional duties or the date of the precipitating event, as applicable. The Committee retains the discretion not to make grants at the times provided in the policy if the members determine it is not appropriate to make a grant at such time. Additionally, the Committee retains the discretion to make grants, including an annual equity grant, at times other than as provided in the policy if the members determine circumstances, such as changes in accounting and tax regulations, warrant making a grant at such other times.

The exercise price of options granted is required to be equal to the “fair market value” of a share of our Common Stock on the date of grant. Fair market value is currently defined as the closing price of our Common Stock on the date of grant.

Long-Term Incentive Plan Awards and Performance Share Awards

Purpose. Our Named Executive Officers are eligible to receive awards under our Long-Term Incentive Plan. The LTIP provides for cash payouts upon the achievement of goals established by the Compensation Committee at the beginning of each performance cycle. Performance cycles typically consist of three consecutive fiscal year periods, although the LTIP permits cycles of any length in excess of 12 months. The purpose of the LTIP is to provide cash compensation that is at-risk and contingent on the achievement of the selected performance criteria over an extended period. These awards also have retentive value because they only pay out if the participant remains employed for the performance cycle, subject to certain exceptions.

Our Named Executive Officers also are eligible to receive awards of performance shares under our 2006 Stock Incentive Plan. In 2007 and 2008, we used performance shares in lieu of cash awards under the Long-Term Incentive Plan. These performance share awards typically use the same cycles and performance measures as LTIP awards, but provide for payouts in shares of our Common Stock instead of cash upon the achievement of the goals established by the Compensation Committee at the beginning of each performance cycle. The purpose of performance share awards is to provide compensation in the form of Common Stock that is at-risk and contingent on the achievement of the selected performance criteria over an extended period. These awards also have retentive value because they only payout if the participant remains employed for the performance cycle, subject to certain exceptions.

We are seeking stockholder approval to continue our Long-Term Incentive Plan, as we believe it is appropriate for the Compensation Committee to have the flexibility of making long-term incentive awards that pay out in cash or stock.

Considerations. The awards made under our Long-Term Incentive Plan and the performance share awards require us to achieve both cumulative earnings growth and improvement in return on equity over the applicable performance cycle. (The LTIP and the 2006 Stock Incentive Plan allow for goals to be set based upon numerous different performance criteria, but to date the Compensation Committee has only set targets based on the criteria noted.)  The goals exclude special items identified at the time the awards are made and typically would include most, if not all, of the same special items as are excluded for awards given the same year under our Performance Incentive Bonus Plan.

Payouts under our Long-Term Incentive Plan are equal to a percentage of base salary based on the achievement of the targets established by the Compensation Committee. Performance share award payouts are in the form of Common Stock and are determined by taking a percentage of the recipient’s base salary and converting the dollar amount to a number of shares issuable, based on the value of our Common Stock when the award is granted. The targets provide for threshold goals (performance below which would result in no payout being made), target goals, and maximum goals (performance above which no additional payout is earned). Achievement of levels between goals is typically equal to a percentage of base salary or number of shares that is on a straight-line basis between the two goals but can be on any basis established by the Committee. The amount of a participant’s payout, if any, is determined by the Committee prior to the end of the first quarter of the fiscal year immediately following the end of the performance cycle. Payouts of LTIP and performance share awards have been weighted towards the achievement of earnings growth, while the return on equity serves as a check to ensure that the earnings are achieved while maintaining return on equity at desirable levels, thereby aligning the participant’s interests with those of our stockholders. Our decision to issue performance shares was based on our belief that performance share awards have an additional link to performance; if the financial targets are not met or met only at the lower levels, recipients would be adversely affected as a result of receiving fewer or no shares and any shares received will have a lower value if our stock price falls as a result of our financial performance. Therefore, we believe that performance shares further align the interests of our Named Executive Officers with stockholder interests as compared to the cash LTIP awards. However, as discussed above, we believe cash LTIP awards also have an appropriate place in developing compensation packages and will continue to be used when appropriate.

2008 Decisions and Analysis

All of our Named Executive Officers received awards of performance shares in 2008 with respect to a performance cycle covering 2008 through 2010. The earnings per share growth targets for the performance cycle are as follows:

Threshold Cumulative Earnings Per Share ($)	Compound Growth (%)	Target Cumulative Earnings Per Share ($)	Compound Growth (%)	Maximum Cumulative Earnings Per Share ($)	Compound Growth (%)
10.63	5	11.68	10	14.01	20

The average return on equity goals for the performance cycle are 14.7% at threshold, 15.9% at target and 18.5% at maximum. The earnings per share and average return on equity goals for the performance cycle are presented in the limited context of our compensation programs and should not be understood to be statements of management’s estimates of results or other guidance. We specifically caution investors not to apply these goals to other contexts.

The threshold, target and maximum cumulative earnings per share amounts in the above table reflected our expectation that the growth rates achieved in prior periods could not be sustained but did not anticipate the economic downturn to be as widespread and deep as has occurred. As a result, it is unlikely that the awards for the 2008 — 2010 performance cycle will pay out at any performance level. The following table shows the potential payouts in shares of Common Stock (and the approximate percentage of salary used to calculate the number of shares issuable) that were established when the performance goals were set:

Name		Threshold	Target	Maximum
Mr. Chirico	Shares (#)	9,650	24,100	53,000
	% of Salary	40	100	220

Mr. Sirkin	Shares (#)	2,200	5,500	12,100
	% of Salary	10	25	55

Mr. Shaffer	Shares (#)	1,150	2,300	4,600
	% of Salary	10	20	40

Mr. Duane	Shares (#)	1,900	3,850	7,750
	% of Salary	10	20	40

Mr. Murry	Shares (#)	1,500	3,050	6,150
	% of Salary	7.5	15	30

Payouts under 2006 — 2008 LTIP Performance Cycle

Messrs. Chirico, Sirkin and Duane received payouts between the target and maximum levels in the current fiscal year with respect to the three-year performance cycle ended February 1, 2009 based on our attainment of $8.75 cumulative three year earnings per share and a return on equity of 16.1%. Messrs. Chirico, Sirkin and Duane were the only Named Executive Officers who received awards under our Long-Term Incentive Plan for this performance cycle. The earnings per share growth targets with respect to the three-year performance cycle ended February 1, 2009 were as follows:

Threshold Cumulative Earnings Per Share ($)	Compound Growth (%)	Target Cumulative Earnings Per Share ($)	Compound Growth (%)	Maximum Cumulative Earnings Per Share ($)	Compound Growth (%)
6.85	10	7.51	15	8.96	25

The average return on equity goals were 12.9% at threshold, 13.1% at target and 16.2% at maximum.

Potential payouts (as percentages of base salary) and actual payouts (as a percentage of base salary and in dollar amount) were as follows:

Name	Threshold (%)	Target (%)	Maximum (%)	Actual (%)	Actual ($)
Mr. Chirico	50	90	200	187.4	1,874,205
Mr. Sirkin	10	25	55	51.2	466,158
Mr. Duane	10	20	40	37.5	299,873

Payouts under 2007 — 2008 Performance Share Award Cycle

Messrs. Shaffer and Murry received payouts between the minimum and target levels in the current fiscal year with respect to the two-year performance cycle ended February 1, 2009 based on our attainment of cumulative earnings per share of $6.20 and a return on equity for the cycle of 16.0%. They are the only Named Executive Officers who were eligible to receive  payouts under performance share awards with respect to that cycle. Messrs. Shaffer and Murry were added in 2007 to the group of Named Executive Officers receiving long-term incentive awards covering multiple-year periods. These individuals were included in the group to put them in a comparable position to the other Named Executive Officers and because it was determined that providing a higher percentage of long-term compensation is a desirable compensation structure for these officers to align with our compensation objectives. The awards provided to these two individuals covered the remaining portion of a performance cycle for which the other Named Executive Officers had outstanding awards under our Long-Term Incentive Plan, as described above. The awards to Messrs. Shaffer and Murry were made as performance share awards in conjunction with our decision to make performance share awards in lieu of cash LTIP awards for performance cycles that began in 2007. The earnings per share growth targets with respect to the two-year performance cycle ended February 1, 2009 were as follows:

Threshold Cumulative Earnings Per Share ($)	Compound Growth (%)	Target Cumulative Earnings Per Share ($)	Compound Growth (%)	Maximum Cumulative Earnings Per Share ($)	Compound Growth (%)
6.05	10	6.49	15	7.37	25

The average return on equity goals were 14.9% at threshold, 15.8% at target and 17.7% at maximum.

Potential and actual payouts in shares of Common Stock (and the approximate percentage of salary at the time of the grant of the performance share awards to calculate the number of shares issuable) were as follows:

Name		Threshold	Target	Maximum	Actual
Mr. Shaffer	Shares (#)	900	1,800	3,600	1,366
	% of Salary	10	20	40	15.5

Mr. Murry	Shares (#)	1,200	2,400	4,800	1,822
	% of Salary	7.5	15	30	11.6

Risk Taking and Incentive Compensation

We are not required to review the incentive compensation arrangements of our Named Executive Officers to ensure that the arrangements do not encourage excessive and unnecessary risk taking, as is the case with companies receiving funds under the Emergency Economic Stabilization Act and American Recovery and Reinvestment Act. Nonetheless, because performance-based incentives play a large role in our executive compensation program, we believe that it is important to ensure that these incentives do not result in our Named Executive Officers taking actions that may conflict with our long-term best interests. We address this in several ways. First, we believe that base salaries are a sufficient component of total compensation to discourage risk taking. Second, the earnings goals under our Performance Incentive Bonus Plan are based upon budgeted earnings levels that are reviewed and approved by the Board and that we believe are attainable without the need to take inappropriate risks or make material changes to our business or strategy. Third, Long-Term Incentive Plan and performance share awards are typically based upon our earnings per share and return on equity over three-year periods, which mitigates against the taking of short-term risks. Fourth, because incentive compensation has a large stock component to it, the value is best realized through long-term appreciation of stockholder value, especially when coupled with our stock ownership guidelines, which expose our Named Executive Officers to the loss of the value of the retained equity if stock appreciation is jeopardized. Finally, we believe by having incentive compensation components that are paid or vest over an extended period also mitigates against unnecessary or excessive risk taking.

Other Benefits

Our Named Executive Officers are participants in our Pension Plan, Supplemental Pension Plan, Associates Investment Plan, Supplemental Savings Plan and Executive Medical Reimbursement Insurance Plan. In addition, Messrs. Chirico, Sirkin and Duane are parties to capital accumulation program agreements with the Company. See “Executive Compensation — Defined Benefit Plans” and “Executive Compensation — Summary Compensation Table” for a description of these programs.

Perquisites are limited and generally consist of discounts in our retail stores available to all employees and, in certain cases, clothing allowances, gym memberships, and travel, hotel and, on occasion, recreational activities of executives’ spouses during our off-site budget, planning and strategy meetings. Additionally, as part of certain of our marketing activities, including as the naming rights sponsor of the IZOD Center sports and entertainment arena, we have a limited number of tickets to all events at the IZOD Center and to certain professional football games at Giants Stadium, which is located in the same complex. These are provided at no cost to us and may, at times, be used personally by our Named Executive Officers, as they are available to all of our employees on a non-discriminatory basis.

Severance Provisions in Employment Agreements

We have employment agreements with our Named Executive Officers that provide them with severance benefits. These arrangements are intended to attract and retain qualified executives who could have other job alternatives that might appear to them to be less risky absent these arrangements. These agreements include restrictive covenants in favor of us in exchange for the severance benefits that we believe provide us with significant value in prohibiting our executives from competing against us, using our confidential information and hiring our best talent if they wish to leave our employment. The agreements also provide for severance payments to be made after a change in control. These change in control benefits mitigate a potential disincentive for executives when they are evaluating a potential acquisition of the Company, particularly when it appears that the services of the executive officers may not be required by the acquiring company. The change in control arrangements for our Named Executive Officers are “double trigger,” meaning that severance payments are not awarded upon a change in control unless the executive’s employment is terminated involuntarily (other than for cause) or voluntarily for good reason within the two year period following the transaction. We believe this structure strikes a balance between the incentives and the executive hiring and retention effects described above, without providing these benefits to executives who continue to enjoy employment with an acquiring company in the event of a change in control transaction. We also believe this structure is more attractive to potential acquiring companies, who may place significant value on retaining members of our executive team and who may perceive this goal to be undermined if executives receive significant severance payments in connection with such a transaction whether or not they are offered continued employment. In connection with our entering into these agreements, the compensation consultant reviewed the severance benefits provided by other companies and determined that the agreements we provided were generally “market,” particularly within our industry peer group. Because our peer group is an industry peer group that consists of companies with which we compete for talent, not providing these agreements would put us at a competitive disadvantage in the ability to attract and retain qualified executives and to limit the ability of our competitors to hire away our best talent and of our former employees to compete against us. The one “non-market” provision identified by the consultant was the inclusion in the calculation of severance payable to Mr. Chirico if his employment is terminated in connection with a change in control of amounts, if any, paid to him under our Long-Term Incentive Plan. We do not include such amounts in any other severance arrangement and will not include it in any further employment agreements that we enter into with executive officers.

One of the other provisions in the employment agreements that we have with our senior executives, including our Named Executive Officers, provides that if any payments, entitlements or benefits received by an executive under his or her agreement or otherwise are subject to the excise tax on excess parachute payments, the executive is entitled to an additional payment to restore the executive to the after-tax position that he or she would have been in if the excise tax had not been imposed. We will not include a similar provision in any future employment agreement with an executive, except in unusual circumstances, and the provision will be limited to excise taxes triggered by the payment of severance in connection with a termination of employment as a result of a change in control and will be subject to a “sunset provision” limiting its duration to no more than three years.

For a detailed description of these employment agreements, please see the discussion below under “Executive Compensation — Employment Contracts.”

Change In Control Provisions in Equity Plans and Awards

Under the terms of stock option, restricted stock unit and performance share awards, any unvested awards would vest upon the completion of certain transactions that would result in a change in control, such as stockholder approval of a liquidation or dissolution or the consummation of a reorganization, merger, consolidation or a sale or other disposition of all or substantially all of our assets, other then where all or substantially all of the individuals and entities that were the beneficial owners of our outstanding shares and securities entitled to vote generally in the election of directors, immediately prior to such transaction, beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of our Common Stock and more than 50% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors.  This vesting feature, approved by stockholders in 2006, is in place because we believe that utilizing a single event to vest awards provides a simple and certain approach for treatment of equity awards in a transaction that will likely result in the elimination or de-listing of our stock.  This provision recognizes that such transactions have the potential to cause a significant disruption or change in employment relationships and thus treats all employees the same regardless of their employment status after the transaction.  It also recognizes that because we may no longer exist after the change in control, employees should not be required to have the value of their outstanding equity awards linked to the acquiring company’s future success. In addition, it provides our employee option holders with the same opportunities as our other stockholders who are free to realize the value created at the time of the transaction by selling their equity. Similar to the review undertaken in connection with the employment agreements we entered into with our Named Executive Officers, the compensation consultant reviewed the change in control provisions in the equity plans and awards of other companies and determined that the plans we provided were “market,” particularly within our industry peer group.

Posthumous Compensation and Benefits

There has been significant media focus on compensation and benefits paid or made available to the estate, spouse and/or other heirs of an executive after his or her death — so-called “golden coffins.”  We do not provide any special benefits or compensation, such as posthumous equity awards or severance pay, that is payable upon the death of any of our Named Executive Officers. As is shown in “Executive Compensation — Potential Payments Upon Termination and Change In Control Provisions,” the only compensation a Named Executive Officer’s estate receives upon his death relates to outstanding equity awards, incentive compensation awards and deferred compensation arrangements. In the case of performance awards under our Performance Incentive Bonus Plan, Long-Term Incentive Plan and 2006 Stock Incentive Plan, payouts are on a pro rata basis based on the portion of the performance cycle elapsed prior to the Named Executive Officer’s death.

Federal Income Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the amount of compensation a publicly held corporation may deduct as a business expense for Federal income tax purposes. The deductibility limit, which applies to a company’s chief executive officer and the three other most highly compensated executive officers (as defined in the Exchange Act), other than the chief financial officer, is $1 million, subject to certain exceptions. The exceptions include the general exclusion of performance-based compensation from the calculation of an executive officer’s compensation for purposes of determining whether his compensation exceeds the deductibility limit. Compensation paid or received under our Performance Incentive Bonus Plan, our Long-Term Incentive Plan, our stock option plans, and our 2006 Stock Incentive Plan (other than time-based restricted stock units) is generally intended to satisfy the requirements for full deductibility. Nonetheless, the Compensation Committee recognizes that in certain instances it may be in our best interest to provide compensation that is not fully deductible and has done so, such as with the restricted stock units granted in 2007 and 2008.

Stock Ownership

To ensure that management’s interests remain aligned with stockholders’ interests, we encourage our key executives to retain shares acquired pursuant to the exercise of stock options and acquired upon the vesting of restricted stock units. In addition, our associates, including our Named Executive Officers, may acquire our Common Stock through our AIP, subject to certain limitations on the amount an employee can contribute to or hold in the PVH Stock Fund. Many of our Named Executive Officers have significant investments in the PVH Stock Fund investment option under the AIPs.

We adopted stock ownership guidelines in 2008 that require our Chief Executive Officer to hold, directly or indirectly, Common Stock with a value equal to three times his annual base salary and that require the other Named Executive Officers to hold Common Stock with a value equal their annual base salary. The stock ownership guidelines require our Named Executive Officers to meet these guidelines within five years of the adoption of these guidelines. Messrs. Sirkin and Shaffer are in compliance with the guidelines as of the date of this Proxy Statement, although compliance is not required for another four years.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The Summary Compensation Table includes the 2006, 2007 and 2008 compensation data for our Named Executive Officers.

Name and Principal Position	Years of Service(1)	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards (2) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5) ($)	All Other Compensation (6) ($)	Total ($)

Emanuel Chirico, age 51 Chairman and Chief Executive Officer, Phillips-Van Heusen Corporation	14	2008 2007 2006	1,000,000 1,000,000 992,436	0 0 0	10,246 657,058 0	1,819,115 1,744,019 1,659,629	1,874,205 3,075,000 3,500,000	100,228 49,076 400,255	90,608 102,708 126,428	4,894,402 6,627,861 6,678,748

Michael A. Shaffer, age 46 Executive Vice President and Chief Financial Officer, Phillips-Van Heusen Corporation	18	2008 2007 2006	475,000 458,333 419,712	0 0 0	92,191 173,949 0	337,133 288,605 210,150	0 628,188 637,500	39,960 28,382 44,751	44,485 46,130 38,389	988,769 1,623,587 1,350,502

Francis K. Duane, age 52 Vice Chairman, Wholesale Apparel, Phillips-Van Heusen Corporation	10	2008 2007 2006	800,000 800,000 794,711	0 330,000 0	89,527 142,343 0	408,786 406,209 420,934	299,873 847,000 1,520,000	164,239 126,551 215,868	63,368 72,750 63,608	1,825,793 2,724,853 3,015,121

Paul Thomas Murry, age 58 President and Chief Executive Officer, Calvin Klein, Inc.	6	2008 2007 2006	850,000 850,000 850,000	0 0 0	11,914 180,782 0	104,336 50,328 395,264	0 1,396,125 1,275,000	225,254 180,680 199,302	97,711 99,845 96,187	1,289,215 2,757,760 2,815,753

Allen E. Sirkin, age 66 President and Chief Operating Officer, Phillips-Van Heusen Corporation	22	2008 2007 2006	910,000 906,667 889,423	0 0 0	483,985 539,628 0	690,022 692,550 586,433	466,158 1,701,700 1,890,000	87,942 270,195 530,953	43,515 81,852 68,312	2,681,622 4,192,592 3,965,121

(1)          This column represents credited service accrued by each Named Executive Officer under the terms of our Pension Plan and our Supplemental Pension Plan for benefit calculation purposes.

(2)          The Stock Awards column represents the aggregate compensation costs recognized in the fiscal year listed and included in our financial statements in accordance with Financial Accounting Standards Board (FASB) Statement No. 123R for the fair value of restricted stock units and performance share awards granted to each Named Executive Officer. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service based vesting conditions. The fair value of the restricted stock units is equal to the closing price of our Common Stock on the date of grant. The compensation expense related to the fair value of an award of restricted stock units is recognized on a straight-line basis over the award’s vesting period. The fair value of an award of performance shares is equal to the closing price of our Common Stock on the date of grant, reduced for the present value of any dividends expected to be paid on our Common Stock during the performance cycle, as the performance shares do not accrue dividends prior to being earned. The compensation expense related to the fair value of performance shares is recognized ratably based on the current expectations of the probable number of shares that will ultimately be issued and, in 2008, includes reversals of expense of certain awards granted in 2007, as we determined that it was unlikely that the performance criteria for vesting would be met. No restricted stock unit or performance share awards were made prior to 2007 and, therefore, this column consists of the expense related to such stock awards made in 2008 and 2007 only. The following table sets forth for each Named Executive Officer the breakdown of the expense for the restricted stock unit and performance share awards for the listed fiscal years.

Name	Fiscal Year	Expense Related to Restricted Stock Unit Awards Granted in Listed Year ($)	Expense Related to Performance Share Awards Granted in Listed Year ($)	Expense Related to Restricted Stock Unit Awards Granted in the Prior Year ($)	Expense Related to Performance Share Awards Granted in the Prior Year ($)	Total Expense Reported in the Stock Awards Column ($)

Emanuel Chirico
	2008 2007	197,020 214,830	0 442,228	255,454 0	(442,228 0)	10,246 657,058

Michael A. Shaffer
	2008 2007	61,336 61,380	0 112,569	72,987 0	(42,132 0)	92,191 173,949

Francis K. Duane
	2008 2007	70,630 73,656	0 68,687	87,584 0	(68,687 0)	89,527 142,343

Paul Thomas Murry
	2008 2007	31,597 30,690	0 150,092	36,493 0	(56,176 0)	11,914 180,782

Allen E. Sirkin
	2008 2007	584,188 439,425	0 100,203	0 0	(100,203 0)	483,985 539,628

(3)          The Option Awards column represents the aggregate compensation costs recognized in the fiscal year listed and included in our financial statements in accordance with FASB Statement No. 123R for the fair value of all outstanding stock option awards granted to each Named Executive Officer. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service based vesting conditions. The following table sets forth for each Named Executive Officer the breakdown of the expense for the stock option awards granted in the listed fiscal years.

Name	Fiscal Year	Expense Related to Option Awards Granted in the Listed Year ($)	Expense Related to Option Awards Granted in Prior Years ($)	Total Expense Reported in the Option Awards Column ($)

Emanuel Chirico
	2008	271,895	1,547,220	1,819,115
	2007	352,293	1,391,726	1,744,019
	2006	665,141	994,488	1,659,629
Michael A. Shaffer
	2008	81,568	255,565	337,133
	2007	100,655	187,950	288,605
	2006	66,514	143,636	210,150
Francis K. Duane
	2008	96,399	312,387	408,786
	2007	120,786	285,423	406,209
	2006	33,257	387,677	420,934
Paul Thomas Murry
	2008	44,492	59,844	104,336
	2007	50,328	0	50,328
	2006	0	395,264	395,264
Allen E. Sirkin
	2008	0	690,022	690,022
	2007	0	692,550	692,550
	2006	586,433	0	586,433

Under FASB Statement No. 123R, the fair value of each stock option award is estimated as of the grant date using the Black-Scholes-Merton option valuation model. The compensation expense related to the fair value of an award of stock options is recognized on a straight-line basis over the award’s vesting period. The following table sets forth the assumptions used in the model for option awards that were recognized as compensation expense in 2008, 2007 and 2006 in our financial statements, but were granted in 2008, 2007, 2006, 2005 and 2004:

	2008	2007	2006	2005	2004
Weighted average fair value	$12.11	$24.02	$15.59	$10.19	$5.84
Weighted average risk-free interest rate	2.78%	4.68%	4.69%	4.15%	3.76%
Weighted average dividend yield	0.41%	0.26%	0.38%	0.48%	0.79%
Weighted average expected volatility	29.50%	33.30%	33.20%	25.90%	26.90%
Weighted average expected life, in years	6.3	6.3	6.1	6.0	6.0

(4)          The compensation reported in this column includes payouts under our Performance Incentive Bonus Plan and payouts under our Long-Term Incentive Plan, as detailed in the table below.

Name	Fiscal Year	Performance Incentive Bonus Plan ($)	Long-Term Incentive Plan ($)	Total Non-Equity Incentive Plan Compensation ($)

Emanuel Chirico
	2008 2007 2006	0 1,475,000 2,000,000	1,874,205 1,600,000 1,500,000	1,874,205 3,075,000 3,500,000
Michael A. Shaffer
	2008 2007 2006	0 628,188 637,500	N/A N/A N/A	0 628,188 637,500
Francis K. Duane
	2008 2007 2006	0 527,000 1,520,000	299,873 320,000 N/A	299,873 847,000 1,520,000
Paul Thomas Murry
	2008 2007 2006	0 1,396,125 1,275,000	N/A N/A N/A	0 1,396,125 1,275,000
Allen E. Sirkin
	2008 2007 2006	0 1,201,200 1,890,000	466,158 500,500 N/A	466,158 1,701,700 1,890,000

(5)          The amounts reported in this column consist of the changes in values under our Pension Plan and Supplemental Pension Plan and under our named Executive Officer’s capital accumulation program agreement, if any, as follows:

Name	Fiscal Year	Change in Pension Plan Value ($)	Change in Supplemental Pension Plan Value ($)	Change in Capital Accumulation Program Value ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings† ($)

Emanuel Chirico
	2008 2007 2006	15,955 1,008 15,841	143,730 116,250 275,043	(59,457 (68,182 109,371	) )	100,228 49,076 400,255
Michael A. Shaffer
	2008	8,937	31,023	N/A		39,960
	2007	(3,206)	31,588	N/A		28,382
	2006	10,896	33,855	N/A		44,751
Francis K. Duane
	2008 2007 2006	15,442 4,675 14,800	94,647 83,540 119,909	54,150 38,336 81,159		164,239 126,551 215,868
Paul Thomas Murry
	2008 2007 2006	23,956 14,093 19,711	201,298 166,587 179,591	N/A N/A N/A		225,254 180,680 199,302
Allen E. Sirkin
	2008 2007 2006	21,060 7,302 56,183	372,321 518,749 394,228	(305,439 (255,856 80,542	) )	87,942 270,195 530,953

†                   Additional information regarding our Pension Plan and Supplemental Pension Plan is included in this section under the Pension Benefits table. Additional information regarding our capital accumulation program is in included in this section under the heading “Termination of Employment and Change In Control Arrangements.”

(6)          All Other Compensation includes perquisites and payments or contributions required to be made by us under our Associates Investment Plan for Salaried Associates, Supplemental Savings Plan and Executive Medical Reimbursement Insurance Plan.

In 2008, we made contributions under our AIP and our Supplemental Savings Plan in the amounts of $76,858 for Mr. Chirico; $30,735 for Mr. Shaffer; $49,618 for Mr. Duane; $63,961 for Mr. Murry; and $29,765 for Mr. Sirkin. In 2007, the amounts of the contributions were $88,958 for Mr. Chirico; $32,380 for Mr. Shaffer; $59,000 for Mr. Duane; $63,469 for Mr. Murry; and $68,102 for Mr. Sirkin. In 2006, the amounts of the contributions were $114,598 for Mr. Chirico; $26,559 for Mr. Shaffer; $51,778 for Mr. Duane; $57,037 for Mr. Murry; and $56,482 for Mr. Sirkin.

Our Executive Medical Reimbursement Insurance Plan covers eligible employees, including our Named Executive Officers, for most medical charges not covered by our basic medical plan, up to a specified annual maximum. We incurred $13,750 during 2008 and 2007 and $11,830 during 2006 as annual premiums for coverage for each of our Named Executive Officers.

Perquisites received from time to time have included clothing allowances, gym memberships, parking and travel, hotel and recreational activities of our executive officers’ spouses during off-site budget, planning and strategy meetings. (We did not hold our budget, planning and strategy meetings off-site in 2008 but did in 2007 and 2006.)  These amounts are not included in the table as they do not meet the threshold for disclosure, except in the case of Mr. Murry. In 2008 and 2007, Mr. Murry received a clothing allowance for purchases at our Calvin Klein Collection store. In 2006, Mr. Murry received a clothing allowance for purchases at our Calvin Klein Collection store and additional discounts at our Calvin Klein Collection store above the discount provided to all other associates. In addition, Mr. Murry’s spouse traveled to and had use of recreational facilities and services in connection with our off-site budget, planning and strategy meetings in 2007 and 2006. These perquisites provided him with a benefit of $20,000 in 2008, $22,626 in 2007 and $27,320 in 2006, which is included in his compensation in this column.

GRANTS OF PLAN-BASED AWARDS

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($/sh)	Awards(1) ($)

Emanuel Chirico	4/9/2008 4/9/2008 4/30/2008 4/30/2008	(2) (3) (4) (5)	250,000	1,000,000	2,000,000	9,650	24,100	53,000	26,500	110,000	36.45	965,925 1,332,100 1,007,380

Michael A. Shaffer	4/9/2008 4/9/2008 4/30/2008 4/30/2008	(2) (3) (4) (5)	71,250	285,000	712,500	1,150	2,300	4,600	8,250	33,000	36.45	300,713 399,630 96,140

Francis K. Duane	4/9/2008 4/9/2008 4/30/2008 4/30/2008	(2) (3) (4) (5)	120,000	480,000	1,200,000	1,900	3,850	7,750	9,500	39,000	36.45	346,275 472,290 160,930

Paul Thomas Murry	4/9/2008 4/9/2008 4/30/2008 4/30/2008	(2) (3) (4) (5)	233,750	510,000	1,275,000	1,500	3,050	6,150	4,250	18,000	36.45	154,913 217,980 127,490

Allen E. Sirkin	4/9/2008 4/30/2008 4/30/2008 7/1/2008	(2) (4) (5) (6)	182,000	682,500	1,774,500	2,200	5,500	12,100	13,250 13,510			482,963 229,900 500,005

(1)	Grant date fair values were computed in accordance with FASB Statement No. 123R. The grant date fair value of performance based stock awards was determined using the target performance level.

(2)

These amounts represent restricted stock units granted under our 2006 Stock Incentive Plan. Restricted stock units vest in increments of 25%, 25% and 50% on the second, third and fourth anniversaries of the date of grant, respectively, and are settled by the delivery of stock as soon as practicable after the vesting date.

(3)

These amounts represent stock options granted under our 2006 Stock Incentive Plan, which have a 10-year term and vest in four substantially equal installments on each of the first, second, third and fourth anniversaries of the date of grant.

(4)	These amounts represent threshold, target and maximum cash awards under our Performance Incentive Bonus Plan with respect to 2008 performance.

(5)	These amounts represent threshold, target and maximum performance share awards under our 2006 Stock Incentive Plan for the 2008-2010 performance cycle.

(6)

These amounts represent restricted stock units granted under our 2006 Stock Incentive Plan. These restricted stock units vest 50% on each of the third and fourth anniversaries of the date of grant and are settled by the delivery of stock as soon as practicable after the vesting date.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

AND GRANTS OF PLAN-BASED AWARDS TABLE

Employment Contracts

Emanuel Chirico

Our employment agreement with Emanuel Chirico, our Chief Executive Officer, outlines the compensation and benefits to be paid to him, provides for annual review of his salary (currently $1,000,000 per year) and permits upward adjustments of salary. In addition, the agreement sets forth his rights to severance upon termination of employment and the restrictive covenants in our favor to which he has agreed.

Generally, Mr. Chirico is entitled to severance only if his employment is terminated by us without “cause” or if he terminates his employment for “good reason.”  “Cause” is generally defined as (1) gross negligence or willful misconduct in Mr. Chirico’s performance of the material responsibilities of his position, which results in material economic harm to us or our affiliates or in reputational harm causing demonstrable injury to us or our affiliates; (2) Mr. Chirico’s willful and continued failure to perform substantially his duties (other than any such failure resulting from incapacity due to physical or mental illness); (3) Mr. Chirico’s conviction of, or plea of guilty or nolo contendere to, a felony within the meaning of U.S. Federal, state or local law (other than a traffic violation); (4) Mr. Chirico’s having willfully divulged, furnished or made accessible any confidential information (as defined); or (5) any act or failure to act by Mr. Chirico, which, under the provisions of applicable law, disqualifies him from acting in his position. “Good reason” is generally defined as (i) the assignment to Mr. Chirico of any duties inconsistent in any material respect with his position or any other action that results in a material diminution in such position; (ii) a reduction of base salary; (iii) the taking of any action that substantially diminishes (A) the aggregate value of Mr. Chirico’s total compensation opportunity, and/or (B) the aggregate value of the employee benefits provided to him; (iv) requiring that Mr. Chirico’s services be rendered primarily at a location or locations more than 35 miles from the Company’s principal executive offices; (v) solely after a change in control of the Company, a change in the Chairman of the Board of Directors such that neither the person holding such position nor Mr. Chirico, is serving as the Chairman at any time during the one-year period following such change in control (other than as a result of such person’s cessation of service due to death or disability); or (vi) our failure to require any successor to assume expressly and agree to perform Mr. Chirico’s employment agreement.

In the event of a termination of employment without cause or for good reason (other than during the two-year period after a change in control), Mr. Chirico is entitled to two times the sum of his base salary plus an amount equal to the bonus that would be payable if target level performance were achieved in respect of the fiscal year during which the termination occurs. All such payments are payable in accordance with our payroll schedule in 48 substantially equal installments. The agreement provides that during the two-year period following Mr. Chirico’s termination of employment without cause or for good reason (other than during the two-year period after a change in control), medical, dental, life and disability insurance coverages are continued for Mr. Chirico (and his family, to the extent participating prior to termination of employment), subject to cessation if he obtains replacement coverage from another employer (although there is no duty to seek employment or mitigate damages). Mr. Chirico is required to pay the active employee rate, if any, for such insurance coverages. Mr. Chirico also is entitled to severance upon the termination of his employment by us without cause or by him for good reason within two years after a change in control of the Company (as defined in the agreement). In either such case, he will receive an aggregate amount equal to three times the sum of his base salary plus an amount equal to the bonus that would be payable if target level performance were achieved in respect of the fiscal year during which the termination occurs plus an amount equal to the average annual cash awards (if any) paid to and/or accrued with respect to him during our two most recently completed fiscal years preceding the date of termination under our Long-Term Incentive Plan. This amount will be paid in a lump sum, if the change in control constitutes a “change in the ownership” or a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of a corporation’s assets” (each within the meaning of Section 409A). This amount will be paid in 72 substantially equal payments, if the change in control does not constitute a “change in the ownership” or a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of a corporation’s assets” under Section 409A. Mr. Chirico also receives comparable medical, dental, life and disability insurance coverage for himself and his family for the three years after such a termination. In addition, if any payments, entitlements or benefits received by Mr. Chirico under his agreement or otherwise are subject to the excise tax on excess parachute payments, he is entitled to an additional payment to restore him to the after-tax position that he would have been in if the excise tax had not been imposed.

The agreement with Mr. Chirico also includes certain restrictive covenants in favor of the Company. The covenants include prohibitions against his use of confidential information, competing against us or accepting employment with a competitor, interfering with our business relationships and soliciting our employees for employment by himself or anyone else.

Michael A. Shaffer

Our employment agreement with Michael A. Shaffer, our Chief Financial Officer, outlines the compensation and benefits to be paid to him, provides for an annual review of his salary (currently $475,000 per year) and permits upward adjustments of salary. In addition, the agreement sets forth his rights to severance upon termination of employment and the restrictive covenants in our favor to which he has agreed. Generally, Mr. Shaffer is entitled to severance only if employment is terminated by us without “cause” or if he terminates his employment for “good reason.”  The definition of “cause” under Mr. Shaffer’s agreement is substantially the same as under Mr. Chirico’s employment agreement. “Good reason” is generally defined as (i) the assignment to Mr. Shaffer of any duties inconsistent in any material respect with his position or any other action that results in a material diminution in such position; (ii) a reduction of base salary; (iii) the taking of any action that substantially diminishes (A) the aggregate value of Mr. Shaffer’s total compensation opportunity, and/or (B) the aggregate value of the employee benefits provided to him; (iv) requiring that Mr. Shaffer’s services be rendered primarily at a location or locations more than 75 miles from the Company’s principal executive offices; or (v) our failure to require any successor to assume expressly and agree to perform Mr. Shaffer’s employment agreement.

In the event of a termination of employment without cause or for good reason (other than during the two-year period after a change in control), Mr. Shaffer is entitled to one and a half times the sum of his base salary plus an amount equal to the bonus that would be payable if target level performance were achieved in respect of the fiscal year during which the termination occurs. All such payments are payable in accordance with our payroll schedule in 36 substantially equal installments. The agreement provides that during the 18-month period following Mr. Shaffer’s termination of employment without cause or for good reason (other than during the two-year period after a change in control), medical, dental, life and disability insurance coverage are continued for Mr. Shaffer (and his family, to the extent participating prior to termination of employment), subject to cessation if he obtains replacement coverage from another employer (although there is no duty to seek employment or mitigate damages). Mr. Shaffer is required to pay the active employee rate, if any, for such coverage. Mr. Shaffer also is entitled to severance upon the termination of his employment by us without cause or by him for good reason within two years after a change of control of the Company (as defined in the agreement). In either such case, Mr. Shaffer would receive an aggregate amount equal to two times the sum of his base salary plus an amount equal to the bonus that would be payable if target level performance were achieved in respect of the fiscal year during which the termination occurs. This amount will be paid in a lump sum, if the change in control constitutes a “change in the ownership” or a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of a corporation’s assets” (each within the meaning of Section 409A). This amount will be paid in 48 substantially equal payments, if the change in control does not constitute a “change in the ownership” or a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of a corporation’s assets” under Section 409A. Mr. Shaffer also receives comparable medical, dental, life and disability insurance coverage for himself and his family for a two-year period after such a termination. In addition, if any payments, entitlements or benefits received by Mr. Shaffer under his agreement are subject to the excise taxes on excess parachute payments, he is entitled to an additional payment to restore him to the after-tax position that he would have been in if the excise tax had not been imposed.

The agreement with Mr. Shaffer also includes certain restrictive covenants in favor of the Company. The covenants include a prohibition against, or limitations on, his use of confidential information, competing against us or accepting employment with a competitor, interfering with our business relationships and soliciting our employees for employment by himself or anyone else.

Allen E. Sirkin

Our employment agreement with Allen E. Sirkin, our President and Chief Operating Officer, outlines the compensation and benefits to be paid to him during his employment. The agreement expires on the date of our Annual Meeting of Stockholders in 2011. Mr. Sirkin’s employment agreement provides that his annual base salary, which is currently $910,000, will increase to $950,000 effective June 1, 2009 and to $1,000,000 effective June 1, 2010.  Additionally, Mr. Sirkin will be granted awards of restricted stock units, each with a fair market value on the date of grant of at least $1,250,000, on the dates in calendar year 2009 and 2010 that annual grants of equity awards are made to the other executive officers of the Company, provided that Mr. Sirkin is employed in his current position on each such date.  These grants will be on substantially the same terms and conditions as the awards of restricted stock units previously made to our executive officers and are in lieu of, and not in addition to, the annual grants of stock options and restricted stock units that Mr. Sirkin might otherwise have been granted consistent with past practice. Mr. Sirkin’s employment agreement also provides for him to receive additional grants of restricted stock units, with a grant date value of $500,000, on the dates of the 2009 and 2010 Annual Meetings of Stockholders, provided that Mr. Sirkin is employed in his current position on each such date. These grants were agreed to as consideration for Mr. Sirkin agreeing to extend his employment, delay his retirement and provide for a smooth transition of his duties and responsibilities. Mr. Sirkin’s agreement also sets forth his rights to severance upon termination of employment. Generally, Mr. Sirkin is entitled to severance only if employment is

terminated by us without “cause” or if he terminates his employment for “good reason.”   The definitions of “cause” and “good reason” under Mr. Sirkin’s agreement are substantially the same as under Mr. Chirico’s employment agreement, other than for the exclusion of clause (v) of the good reason definition.

In the event of a termination of employment without cause or for good reason (other than during the two-year period after a change in control), Mr. Sirkin is entitled to two times the sum of his base salary plus an amount equal to the bonus that would be payable if target level performance were achieved in respect of the fiscal year during which the termination occurs. All such payments are payable in accordance with our payroll schedule in 48 substantially equal installments. The agreement provides that during the period in which severance is paid following Mr. Sirkin’s termination of employment without cause or for good reason (other than during the two-year period after a change in control), medical, dental, life and disability insurance coverage are continued for Mr. Sirkin (and his family, to the extent participating prior to termination of employment), subject to cessation if he obtains replacement coverage from another employer (although there is no duty to seek employment or mitigate damages). Mr. Sirkin is required to pay the active employee rate, if any, for such coverage. Mr. Sirkin also is entitled to severance upon the termination of his employment by us without cause or by him for good reason within two years after a change of control of the Company (as defined in the agreement). In either such case, Mr. Sirkin will receive an aggregate amount equal to two times the sum of his base salary plus an amount equal to the bonus that would be payable if target level performance were achieved in respect of the fiscal year during which the termination occurs. This amount will be paid in a lump sum, if the change in control constitutes a “change in the ownership” or a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of a corporation’s assets” (each within the meaning of Section 409A). This amount will be paid in 48 substantially equal payments, if the change in control does not constitute a “change in the ownership” or a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of a corporation’s assets” under Section 409A. Mr. Sirkin also receives comparable medical, dental, life and disability insurance coverage for himself and his family for a two-year period after such a termination. In addition, if any payments, entitlements or benefits received by Mr. Sirkin under his agreement are subject to the excise taxes on excess parachute payments, he is entitled to an additional payment to restore the executive to the after-tax position that he would have been in if the excise tax had not been imposed.

The agreement with Mr. Sirkin also includes certain restrictive covenants in favor of the Company. The covenants include prohibitions against his use of confidential information, competing against us or accepting employment with a competitor, interfering with our business relationships and soliciting our employees for employment by himself or anyone else.

Francis K. Duane and Paul Thomas Murry

We have employment agreements with each of Messrs. Duane and Murry. These agreements outline the compensation and benefits to be paid to these executives during their employment. The agreements provide for an annual review of their respective salaries (currently $800,000 per year for Mr. Duane and $850,000 for Mr. Murry) and permit upward adjustments of salary. In addition, the agreements set forth these executives’ rights to severance upon termination of employment. Generally, each of them is entitled to severance only if employment is terminated by us without “cause” or if he terminates his employment for “good reason.”  The definitions of “cause” and “good reason” under these executives’ agreements are substantially the same as under Mr. Chirico’s employment agreement, other than for the exclusion of clause (v) of the good reason definition.

Each of these executives is entitled to one and a half times the sum of his base salary plus an amount equal to the bonus that would be payable if target level performance were achieved in respect of the fiscal year during which the termination occurs in the event of a termination of employment without cause or for good reason (other than during the two-year period after a change in control). All such payments are payable in accordance with our payroll schedule in 36 substantially equal installments. The agreement provides that during the 18-month period following the termination of either executive’s employment without cause or for good reason (other than during the two-year period after a change in control), medical, dental, life and disability insurance coverage are continued for such executive (and his family, to the extent participating prior to termination of employment), subject to cessation if the executive obtains replacement coverage from another employer (although there is no duty to seek employment or mitigate damages). Such executive is required to pay the active employee rate, if any, for such coverage. These executives also are entitled to severance upon the termination of their employment by us without cause or by them for good reason within two years after a change of control of the Company (as defined in the agreements). In either such case, the executive will receive an aggregate amount equal to two times the sum of his base salary plus an amount equal to the bonus that would be payable if target level performance were achieved in respect of the fiscal year during which the termination occurs (or the prior fiscal year if bonus levels have not yet been established for the year of termination). This amount will be paid in a lump sum, if the change in control constitutes a “change in the ownership” or a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of a corporation’s assets” (each within the meaning of Section 409A). This amount will be paid in 48 substantially equal payments, if the change in control does not constitute a “change in the ownership” or a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of a corporation’s assets” under Section 409A. These executives also receive comparable medical, dental, life and disability insurance coverage for themselves and their families for a two-year period after such a termination. In addition, if any payments, entitlements or benefits received by an executive under his agreement are subject to the excise taxes on excess parachute payments, the executive is entitled to an additional payment to restore the executive to the after-tax position that he would have been in if the excise tax had not been imposed.

The agreements also include certain restrictive covenants in favor of the Company. The covenants include prohibitions against the use of confidential information, competing against us or accepting employment with a competitor, interfering with our business relationships and soliciting our employees for employment by themselves or anyone else.

Other Arrangements

There are a number of other arrangements that would result in payments or other benefits to some or all of our Named Executive Officers upon a termination of employment or in the event of a change in control, in addition to the severance arrangements described above.

2006 Stock Incentive Plan; Stock Option Plans

Our 2006 Stock Incentive Plan, as further described in “Compensation Discussion and Analysis — Key Elements of Compensation — Long-Term Incentives,” provides for the granting of options (both incentive stock options and nonqualified stock options), restricted stock, restricted stock units, stock appreciation rights, performance shares and other stock-based awards. We have only granted nonqualified stock options, restricted stock units and performance shares under the Plan, to date. We also have stock options (consisting of both incentive and nonqualified stock options) outstanding under stock option plans that have been terminated, except with respect to the outstanding options.

The following describes the effect upon stock options, restricted stock units and performance share awards in the event of a termination of employment or change in control.

Stock Options

All outstanding stock options, whether awarded under our 2006 Stock Incentive Plan or one of the terminated stock option plans, become immediately exercisable in full upon a change in control of the Company. In addition, in the event of the death or, for options granted prior to May 3, 2007, retirement of an optionee, all outstanding options generally become immediately exercisable. Options granted on or after May 3, 2007 are forfeited immediately if the recipient retires prior to December 31 of the year in which the options were granted. If such options are not thereafter exercised, they will terminate, generally within three months after the qualification of the representative of such optionee’s estate in the event of such optionee’s death or three years of such optionee’s retirement. In all other circumstances, all unexercisable options will terminate upon the termination of the optionee’s employment. If an optionee leaves our employ prior to his or her death or retirement, for any reason other than a termination for cause, any then exercisable options previously granted to but not exercised by such optionee will terminate within 90 days of such optionee’s termination of employment. All exercisable options will terminate upon an optionee’s termination of employment in the event an optionee is terminated for cause. Each of our Named Executive Officers holds options under these plans.

Restricted Stock Units

All outstanding restricted stock units vest in full in the event of the death of the recipient, as well as upon a change in control of the Company. In addition, in the event of the retirement of a recipient of restricted stock units, all restricted stock units vest in full, except that restricted stock units granted after May 3, 2007 are forfeited immediately if the recipient retires prior to December 31 of the year in which the restricted stock units were granted. When the recipient’s employment terminates (except when due to retirement or death), unvested restricted stock units are forfeited immediately. Each of our Named Executive Officers holds restricted stock units.

Performance Share Awards

The following sets forth the effect upon performance share awards of certain triggering events occurring during a performance cycle:

Death	The participant’s estate will receive the target level payout, prorated to reflect the portion of the performance cycle worked by the participant.

Change in Control	The participant will receive the target level payout, prorated to reflect the portion of the performance cycle worked by the participant.

Disability

The participant will receive the payout, if any, that would have been payable to the participant for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant.

Retirement Termination Without Cause Termination For “Good Reason”(1)

If at least 12 months of the performance cycle has elapsed, the participant will receive the payout, if any, that would have been payable to the participant for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant.

If less than 12 months of the performance cycle has elapsed, the participant will not receive a payout.

(1)         “Good reason” is as defined under the participant’s employment agreement. In the case of awards made during 2007, the Compensation Committee has the discretion whether to pay out any or all of the award.

In all other cases, a participant must be employed by us on the last day of the performance cycle in order to remain eligible to receive an award. The payout payable in the event of death or a change in control will be paid within 30 days of death or the change in control, as the case may be, unless to do so would trigger the imposition of additional taxes under Section 409A of the Internal Revenue Code, in which case payment will be delayed for six months and the amounts owed will accrue interest at a rate based on the 10-year Treasury bill. Each of our Named Executive Officers has received an award of performance shares.

Performance Incentive Bonus Plan

We pay annual cash bonuses under our Performance Incentive Bonus Plan, based upon corporate and/or divisional performance, as further described in “Compensation Discussion and Analysis — Key Elements of Compensation — Short-Term Incentives — Performance Incentive Bonus Plan.”  The following sets forth the effect upon Plan awards of certain triggering events occurring during a performance cycle:

Death	The participant’s estate will receive the target level bonus, prorated to reflect the portion of the performance cycle worked by the participant.

Change in Control	The participant will receive the target level bonus, prorated to reflect the portion of the performance cycle worked by the participant.

Disability Retirement

The participant will receive the bonus, if any, that would have been payable to the participant for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant.

Termination Without Cause Termination For “Good Reason”(1)	The participant will not receive any bonus.

(1)  “Good reason” is as defined under the participant’s employment agreement.

In all other cases, a participant must be employed by us at the end of the performance cycle in order to remain eligible to receive an award. The bonus payable in the event of death or a change in control will be paid within 30 days of death or the change in control, as the case may be, unless to do so would trigger the imposition of additional taxes under Section 409A of the Internal Revenue Code, in which case payment will be delayed for six months and the amounts owed will accrue interest at a rate based on the 10-year Treasury bill. Each of our Named Executive Officers is a participant in our Performance Incentive Bonus Plan.

Long-Term Incentive Plan

We make cash payments under our Long-Term Incentive Plan based upon corporate performance over performance cycles in excess of 12 months, as further described in “Compensation Discussion and Analysis — Key Elements of Compensation — Long-Term Incentives — Long-Term Incentive Plan Awards and Performance Share Awards.”  The following sets forth the effect upon LTIP awards of certain triggering events occurring during a performance cycle:

Death	The participant’s estate will receive the target level payout, prorated to reflect the portion of the performance cycle worked by the participant.

Change in Control	The participant will receive the target level payout, prorated to reflect the portion of the performance cycle worked by the participant.

Disability

The participant will receive the payout, if any, that would have been payable to the participant for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant.

Retirement Termination Without Cause Termination For “Good Reason”(1)

If at least 12 months of the performance cycle has elapsed, the participant will receive the payout, if any, that would have been payable to the participant for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant.

If less than 12 months of the performance cycle has elapsed, the participant will not receive a payout.

(1)  “Good reason” is as defined in the participant’s employment agreement.

In all other cases, a participant must be employed by us at the end of the performance cycle. The award payable in the event of death or a change in control will be paid within 30 days of death or the change in control, as the case may be, unless to do so would trigger the imposition of additional taxes under Section 409A of the Internal Revenue Code, in which case payment will be delayed for six months and the amounts owed will accrue interest at a rate based on the 10-year Treasury bill.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS (1)					STOCK AWARDS
Name	Date of Grant	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($)	Equity Incentive Plans Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plans Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested (3) ($)
Emanuel	4/22/2002	10,000	0	14.92	4/22/2012
Chirico	4/2/2003	20,000	0	12.34	4/2/2013
	4/29/2004	120,000	0	18.53	4/29/2014
	3/3/2005	90,000	30,000	28.13	3/3/2015
	1/17/2006	90,000	30,000	35.63	1/17/2016
	3/27/2006	100,000	100,000	38.98	3/27/2016
	4/12/2007	17,500	52,500	58.57	4/12/2017
	4/9/2008	0	110,000	36.45	4/9/2018
	4/12/2007					17,500	332,850
	4/9/2008					26,500	504,030
	5/2/2007							10,200	(4)	194,004
	4/30/2008							9,650	(5)	183,543

Michael A.	4/2/2003	2,500	0	12.34	4/2/2013
Shaffer	4/27/2004	7,500	0	19.10	4/27/2014
	5/2/2005	15,000	5,000	25.88	5/2/2015
	1/17/2006	15,000	5,000	35.63	1/17/2016
	3/27/2006	10,000	10,000	38.98	3/27/2016
	4/5/2007	5,000	15,000	58.60	4/5/2017
	4/9/2008	0	33,000	36.45	4/9/2018
	4/5/2007					5,000	95,100
	4/9/2008					8,250	156,915
	5/2/2007							900	(4)	17,118
	4/30/2008							1,150	(5)	21,873

Francis K.	4/27/2004	25,000	0	19.10	4/27/2014
Duane	5/2/2005	33,750	11,250	25.88	5/2/2015
	1/17/2006	33,750	11,250	35.63	1/17/2016
	3/27/2006	5,000	5,000	38.98	3/27/2016
	4/5/2007	6,000	18,000	58.6	4/5/2017
	4/9/2008	0	39,000	36.45	4/9/2018
	4/5/2007					6,000	114,120
	4/9/2008					9,500	180,690
	5/2/2007							1,500	(4)	28,530
	4/30/2008							1,900	(5)	36,138

Paul Thomas	4/2/2003	7,500	0	12.34	4/2/2013
Murry	4/27/2004	7,500	0	19.10	4/27/2014
	5/2/2005	5,625	5,625	25.88	5/2/2015
	1/17/2006	11,250	5,625	35.63	1/17/2016
	4/5/2007	2,500	7,500	58.6	4/5/2017
	4/9/2008	0	18,000	36.45	4/9/2018
	4/5/2007					2,500	47,550
	4/9/2008					4,250	80,835
	5/2/2007							1,200	(4)	22,824
	4/30/2008							1,500	(5)	28,530

Allen E. Sirkin	4/22/2002	7,500	0	14.92	4/22/2012
	4/2/2003	12,136	0	12.34	4/2/2013
	4/27/2004	55,300	0	19.10	4/27/2014
	5/2/2005	33,750	11,250	25.88	5/2/2015
	1/17/2006	33,750	11,250	35.63	1/17/2016
	3/27/2006	75,000	60,000	38.98	3/27/2016
	4/5/2007					7,500	142,650
	4/9/2008					13,250	252,015
	7/1/2008					13,510	256,960
	5/2/2007							1,700	(4)	32,334
	4/30/2008							2,200	(5)	41,844

(1)       These awards consist of stock options that vest in four substantially equal installments on each of the first, second, third and fourth anniversaries of the date of grant, except for the award granted on March 27, 2006 to Mr. Sirkin, which vested in installments of 15,000 shares six months after the date of grant and 60,000 shares on each of the second and third anniversaries of the date of grant.

(2)       These awards consist of restricted stock units that vest in increments of 25%, 25% and 50% on the second, third and fourth anniversaries of the date of grant, respectively, except for the award granted on July 1, 2008 to Mr. Sirkin, which vests 50% on each of the third and fourth anniversaries of the date of grant.

(3)       The market value of unvested restricted stock units and unvested performance shares was calculated by multiplying the number of units or shares by $19.02, the closing stock price of our Common Stock on January 30, 2009, the last business day of 2008.

(4)       These awards consist of performance shares at the threshold award level that would vest in January 2010 if the performance criteria are satisfied.

(5)       These awards consist of performance shares at the threshold award level that would vest in January 2011 if the performance criteria are satisfied.

OPTION EXERCISES AND STOCK VESTED

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Vesting (1) ($)

Emanuel Chirico	0	0	0	0
Michael A. Shaffer	0	0	1,366	25,981
Francis K. Duane	0	0	0	0
Paul Thomas Murry	0	0	1,822	34,654
Allen E. Sirkin	0	0	0	0

(1)             The value realized on vesting equals the number of shares vested multiplied by $19.02, the closing stock price on January 30, 2009, the last business day of 2008.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (1) ($)	Payments During Last Fiscal Year ($)

Emanuel Chirico	Pension Plan (2), (3)	14	139,692	0
	Supplemental Pension Plan (2), (3)	14	1,234,375	0
	Capital Accumulation Program (4)	10	752,928	0

Michael A. Shaffer	Pension Plan (2), (3)	18	98,613	0
	Supplemental Pension Plan (2), (3)	18	146,488	0

Francis K. Duane	Pension Plan (2), (3)	10	103,707	0
	Supplemental Pension Plan (2), (3)	10	704,869	0
	Capital Accumulation Program (4)	3	351,052	0

Paul Thomas Murry	Pension Plan (2), (3)	6	105,659	0
	Supplemental Pension Plan (2), (3)	6	843,492	0

Allen E. Sirkin	Pension Plan (2), (3)	22	577,911	0
	Supplemental Pension Plan (2), (3)	22	3,335,758	0
	Capital Accumulation Program (4)	10	1,803,502	0

(1)               Please see Note 10, “Retirement and Benefit Plans,” in the Notes to Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the year ended February 1, 2009 for the assumptions used in calculating the present value of the accumulated benefit. The present value of the accumulated benefit for the capital accumulation program was calculated using a settlement rate of 2.87%, which is equal to the 10-year Treasury bill rate on January 30, 2009, the last business day of 2008.

(2)               Pension Plan and Supplemental Pension Plan service credit and actuarial values are calculated as of January 30 2009, which is the pension plan measurement date that we use for financial statement reporting purposes. Retirement age is the plan’s “normal” retirement age or the earliest time when a participant may retire without an age-based reduction.

(3)               Actuarial values are based on the RP-2000 (projected to 2009) mortality table.

(4)               Capital accumulation program credited service relates to the number of full years of vesting credit accrued by our named Executive Officer based on the effective date of his underlying agreement under the program. The benefit is fully vested after 10 years. Retirement age is the program’s “normal” retirement age or the earliest time when a participant may retire without an age-based reduction.

Defined Benefit Plans

Pension Plan

Our Pension Plan is a qualified defined benefit plan. This plan is open to salaried, hourly-paid clerical and retail associates with a few exceptions. Salaried employees are eligible to participate in the Pension Plan on the first day of the calendar quarter after they have completed one year of service in which they have worked at least 1,000 hours.

The benefits under our Pension Plan are generally based on a participant’s career average compensation excluding relocation pay, sign-on bonus, clothing allowance, Long-Term Incentive Plan pay and education expenses. Pre-2000 benefits for current salaried employees are based on pre-2000 last five-years’ average compensation, unless the participant’s career average compensation is greater than the last five-years’ average.

The participant’s prior service benefit and future service benefit are added together to determine the total retirement benefit from our Pension Plan. The prior service benefit is calculated by taking 1.00% of the past service compensation, plus 0.50% of the past service compensation over the Social Security average breakpoint (dollar amount determined by the year in which the participant reaches Social Security Normal Retirement Age), multiplied by the prior benefit service at January 1, 2000. The future service benefit is calculated by taking 1.00% of each year’s future service compensation, plus 0.50% of each year’s future service compensation over the Social Security covered compensation breakpoint for each year of benefit service, assuming that the total benefit service (including prior service) does not exceed 35 years.

The pension benefits are vested after completion of five years of service or, if earlier, when the participant becomes totally and permanently disabled, or reaches age 65. The benefits of each of our Named Executive Officers under the Pension Plan are fully vested.

If a break in service occurs due to the birth or adoption of a child, or related childcare in a plan year in which a participant is credited with less than 501 hours of service, a participant will be credited with 501 hours of service to prevent a break in service. A participant will not incur a break in service due to any leave of absence in accordance with the provisions of the Family and Medical Leave Act of 1993 or on account of military duty, provided they return to work within the period in which they are entitled to re-employment under Federal law.

Pension benefits become payable on the first of the month following retirement, which is normally at age 65. Participants who have completed 10 or more years of service are eligible for early retirement, however, they must wait until they obtain age 55 before commencement of benefit payments. Participants who terminate employment prior to age 55 and have worked 10 or more years will receive reduced benefits based on the factors in the following table:

Age at Commencement	Early Retirement Factor
55	40.00%
56	43.00%
57	46.00%
58	50.00%
59	55.00%
60	60.00%
61	66.00%
62	73.00%
63	81.00%
64	90.00%
65	100%

Messrs. Chirico, Duane and Shaffer are eligible for reduced early retirement benefits.

We will subsidize the early retirement benefit for participants who are at least age 55 and have 10 or more years of service when they retire as follows:

	Years of Service
Age at Commencement	10	11	12	13	14	15	16	17	18	19	20
64	95.00%	95.15%	95.30%	95.45%	95.60%	95.75%	95.90%	96.05%	96.20%	96.35%	96.50%
63	90.00%	90.30%	90.60%	90.90%	91.20%	91.50%	91.80%	92.10%	92.40%	92.70%	93.00%
62	85.00%	85.45%	85.90%	86.35%	86.80%	87.25%	87.70%	88.15%	88.60%	89.05%	89.50%
61	80.00%	80.60%	81.20%	81.80%	82.40%	83.00%	83.60%	84.20%	84.80%	85.40%	86.00%
60	75.00%	75.75%	76.50%	77.25%	78.00%	78.75%	79.50%	80.25%	81.00%	81.75%	82.50%
59	70.00%	70.90%	71.80%	72.70%	73.60%	74.50%	75.40%	76.30%	77.20%	78.10%	79.00%
58	65.00%	66.05%	67.10%	68.15%	69.20%	70.25%	71.30%	72.35%	73.40%	74.45%	75.50%
57	60.00%	61.20%	62.40%	63.60%	64.80%	66.00%	67.20%	68.40%	69.60%	70.80%	72.00%
56	55.00%	56.35%	57.70%	59.05%	60.40%	61.75%	63.10%	64.45%	65.80%	67.15%	68.50%
55	50.00%	51.50%	53.00%	54.50%	56.00%	57.50%	59.00%	60.50%	62.00%	63.50%	65.00%
	Early Retirement Factor

	Years of Service
Age at Commencement	21	22	23	24	25	26	27	28	29	30
64	96.65%	96.80%	96.95%	97.10%	97.25%	97.40%	97.55%	97.70%	97.85%	98.00%
63	93.30%	93.60%	93.90%	94.20%	94.50%	94.80%	95.10%	95.40%	95.70%	96.00%
62	89.95%	90.40%	90.85%	91.30%	91.75%	92.20%	92.65%	93.10%	93.55%	94.00%
61	86.60%	87.20%	87.80%	88.40%	89.00%	89.60%	90.20%	90.80%	91.40%	92.00%
60	83.25%	84.00%	84.75%	85.50%	86.25%	87.00%	87.75%	88.50%	89.25%	90.00%
59	79.90%	80.80%	81.70%	82.60%	83.50%	84.40%	85.30%	86.20%	87.10%	88.00%
58	76.55%	77.60%	78.65%	79.70%	80.75%	81.80%	82.85%	83.90%	84.95%	86.00%
57	73.20%	74.40%	75.60%	76.80%	78.00%	79.20%	80.40%	81.60%	82.80%	84.00%
56	69.85%	71.20%	72.55%	73.90%	75.25%	76.60%	77.95%	79.30%	80.65%	82.00%
55	66.50%	68.00%	69.50%	71.00%	72.50%	74.00%	75.50%	77.00%	78.50%	80.00%
	Early Retirement Factor

Both Messrs. Sirkin and Murry are eligible for subsidized early retirement benefits.

Benefits under the Pension Plan become payable on the first of the month following retirement, normally at age 65, absent any election by a participant to commence the payment of benefits at a different time. Benefits are payable in one of the following ways:

• Life Only Annuity:  If a participant is not married or married less than 12 months when payments begin and does not elect an optional payment method, he or she will receive the full amount of his or her benefit in equal monthly installments for the rest of his or her life. Payments begin on the first of the month following the retirement date. After death, no additional payments are made.

• 50% Joint & Survivor Annuity:  If a participant is married for at least 12 months when payments begin, he or she will receive his or her benefit as a 50% Joint & Survivor Annuity absent election (and spousal consent) for an optional payment form. Under this option, a participant will receive a reduced monthly benefit during his or her lifetime. After the participant’s death, his or her spouse receives a benefit equal to 50% of the monthly benefit the participant was receiving. If the spouse dies before the participant, but after the participant begins receiving payments, the participant will continue to receive the same benefit amount during his or her lifetime and no additional payments are made after death.

• 100% (or 75% or 66 2/3%) Joint & Survivor Annuity:  A participant will receive a reduced lifetime benefit under this option. The participant names a beneficiary and chooses the percentage of his or her benefit to continue to that individual after the participant’s death. After death, the beneficiary receives the percentage of benefit elected (100%, 75% or 66

2/3%) for the remainder of his or her life. The participant’s age at the date benefits commence, the beneficiary’s age and the percentage elected to continue after death affect the amount of the benefit received during the participant’s lifetime.

• Life & Period Certain Annuity:  A participant will receive a reduced lifetime benefit in equal monthly installments with payments guaranteed for at least the period of time elected (between 1 and 15 years) under this option. Payments continue for the rest of the participant’s life even if he or she lives longer than the period of time elected. However, if the participant receives less than the minimum number of payments before death, the same monthly benefit continues to the beneficiary until the combined total number of installment payments are made.

• Full Refund Annuity:  A participant will receive a reduced benefit for his or her lifetime, payable in equal monthly installments under this option. If the participant dies before receiving the full single lump sum value of his or her benefit, determined at the date he or she retires, the balance will be paid to his or her beneficiary in a single lump sum payment. In addition, payments will continue to be paid for the rest of the participant’s life, even if the guaranteed lump sum value is exceeded.

• Social Security Equalization:  This option allows a participant to receive an increased monthly payment from the Plan initially if a participant retires early and begins receiving payments from the Plan before he or she is eligible for Social Security benefits. After Social Security benefits begin, the monthly payment from the Plan is reduced. This option does not provide any survivor benefits and, therefore, no benefit is payable after death.

Supplemental Pension Plan

Our Supplemental Pension Plan is a non-qualified defined benefit plan. Certain management and highly paid employees who are participants in our qualified Pension Plan, including our Named Executive Officers, are eligible for benefits under our Supplemental Pension Plan.

Our Supplemental Pension Plan was created in order to provide deferred compensation to those management or highly compensated employees in an effort to promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out our long range plans and securing our continued growth and financial success.

Our Supplemental Pension Plan is designed to work in conjunction with our Pension Plan. The pension benefit outlined in our Pension Plan is calculated as if there were no compensation limits under the Internal Revenue Code. The maximum benefit allowable is paid out under our Pension Plan and the balance is paid out under our Supplemental Pension Plan.

A participant in our Supplemental Pension Plan will not have any vested interest in such portion of his or her benefit under the Supplemental Pension Plan that accrues after January 1, 2007, unless the sum of his or her attained age and credited vesting years equals or exceeds 65, and while employed by us, they have reached age 50 and have completed at least 10 credited vesting years.

As part of the enrollment process, a participant may elect for benefits to be paid following termination in one of the following three ways:

•                  In a lump sum within 60 days of termination of employment

•                  In a lump sum deferred until January 1 of the year following termination of employment

•                  In five equal annual installments commencing January of the year following termination of employment.

Benefits under the Supplemental Pension Plan are unsecured and are generally payable from our general assets. Payments will be delayed if and to the extent payment within six months of the termination of employment will result in the imposition of additional taxes on the participant pursuant to Section 409A of the Internal Revenue Code. Payments delayed due to the regulations promulgated under Section 409A will accrue interest during the deferral period at the 10-year Treasury bill rate in effect on the first business day of the plan year in which the delayed payment period commences.

Capital Accumulation Program

Our capital accumulation program is a non-qualified defined benefit program that was created to retain a select group of senior executives. Under the program, participants are party to individual agreements under which participants remaining in our employ for a period of 10 years from the date they enter into their agreement are entitled to receive payments equaling a specified benefit after the termination of their employment with us. The benefit vests over a five-year period, commencing on the fifth anniversary of the execution of the underlying agreement. Interest accrues on the benefit amount once it is fully vested and the participant has reached age 55. Interest is compounded annually and is equal to the average of the 10-year Treasury bill rate on the first day of each month, until payment commences. The vested portion of the benefit (including any accrued interest) generally is paid in monthly installments over a 10-year period commencing after the participant reaches age 65.

The agreements provide that if a participant’s employment with us is terminated following a change in control (as defined), the full undiscounted value of the future payments to be made to the participant thereunder become immediately payable in a lump sum. The benefits under the capital accumulation program agreements are forfeited upon a termination of a participant’s employment for cause. Each participant’s rights are, however, subject to non-competition and non-disclosure restrictions that automatically terminate upon a change in control of the Company. Messrs. Chirico, Sirkin and Duane are each parties to an agreement with us under the capital accumulation program that provide for benefits of $2,000,000 each. Payments will be delayed if and to the extent payment within six months of the termination of employment will result in the imposition of additional taxes on the participant pursuant to Section 409A of the Internal Revenue Code. Payments delayed due to the regulations promulgated under Section 409A will accrue interest during the deferral period at a rate per annum, equal to the average of the 10-year Treasury bill rate in effect on the first day of each calendar month during the delay period.

NONQUALIFIED DEFERRED COMPENSATION (1)

	Executive	Registrant
	Contributions	Contributions	Aggregate	Aggregate	Aggregate
	In Last	In Last	Earnings In	Withdrawals/	Balance At
	Fiscal Year	Fiscal Year	Last Fiscal Year	Distributions	Last Fiscal Year
Name	($)	($)	($)	($)	($)

Emanuel Chirico	134,700	67,350	12,672	0	2,078,015
Michael A. Shaffer	43,984	21,992	(13,904)	0	366,880
Francis K. Duane	242,750	41,385	58,051	0	2,051,323
Paul Thomas Murry	504,641	54,992	72,216	0	2,163,508
Allen E. Sirkin	218,825	20,475	(61,513)	0	3,907,161

(1)          Our sole non-qualified deferred compensation plan is our Supplemental Savings Plan.

Supplemental Savings Plan

Our Supplemental Savings Plan is a non-qualified defined contribution plan that was designed to work in conjunction with the AIP to provide key management employees and certain “highly compensated employees” (as defined under the Internal Revenue Code) sufficient pre-tax retirement savings opportunities. The plan is available to associates with a minimum base salary of $150,000 who are eligible for and participate in the AIP, including our Named Executive Officers.

Contributions by a participating associate are based on his or her elected deferral rate up to 25% of base pay. Deferrals are directed first to a participant’s AIP account up to the maximum amount of eligible pay available under the law. Contributions not allowed under the AIP are made instead to the Supplemental Savings Plan. Eligible pay under the SSP includes all categories of pay eligible under the AIP, as well as payouts under our Performance Incentive Bonus Plan. A participant may also elect to defer up to 25% of bonus compensation into his or her SSP account.

For the Supplemental Savings Plan, we contribute an amount equal to 100% of the first 2% of total compensation contributed by an employee and an amount equal to 25% of the next 4% of total compensation contributed by such employee. For the AIP, we contribute an amount equal to 100% of the first 1% of total compensation contributed by an employee and an amount equal to 50% of the next 5% of total compensation contributed by such employee.

The Supplemental Savings Plan is an unfunded plan. Participant contributions and our matching contributions are not invested in actual securities or maintained in an independent trust for the exclusive benefit of plan participants. Instead, for technical and tax reasons, contributions to the SSP are retained as part of our general assets, a common corporate practice. Therefore, benefits are dependent on our ability to pay them when they become due.

Participant contributions, as well as our matching contributions, are measured against the 10-year Treasury bill. These contributions accrue interest based on the rate of return for 10-year Treasury bills, as established on January 1 of each calendar year. Several of our Named Executive Officers have current “grandfathered” balances measured against our Common Stock. Although such balances are not invested in actual Common Stock, the balances are adjusted daily to reflect the fair market value of a share of our Common Stock.

A participant’s before-tax contributions in our Supplemental Savings Plan are immediately fully vested. Our matching contributions vest ratably over the first five years of employment or, if earlier, when the participant reaches age 65, dies, or becomes totally and permanently disabled.

POTENTIAL PAYMENTS UPON TERMINATION AND CHANGE IN CONTROL PROVISIONS

We maintain certain agreements, plans and programs that require us to provide compensation to our Named Executive Officers in the event of a termination of employment or a change in control. A description of these agreements, plans and programs is contained in this Proxy Statement under the heading “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards.”

The following tables disclose the potential payments upon termination of employment or change in control with respect to each of our Named Executive Officers. The assumptions used in calculating these amounts are set forth below the last table.

Emanuel Chirico

	Voluntary Termination at February 1, 2009	Retirement at February 1, 2009	Death at February 1, 2009	Disability at February 1, 2009	Termination Without Cause or for Good Reason at February 1, 2009	Termination for Cause at February 1, 2009	Termination Without Cause or for Good Reason Upon Change in Control at February 1, 2009(1)

Severance value (2)	0	0	0	0	4,000,000	0	11,211,308
Performance Incentive Bonus Plan (3)	0	0	0	0	0	0	0
Long-Term Incentive Plan (4)	0	0	1,874,205	1,874,205	1,874,205	0	1,874,205
Value of “in the money” exercisable stock options (5)	233,400	0	233,400	233,400	233,400	0	233,400
Value of unvested restricted stock units (6)	0	0	836,880	0	0	0	836,880
Value of performance shares (7)	0	0	387,374	0	0	0	387,374
Capital accumulation program (8)	726,298	726,298	1,423,406	726,298	726,298	0	2,000,000
Welfare benefits value (9)	0	0	0	0	53,842	0	80,763
Tax gross-up (10)	0	0	0	0	0	0	5,762,093
Total	$959,698	$726,298	$4,755,265	$2,833,903	$6,887,745	$0	$22,386,023

Michael A. Shaffer

	Voluntary Termination at February 1, 2009	Retirement at February 1, 2009	Death at February 1, 2009	Disability at February 1, 2009	Termination Without Cause or for Good Reason at February 1, 2009	Termination for Cause at February 1, 2009	Termination Without Cause or for Good Reason Upon Change in Control at February 1, 2009(1)

Severance value (2)	0	0	0	0	1,140,000	0	1,520,000
Performance Incentive Bonus Plan (3)	0	0	0	0	0	0	0
Long-Term Incentive Plan (4)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Value of “in the money” exercisable stock options (5)	16,700	0	16,700	16,700	16,700	0	16,700
Value of unvested restricted stock units (6)	0	0	252,015	0	0	0	252,015
Value of performance shares (7)	0	0	63,387	25,981	25,981	0	63,387
Capital accumulation program (8)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Welfare benefits value (9)	0	0	0	0	40,382	0	53,842
Tax gross-up (10)	0	0	0	0	0	0	0
Total	$16,700	$0	$332,102	$42,681	$1,223,063	$0	$1,905,944

Francis K. Duane

	Voluntary Termination at February 1, 2009	Retirement at February 1, 2009	Death at February 1, 2009	Disability at February 1, 2009	Termination Without Cause or for Good Reason at February 1, 2009	Termination for Cause at February 1, 2009	Termination Without Cause or for Good Reason Upon Change in Control at February 1, 2009(1)

Severance value (2)	0	0	0	0	1,920,000	0	2,560,000
Performance Incentive Bonus Plan (3)	0	0	0	0	0	0	0
Long-Term Incentive Plan (4)	0	0	299,873	299,873	299,873	0	299,873
Value of “in the money” exercisable stock options (5)	0	0	0	0	0	0	0
Value of unvested restricted stock units (6)	0	0	294,810	0	0	0	294,810
Value of performance shares (7)	0	0	62,449	0	0	0	62,449
Capital accumulation program (8)	0	0	1,423,406	0	0	0	2,000,000
Welfare benefits value (9)	0	0	0	0	40,382	0	53,842
Tax gross-up (10)	0	0	0	0	0	0	0
Total	$0	$0	$2,080,538	$299,873	$2,260,255	$0	$5,270,974

Paul Thomas Murry

	Voluntary Termination at February 1, 2009	Retirement at February 1, 2009	Death at February 1, 2009	Disability at February 1, 2009	Termination Without Cause or for Good Reason at February 1, 2009	Termination for Cause at February 1, 2009	Termination Without Cause or for Good Reason Upon Change in Control at February 1, 2009(1)

Severance value (2)	0	0	0	0	2,040,000	0	2,720,000
Performance Incentive Bonus Plan (3)	0	0	0	0	0	0	0
Long-Term Incentive Plan (4)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Value of “in the money” exercisable stock options (5)	50,100	50,100	50,100	50,100	50,100	0	50,100
Value of unvested restricted stock units (6)	0	0	128,385	0	0	0	128,385
Value of performance shares (7)	0	34,654	84,423	34,654	34,654	0	84,423
Capital accumulation program (8)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Welfare benefits value (9)	0	0	0	0	35,679	0	47,572
Tax gross-up (10)	0	0	0	0	0	0	0
Total	$50,100	$84,754	$262,908	$84,754	$2,160,433	$0	$3,030,480

Allen E. Sirkin

	Voluntary Termination at February 1, 2009	Retirement at February 1, 2009	Death at February 1, 2009	Disability at February 1, 2009	Termination Without Cause or for Good Reason at February 1, 2009	Termination for Cause at February 1, 2009	Termination Without Cause or for Good Reason Upon Change in Control at February 1, 2009(1)

Severance value (2)	0	0	0	0	3,185,000	0	3,185,000
Performance Incentive Bonus Plan (3)	0	0	0	0	0	0	0
Long-Term Incentive Plan (4)	0	466,158	466,158	466,158	466,158	0	466,158
Value of “in the money” exercisable stock options (5)	111,818	111,818	111,818	111,818	111,818	0	111,818
Value of unvested restricted stock units (6)	0	394,665	651,625	0	0	0	651,625
Value of performance shares (7)	0	0	88,126	0	0	0	88,126
Capital accumulation program (8)	2,461,275	2,461,275	2,461,275	2,461,275	2,461,275	0	3,458,290
Welfare benefits value (9)	0	0	0	0	47,572	0	47,572
Tax gross-up (10)	0	0	0	0	0	0	0
Total	$2,573,093	$3,433,916	$3,779,002	$3,039,251	$6,271,823	$0	$8,008,589

(1)                    In the event of a change in control with no termination of employment, a Named Executive Officer would be entitled to all amounts (if any) set forth in this column, except for the amounts set forth on the rows entitled Severance value, Welfare benefits value and Tax gross-up.

(2)                    Severance is calculated in accordance with the applicable Named Executive Officer’s employment agreement, and is, in each case, equal to a multiple of the sum of our named Executive Officer’s base salary plus an amount equal to the bonus that would be payable if target level of performance were achieved in the fiscal year during which termination occurs. Payouts under our Long-Term Incentive Plan are also included in the calculation of Mr. Chirico’s severance payment upon a termination of employment without cause or for good reason after a change in control, in accordance with the terms of his employment agreement. For termination without cause or for good reason other than within two years of a change of control, the multiple is two for Messrs. Chirico and Sirkin and one and one half for Messrs. Duane, Murry and Shaffer. For termination without cause or good reason within two years after a change in control, the multiple is three for Mr. Chirico and two for Messrs. Duane, Murry, Sirkin and Shaffer.

(3)                    No payouts under our Performance Incentive Bonus Plan were assumed, as the Company did not achieve the thresholds set for the fiscal year ended February 1, 2009.

(4)                    As of February 1, 2009, awards had been made under our Long-Term Incentive Plan for the 2006 — 2008 performance cycle to Messrs. Chirico, Sirkin and Duane. In the case of death, disability, termination without cause or for good reason, termination without cause or for good reason upon a change in control and, for Mr. Sirkin, who is retirement eligible, retirement, the amounts are based on the actual payouts for such cycle, as determined by the Compensation Committee. An amount of zero is included in the Retirement column for each of Messrs. Chirico and Duane because neither is eligible for retirement.

(5)                    Represents the value of exercisable “in the money” stock options outstanding as of February 1, 2009 under each of the listed reasons for termination of employment, other than a termination for cause, as exercisable options terminate immediately upon a termination of employment for cause (an amount of zero is included in the Retirement column for each of Messrs. Chirico, Shaffer and Duane because none of them is eligible for retirement). The period during which exercisable options may be exercised after termination of employment varies based upon the reason for the termination. The value is equal to the difference between the closing price of our Common Stock on January 30, 2009, the last business day of 2008, and the per share exercise price of each exercisable stock option, multiplied by the number of shares of our Common Stock receivable upon exercise. For all Named Executive Officers, there are no unexercisable “in the money” stock options outstanding at February 1, 2009.

(6)                    Represents the value of unvested restricted stock units as of February 1, 2009, the vesting of which would accelerate upon death, a change in control or retirement. The value is equal to the closing price of our Common Stock on January 30, 2009, the last business day of 2008, multiplied by the number of shares of our restricted stock units receivable upon vesting. Mr. Sirkin is retirement eligible with respect to his unvested restricted stock units as of February 1, 2009, excluding his restricted stock unit awards granted on July 1, 2008, which will not be subject to accelerated vesting upon retirement unless Mr. Sirkin retires on or after the date of our Annual Meeting of Stockholders to be held in calendar year 2011.

(7)                    As of February 1, 2009, awards of performance shares had been made under our 2006 Stock Incentive Plan for the following performance cycles: 2007 — 2008, 2007 — 2009 and 2008 — 2010. Messrs. Shaffer and Murry are the only Named Executive Officers included in the 2007 — 2008 performance cycle. All of our Named Executive Officers are included in the 2007 — 2009 and 2008 — 2010 performance cycles.

The amounts set forth in this row represent the target or anticipated payout level, as provided below, multiplied by the closing price of our Common Stock on January 30, 2009, the last business day of 2008. In the event of death or a change in control, the prorated amount will be based upon the target payout level except for the 2007 — 2008 cycle which is based on the actual payouts for such cycle, as determined by the Compensation Committee. In the event of disability, and for the 2007 — 2008 and 2007 — 2009 cycles in the event of a termination without cause or, for Messrs. Sirkin and Murry, each of whom is retirement eligible, retirement, the amounts are based on the amount of our accruals with respect to the currently anticipated payouts for each cycle or, in the case of the 2007 — 2008 cycle, the actual payouts for such cycle, as determined by the Compensation Committee. However, no amounts have been accrued for the 2007 — 2009 and 2008 — 2010 cycles because our projected performance for these cycles is below the threshold performance level. No payment would be received by a Named Executive Officer in respect of the 2008 — 2010 performance cycle upon a termination without cause or retirement because the required 12 months have not elapsed. An amount of zero is included in the Retirement column for each of Messrs. Chirico, Shaffer and Duane because none of them is eligible for retirement. For performance share awards outstanding as of February 1, 2009, the Compensation Committee has the discretion to make a payout for each performance cycle in the event a participant terminates his or her employment for good reason. The amounts set forth in the Termination Without Cause or for Good Reason column are based upon the assumption that the payouts that would be made by the Compensation Committee to a Named Executive Officer in the event of termination for good reason would be the same as the payouts that would be received by such officer in the event of a termination without cause. Any amounts payable in respect of the 2007 — 2009 performance cycle are prorated for two-thirds of the target or anticipated payout level, as the case may be, and any amounts payable in respect of the 2008 — 2010 performance cycle are prorated for one-third of such levels, representing the portion of the relevant performance cycle actually worked by our Named Executive Officers as of February 1, 2009.

(8)                    Messrs. Chirico, Duane and Sirkin are the only Named Executive Officers who are parties to agreements with us under our capital accumulation program. See the discussion of the program under the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.” All benefits, other than the payment to be made in connection with a change in control, are paid monthly over a 10-year period. The payouts shown include, where applicable, the interest that participants receive on the vested portion of their benefit after the date on which they are scheduled to fully vest until payment. For Mr. Chirico, interest is assumed to accrue at the 10-year Treasury bill rate at January 30, 2009, the last business day of 2008, as he is not currently eligible to receive interest on his benefit. For Mr. Sirkin, interest is assumed to accrue at the rate of 4.81% per annum, which is the average 10-year Treasury bill rate currently applicable under his agreement. The total value shown of the 120 payments is discounted to a present value using a rate of 7.19%.

Amounts shown in the Voluntary Termination column represent, where applicable, a prorated portion of the total benefit for the participant, based on vesting. Mr. Chirico and Mr. Sirkin were fully vested and Mr. Duane had not vested in any portion of his benefit as of February 1, 2009.

Retirement — The capital accumulation program agreements do not specifically provide for payment upon retirement. The amounts shown in the retirement column represent the amounts payable, if any, upon voluntary termination of employment.

Amounts shown in the Death column represent the present value of the full benefit for each participant as of February 1, 2009.

Disability — The capital accumulation program agreements do not specifically provide for payment upon disability. The amounts shown in the disability column represent the amounts payable, if any, upon voluntary termination of employment.

Amounts shown in the Termination Without Cause or for Good Reason column represent, where applicable, a prorated portion of the total benefit for the participant, based on vesting. Mr. Chirico and Mr. Sirkin were fully vested and Mr. Duane had not vested in any portion of his benefit as of February 1, 2009.

Termination for Cause — We do not have any obligation to make payments to Messrs. Chirico, Duane or Sirkin in the event employment terminates for cause.

Amounts shown in the Termination Without Cause or for Good Reason Upon Change in Control column represent a lump sum payment for the full benefit for each of Messrs. Chirico, Duane and Sirkin.

Payments will be delayed if and to the extent payment within six months of the termination of employment will result in the imposition of additional taxes on the participant pursuant to Section 409A of the Internal Revenue Code. Payments delayed due to the regulations promulgated under Section 409A will accrue interest during the deferral period at a rate per annum, equal to the average of the 10-year Treasury bill rate in effect on the first day of each calendar month during the delay period.

(9)                    The amounts shown represent the cost of welfare benefits, including medical, dental, life and disability coverage, that our Named Executive Officers would have received under their employment agreements if their employment had been terminated without cause or for good reason on February 1, 2009. Such benefits are not receivable if their employment is terminated for any other reason. Those benefits would continue for two years for Messrs. Chirico and Sirkin and one and one half years for Messrs. Duane, Murry and Shaffer, other than if the termination occurred within two years of a change in control. Those benefits would continue for three years for Mr. Chirico and two years for Messrs. Shaffer, Duane, Murry and Sirkin, if the termination occurred within two years of a change in control.

(10)              Our Named Executive Officers are entitled to an additional payment to restore them to the after-tax position that they would be in if the payments received by them in connection with a termination of employment without cause or for good reason within two years of a change in control are subject to excise taxes on excess parachute payments. It is projected that only Mr. Chirico would have been subject to such excise taxes if he had been terminated as of February 1, 2009.

DIRECTOR COMPENSATION

Each of our non-employee directors receives an annual retainer of $40,000 for his or her services as a director, $2,000 for each Board of Directors’ meeting attended in person (plus expenses), and $1,000 for each telephonic meeting and meeting attended telephonically. In addition, each director who is a member of the Audit Committee receives an additional fee of $2,500 for each committee meeting attended in person (plus expenses) and $1,250 for each meeting attended telephonically. Each director who is a member of the Compensation Committee, the Nominating & Governance Committee or Corporate Social Responsibility Committee receives an additional fee of $1,500 for each committee meeting attended in person (plus expenses) and $750 for each telephonic meeting and meeting attended telephonically. The Chairman of the Audit Committee also receives an additional retainer of $10,000. The Chairpersons of the Compensation Committee, Nominating & Governance Committee and Corporate Social Responsibility Committee also receive an additional retainer of $5,000. [N.B.: The Corporate Social Responsibility Committee was formed on January 29, 2009 and did not meet in 2008. As a result, no fees for service on such committee are reflected in the tables below.] The presiding director receives an additional retainer of $15,000. Each outside director also received on June 19, 2008 a grant of 2,960 restricted stock units of our Common Stock for his or her services as a director.

Non-employee directors generally do not receive any benefits or perquisites, other than discounts to our retail stores available to all employees.

Non-employee directors are required to own Common Stock with a value equal to five times the annual cash retainer payable to directors. Non-employee directors have five years from the later of May 1, 2008 or the date of their election as directors to attain this ownership level. Messrs. Cohen, Fuller and Maggin are in compliance with this guideline as of the date of this Proxy Statement, although compliance is not required for another four years.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2), (3) ($)	Option Awards (3), (4) ($)	All Other Compensation ($)	Total ($)

Mary Baglivo	61,000	57,068	0	0	118,068
Edward H. Cohen	72,500	123,710	0	0	196,210
Joseph B. Fuller	66,000	123,710	0	0	189,710
Margaret L. Jenkins	61,000	73,257	41,872	0	176,129
Bruce Maggin	81,250	123,710	0	0	204,960
V. James Marino	61,000	57,068	0	0	118,068
Henry Nasella	86,250	123,710	0	0	209,960
Rita M. Rodriguez	72,500	144,143	0	0	216,643
Craig Rydin	65,250	73,257	41,872	0	180,379

(1)                      The fees earned or paid in cash to the directors consist of the following:

	Annual Director Fees ($)	Board of Director Meeting Fees ($)	Committee Chair Fees ($)	Committee Meeting Fees ($)	Presiding Director Fee ($)	Total ($)

Mary Baglivo	40,000	12,000	0	9,000	0	61,000
Edward H. Cohen	40,000	15,000	0	17,500	0	72,500
Joseph B. Fuller	40,000	15,000	5,000	6,000	0	66,000
Margaret L. Jenkins	40,000	15,000	0	6,000	0	61,000
Bruce Maggin	40,000	15,000	10,000	16,250	0	81,250
V. James Marino	40,000	15,000	0	6,000	0	61,000
Henry Nasella	40,000	15,000	5,000	11,250	15,000	86,250
Rita M. Rodriguez	40,000	15,000	0	17,500	0	72,500
Craig Rydin	40,000	14,000	0	11,250	0	65,250

(2)          Represents the compensation cost recognized in 2008 and included in our financial statements for the fair value of all restricted stock units granted to our directors. The compensation expense related to the fair value of an award of restricted stock units is recognized on a straight-line basis over the award’s vesting period. Restricted stock units vest in four substantially equal installments on each of the first, second, third and fourth anniversaries of the grant date. Restricted stock units were the only stock based awards granted to our directors in 2008. The fair value of restricted stock units granted in 2008 to our directors, as displayed in the following table, was calculated by multiplying the numbers of restricted units by $42.45, the closing price of our Common Stock on June 19, 2008, the date of grant.

Stock Awards ($)

Mary Baglivo	125,652
Edward H. Cohen	125,652
Joseph B. Fuller	125,652
Margaret L. Jenkins	125,652
Bruce Maggin	125,652
V. James Marino	125,652
Henry Nasella	125,652
Rita M. Rodriguez	125,652
Craig Rydin	125,652

(3)          The number of options and restricted stock units outstanding for each of our directors as of February 1, 2009 was as follows:

	Option Awards (#)	Stock Awards (#)
Mary Baglivo	0	4,460
Edward H. Cohen	48,000	4,960	(a)
Joseph B. Fuller	64,000	4,960	(a)
Margaret L. Jenkins	10,000	4,460
Bruce Maggin	64,000	4,460
V. James Marino	0	4,460
Henry Nasella	20,000	4,960	(a)
Rita M. Rodriguez	20,000	4,460
Craig Rydin	10,000	4,960	(a)

(a)          Settlement of 500 of these outstanding awards has been deferred, pursuant to the director’s election, as permitted under our 2006 Stock Incentive Plan.

(4)          Represents the compensation costs recognized in 2008 and included in our financial statements with respect to all stock option awards held by each of our directors. No stock options were granted to directors in 2008 or 2007; the entire compensation expense listed relates to stock options granted prior to 2007. Under FASB Statement 123R, the fair value of each stock option award is estimated as of the grant date using the Black-Scholes-Merton option valuation model. The compensation expense related to the fair value of an award of stock options is recognized on a straight-line basis over the award’s vesting period. The following table sets forth the assumptions used in the model for option awards that were recognized as compensation expense in 2008 in our financial statements, but that were granted in 2006 and 2005:

	2006	2005

Weighted average fair value	$15.11	$8.56
Weighted average risk-free interest rate	4.86%	3.95%
Weighted average dividend yield	0.41%	0.56%
Weighted average expected volatility	33.50%	26.50%
Weighted average expected life, in years	6.3	6.0

TRANSACTIONS WITH RELATED PERSONS

Public issuers, such as us, must disclose certain transactions with “related persons” under SEC rules. These are transactions, subject to certain exceptions, in which we are a participant where the amount involved exceeds $120,000, and

•                  a current director or executive officer;

•                  a person who during our most recently completed fiscal year served as a director or executive officer;

•                  a nominee for director;

•                  or holder of more than 5% of our Common Stock; or

•                  an immediate family member of any of the foregoing persons has a direct or indirect material interest. During our fiscal year ended February 1, 2009, we were participants in the following transaction that is required to be disclosed:

•                  David Sirkin, the son of Allen E. Sirkin, our President and Chief Operating Officer, has worked for us since July 2007. David Sirkin is employed as Vice President, Brand Manager of Neckwear in our Dress Furnishings Group and was paid $203,500 for 2008.

The Audit Committee’s charter requires that the Committee review and approve all transactions between us and any director or executive officer that will, or is reasonably likely to require disclosure under the SEC’s rules referred to above. In determining whether to approve any such transaction, the Committee will consider the following factors, among others, to the extent relevant to the transaction:

•                  whether the terms of the transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related person;

•                  whether there are business reasons for the Company to enter into the transaction;

•                  whether the transaction would impair the independence of an outside director; and

•                  whether the transaction would present an improper conflict of interest for a director or executive officer, taking into consideration such factors as the Committee deems relevant, such as the size of the transaction, the overall financial position of the individual, the direct or indirect nature of the individual’s interest in the transaction and the ongoing nature of any proposed relationship.

Additionally, under our Code of Business Conduct & Ethics and Conflict of Interest Policy, our directors and our associates, including our executive officers, have a duty to report all potential conflicts of interests, including transactions with related persons. We have established procedures for reviewing and approving disclosures under the policy, and all disclosures are also discussed annually with the Audit Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mary Baglivo, Henry Nasella and Craig Rydin were members of the Compensation Committee for the entirety of 2008. No other person served as a member of the Committee during our fiscal year ended February 1, 2009. There were no interlocks or relationships involving any of the individuals who served on the Committee during 2008 that are required to be disclosed under the SEC’s rules or the SEC’s proxy regulations.

AUDIT COMMITTEE REPORT

The Company’s management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors audit the Company’s financial statements and express an opinion on the financial statements based on their audit. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors.

As part of its oversight of the Company’s financial statements and reporting process, the Audit Committee has met and held discussions with Company management, the Company’s internal auditing staff and Ernst & Young LLP, the Company’s independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Committee concerning independence, and has discussed with the independent auditors the auditors’ independence from the Company and its management. The Committee has also considered whether the independent auditors’ provision of other non-audit services to the Company is compatible with the auditors’ independence.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended February 1, 2009, as filed with the SEC. The Committee also has recommended, subject to stockholder approval, the selection of the Company’s independent auditors.

The members of the Audit Committee reviewed on a quarterly basis the Company’s earnings releases and, as applicable, its Quarterly Reports on Form 10-Q, Annual Report on Form 10-K, and earnings guidance issued outside of quarterly earnings releases. In addition, the Committee met quarterly with Company management and the Company’s independent auditors to discuss the earnings releases, as well as when needed in conjunction with earnings guidance issued other than in quarterly earnings releases.

Audit Committee

Bruce Maggin, Chairman

Edward H. Cohen

Rita M. Rodriguez

AMENDMENT OF THE 2006 STOCK INCENTIVE PLAN

TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE

UNDER THE PLAN AND TO INCREASE THE MAXIMUM NUMBER OF SHARES

THAT MAY BE GRANTED IN ANY CALENDAR YEAR TO ONE PARTICIPANT

Introduction and Board Recommendation

Our 2006 Stock Incentive Plan was approved by stockholders at our 2006 Annual Meeting of Stockholders. Our 2006 Stock Incentive Plan permits the grant of the following types of incentive awards to our employees, directors, consultants and advisors: (1) nonqualified stock options, (2) incentive stock options, (3) restricted stock, (4) restricted stock units (“RSUs”), (5) stock appreciation rights (“SARs”), (6) performance shares and (7) other stock-based awards, each of which we refer to as an “award.”

The number of shares of Common Stock which currently may be issued under our 2006 Stock Incentive Plan is 4,002,554, which includes the 3,000,000 shares included in the Plan when it was approved plus shares now registered under the Plan that became available due to the cancellation, termination or expiration of outstanding options under our prior stock plans, as provided by the terms of the Plan. This total includes shares that are subject to outstanding awards, are still available to be awarded or have been issued as the result of exercise or vesting of the award. The number of shares does not take into account that for purposes of calculating usage of shares under the Plan, each share underlying an option is counted as one share but each share underlying our awards of RSUs and performance shares are counted as three shares. [N.B.: We have changed this counting for future awards, as discussed below.]  In addition, as noted above, we may issue an amount of shares equal to the number of shares that become available due to the cancellation, termination or expiration of any outstanding options under our prior stock option plans. Currently, 2,674,967 shares are issuable under those plans, of which 63,260 were subject to cancelled options and can be moved to the Plan as of the date of this Proxy Statement.

The Board of Directors has approved, upon the recommendation of the Compensation Committee and subject to stockholder approval, the amendment of our 2006 Stock Incentive Plan to:

1.               increase by 4,400,000 the number of shares that may be issued under our 2006 Stock Incentive Plan to a total of 8,402,554 shares, plus shares that become available due to the cancellation, termination or expiration of any outstanding options under our prior stock option plans; and

2.               increase to 1,000,000 the maximum number of shares that may be granted in any calendar year to any one participant.

The Board of Directors has approved these changes:

1.               in order for us to be able to continue providing awards to key personnel; and

2.               to enable us to have increased flexibility in making awards to participants, including upfront grants when circumstances warrant.

Our 2006 Stock Incentive Plan has only 1,328,518 shares remaining available for grant, which is inadequate for our requirements to make our standard annual grants of options and RSUs for this year (we have, to date, made only a portion of the standard annual equity awards for 2009 because of the limitation) and future years. As such, we are seeking approval of the increase in the number of shares that may be issued under the Plan.

We are also seeking to increase the maximum number of shares that may be granted in any calendar year to any one participant. This provides the Compensation Committee flexibility to make large or upfront grants to new or continuing executives, as it has done from time-to-time in the past. For example, as part of the Compensation Committee’s review of tally sheets, managements’ equity holdings, particularly those of the Chief Executive Officer, are analyzed to assess equity alignment with stockholders. Based upon this review, the Compensation Committee may make upfront grants to the Chief Executive Officer (or other appropriate executive officer) in place of future annual grants, to ensure desired alignment is in place, while not increasing the overall long term compensation opportunity for the Chief Executive Officer (or other executive).

The following summary of certain features of our 2006 Stock Incentive Plan, as well as the definitions of each type of award, is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit A to this proxy statement and incorporates the amendments to the Plan discussed above.

The Board of Directors recommends a vote FOR the adoption of the amended 2006 Stock Incentive Plan, thereby providing for the increase in the number of shares that may be issued under the Plan, as well as the increase in the maximum number of shares that may be granted in any calendar year to any one participant, as further described above. Proxies received in response to this solicitation will be voted FOR this proposal unless otherwise specified in a proxy.

Nature and Purpose of the 2006 Stock Incentive Plan

The purposes of our 2006 Stock Incentive Plan are to induce certain individuals to remain in the employ of, or to continue to serve as directors, consultants or advisors to, us and our present and future subsidiaries, to attract new individuals to enter into such employment or service, and to encourage such individuals to secure or increase on reasonable terms their stock ownership in us. The Board of Directors believes that the Plan promotes continuity of management and increased incentive and personal interest in our welfare by those who are or may become primarily responsible for shaping and carrying out our long range plans and securing our continued growth and financial success.

Eligibility to Receive Awards

Our 2006 Stock Incentive Plan provides that awards may be granted to our employees, non-employee directors and consultants, except that incentive stock options may be granted only to employees. The approximate number of persons eligible to participate in our 2006 Stock Incentive Plan is 450.

Duration and Modification

Our 2006 Stock Incentive Plan will terminate on April 26, 2016, or such earlier date as may be determined by the Board of Directors. The Board may amend, suspend or terminate the Plan at any time; provided, however, that stockholder approval is required for any amendment to the extent necessary to comply with the New York Stock Exchange listing standards or applicable laws.

Administration

Our 2006 Stock Incentive Plan is administered by the Compensation Committee or such other committee of the Board of Directors that the Board may designate from time to time. The Committee must consist of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. The members of the Committee are appointed annually by the Board. Subject to the provisions of the Plan, the Committee has the authority to: (1) select the persons to whom awards are to be granted, (2) determine whether and to what extent awards are to be granted, (3) determine the size and type of awards, (4) approve forms of award agreement for use under our 2006 Stock Incentive Plan, (5) determine the terms and conditions applicable to awards, (6) establish performance goals for any performance period and determine whether such goals were satisfied, (7) subject to certain limitations, amend any outstanding award, (8) construe and interpret the Plan and any award agreement and apply its provisions and (9) subject to certain limitations, take any other actions deemed necessary or advisable for the administration of the Plan. The Committee may delegate its authority, to the extent permitted by applicable law, including its authority to grant awards to participants who are not “insiders” subject to Section 16 of the Exchange Act or whose compensation is, or is likely to become, subject to the provisions of Section 162(m) of the Internal Revenue Code. All decisions, interpretations and other actions of the Committee are final and binding on all persons, including us, our subsidiaries, employees, directors, consultants and their estates and beneficiaries.

Securities Subject to the 2006 Stock Incentive Plan

Approval of this proposal would amend the 2006 Stock Incentive Plan to increase the number of shares of Common Stock reserved for issuance under the Plan to 8,402,554, plus any shares that become available due to the cancellation, termination or expiration of any outstanding options under our prior stock option plans. As of the date of this Proxy Statement, awards representing 2,674,036 shares have been granted under the Plan. This takes into account how we calculate share usage under the Plan. As described below, each share subject to certain awards is counted as three for purposes of share usage. Shares will not be considered as having been used under the Plan or our prior stock option plans: (i) if they are deliverable under an award granted under the Plan or an option granted under a prior plan that expires or is canceled, forfeited, settled in cash or otherwise settled without the delivery of shares and (ii) if they are issued pursuant to awards that are assumed, converted or substituted in connection with a merger, acquisition, reorganization or similar transaction. For purposes of determining the number of shares available for grant as incentive stock options, only shares that are subject to an award, or an option under a prior plan, that expires or is canceled, forfeited or settled in cash will be treated as not having been issued under the Plan or our prior plans. Furthermore, shares tendered in payment of the exercise price of an award, shares withheld by us to satisfy withholding obligations and shares covered by a SAR to the extent that it is exercised, will not be added back to the reserve of shares available for issuance under the Plan. The shares issued pursuant to awards may be authorized but unissued shares or treasury shares.

For purposes of calculating the usage of shares reserved under our 2006 Stock Incentive Plan, each share underlying a stock option and a SAR is counted as one share, each share underlying a combination of a SAR and a stock option where the exercise of the stock option or SAR results in cancellation of the other, is counted as one share, and each share underlying a grant of restricted stock, restricted stock units, performance shares or other stock-based award is counted as two shares. Prior to April 30, 2009, each share underlying a grant of restricted stock, restricted stock units, performance shares or other stock-based award was counted as three shares.

The market value of a share of Common Stock as of April 30, 2009 was $29.03.

Individual Limits

The maximum aggregate number of shares with respect to which awards may be granted in any calendar year to any one participant is currently 500,000. Approval of this proposal would also amend the 2006 Stock Incentive Plan to increase to 1,000,000 the maximum number of shares that may be awarded in any calendar year to a participant.

Stock Options

Under our 2006 Stock Incentive Plan, the per share exercise price of any option cannot be less than the fair market value of our Common Stock on the date of grant, which is (i) the closing sale price of a share on the New York Stock Exchange on the date of determination or (ii) if there is no sale of shares on that date, the closing sale price of a share on the last trading date on which sales were reported on the New York Stock Exchange.

Each option granted under our 2006 Stock Incentive Plan will be evidenced by an award agreement that will specify the exercise price, the term of the option, the number of shares to which the option pertains, and such other terms and conditions as the Committee determines. In no event will an option granted under the Plan be exercised more than ten years after the date of grant. Optionees will not have any rights to dividend equivalents.

Payment for shares issued upon exercise of an option generally may be made in cash, by delivery of shares of Common Stock owned by the optionee, any other method permitted by the Committee, or a combination of any permitted payment method.

Stock Appreciation Rights

Each SAR grant will be evidenced by an award agreement that will specify the exercise price, the term of the SAR and such other terms and conditions as the Committee determines. The grant price of SARs may not be less than 100% of the fair market value of our Common Stock on the date of grant. SARs granted under our 2006 Stock Incentive Plan expire as determined by the Committee, but in no event later than 10 years from the date of grant. Grantees will not have any rights to dividend equivalents.

Upon exercise of a SAR, the holder of the SAR will be entitled to receive payment in an amount equal to the product of (i) the difference between the fair market value of our Common Stock on the date of exercise over the grant price and (ii) the number of shares of our Common Stock for which the SAR is exercised. At the discretion of the Committee, payment to the holder of a SAR may be in cash, by delivery of shares of Common Stock owned by the grantee or in some combination thereof.

Restricted Stock and Restricted Stock Units

Each restricted stock or RSU grant will be evidenced by an award agreement that will specify the periods of restriction, the number of shares of restricted stock granted and such other terms and conditions as the Committee determines. The initial value of an RSU will equal the fair market value of our Common Stock on the date of grant.

Except as otherwise provided in an award agreement upon a termination of employment or a change in control or subsidiary disposition (as such terms are defined in our 2006 Stock Incentive Plan), an award of restricted stock or RSUs will have a minimum period of restriction of three years which may, at the discretion of the Committee, lapse on a prorated, graded or cliff basis, as specified in the award agreement.

In the Committee’s discretion, holders of restricted stock may receive cash dividends with respect to all shares held, and holders of RSUs may receive dividend equivalents, subject to the terms of the respective award agreements. RSUs (and any dividend equivalents) may be settled in shares of Common Stock, cash or a combination thereof, in the Committee’s discretion.

Performance Shares

Each performance share grant will be evidenced by an award agreement that will specify the applicable performance period(s) and performance measure(s), the number of performance shares granted and such other terms and conditions as the Committee determines.

The initial value of performance shares will equal the fair market value of our Common Stock on the date of grant. The Committee in its discretion may pay earned performance shares in shares of Common Stock or in cash, or a combination thereof.

Other Stock-Based Awards

The Committee has the right to grant other stock-based awards that may include, without limitation, grants of shares of Common Stock based on the attainment of performance goals, payment of shares of Common Stock as a bonus in lieu of cash based on performance goals, and the payment of shares of Common Stock in lieu of cash under our other incentive or bonus programs. The Committee will have the discretion to determine the vesting of any such award, provided that, except as specified in an award agreement upon a termination of employment or a change in control or subsidiary disposition, there will be a minimum vesting period of three years, which may in the Committee’s discretion lapse on a prorated, graded or cliff basis (as specified in the award agreement). An award with a payment of shares in lieu of cash under any of our other incentive or bonus programs will not be subject to a minimum vesting period.

Performance-Based Awards

The Committee may grant awards which are intended to qualify as “performance-based compensation” for purposes of deductibility under Section 162(m) of the Internal Revenue Code. For any such award, the Committee will establish the performance objectives to be used within 90 days after the commencement of the performance period, or, if less, 25% of the performance period applicable to such award. The performance objectives to be used shall be selected from the following list of measures: earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, economic value created, market share, net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets, return on capital (based on earnings or cash flow), return on equity, return on investment, revenue, cash flow, operating margin, share price, total stockholder return, total market value, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation or information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to the performance measures may be established at such levels and on such terms as the Committee may determine, in its discretion, on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments or functions, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. Unless otherwise determined by the Committee, measurement of performance goals with respect to the performance measures above will exclude the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, as well as the cumulative effects of tax or accounting changes, each as determined in accordance with generally accepted accounting principles or identified in our financial statements, notes to the financial statements, management’s discussion and analysis or other filings with the SEC. Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code may be based on these or such other performance measures as the Committee may determine.

Clawback

In the event of a restatement of the our financial results to correct a material error or inaccuracy resulting in whole or in part from the fraud or intentional misconduct of a senior executive employee as determined by the Board of Directors or a committee thereof, the Board or the committee may, to the extent permitted by applicable law, (i) cancel or cause to be cancelled any or all of the senior executive employee’s outstanding awards granted after December 31, 2008, (ii) recover or cause to be recovered any or all proceeds resulting from any sale or other disposition (including to us) of shares issued or issuable upon vesting, settlement or exercise, as the case may be, of any award granted after December 31, 2008 and/or (iii)

recover or cause to be recovered any cash paid or shares issued to the senior executive employee in connection with any vesting, settlement or exercise of an award granted after December 31, 2008.

Non-Transferability of Awards

An award granted under our 2006 Stock Incentive Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient.

Adjustments Upon Changes in Capitalization

In the event of any equity restructuring (within the meaning of FASB Statement No. 123R), such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend the Committee shall cause there to be an equitable adjustment in the corporate structure affecting the shares, such adjustment will be made in the number and kind of shares that may be delivered under our 2006 Stock Incentive Plan, the individual award limits, and, with respect to outstanding awards, in the number and kind of shares subject to outstanding awards, the exercise price, grant price or other price of shares subject to outstanding awards, any performance conditions relating to shares, the market price of shares, or per-share results, and other terms and conditions of outstanding awards, to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation, or liquidation, the Committee may, in its sole discretion, cause there to be such equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of shares subject to any award will always be rounded down to a whole number. Any such adjustment will be made by the Committee, whose determination will be conclusive.

Change in Control

In the event of a change in control, except as otherwise provided in an award agreement, any and all outstanding options and SARs will become immediately exercisable, any period of restriction or other restrictions imposed on restricted stock, RSUs or other stock-based awards will lapse and any and all performance shares, and other performance-based awards will vest, on a pro rata monthly basis. The Committee, in its discretion, may provide that all outstanding options and SARs are terminated upon a change in control and provide cash settlement equal to the excess, if any, of the fair market value of our Common Stock immediately prior to the change in control over the option exercise price or SAR grant price, as applicable. The Committee also has the authority to provide for automatic full vesting and exercisability of awards held by certain participants affected by a subsidiary disposition.

Notwithstanding the foregoing, if an event or condition constituting a change in control does not constitute a “change in the ownership” or a “change in the effective control” of our company or a “change in the ownership of a substantial portion of a corporation’s assets” (each within the meaning of Section 409A of the Internal Revenue Code and any related regulations or other guidance promulgated thereunder (“Section 409A”)), the event or condition shall continue to constitute a change in control solely with respect to vesting of an award or a lapse of any applicable restrictions thereto and not for purposes of determining whether the settlement or payment of any award will be accelerated under our 2006 Stock Incentive Plan.

Federal Tax Aspects

The following paragraphs are a summary of the material U.S. Federal income tax consequences associated with awards granted under our 2006 Stock Incentive Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. It is intended that the Plan and any awards granted thereunder will comply with, and should be interpreted consistent with, the requirements of Section 409A.

Incentive Stock Options

In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to an optionee or a deduction to us. However, for purposes of the alternative minimum tax, the spread on the exercise of an incentive stock option will be considered as part of the optionee’s income.

The sale of shares received pursuant to the exercise of an incentive stock option which satisfies the holding period rules will result in capital gain to an optionee and will not result in a tax deduction to us. To receive incentive stock option treatment as to the shares acquired upon exercise of an incentive stock option, an optionee must neither dispose of such shares within two years after such incentive stock option is granted nor within one year after the exercise of such incentive stock option. In addition, an optionee generally must be our employee, or an employee of one of our subsidiaries at all times between the date of grant and the date three months before exercise of such incentive stock option. If an incentive stock option is exercised more than three months after the termination of an optionee’s employment with us, the option will be treated as a nonqualified stock option.

If the holding period rules are not satisfied, the portion of any gain recognized on the disposition of the shares of Common Stock acquired upon the exercise of an incentive stock option that is equal to the lesser of (a) the fair market value of the shares on the date of exercise minus the option price or (b) the amount realized on the disposition minus the option price, will be treated as ordinary (compensation) income, with any remaining gain being treated as capital gain. We generally will be entitled to a deduction equal to the amount of such ordinary income.

If an optionee makes payment of the option price by delivering shares of Common Stock, the optionee generally will not recognize any gain as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his or her basis in the new shares received. However, the use by an optionee of shares previously acquired pursuant to the exercise of an incentive stock option to exercise an option will be treated as a taxable disposition if the transferred shares are not held by the optionee for the requisite holding period.

Nonqualified Stock Options

No income will be recognized by an optionee at the time a nonqualified stock option is granted. Ordinary income will be recognized by an optionee at the time a nonqualified stock option is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares issued to the optionee over the option price. This ordinary (compensation) income will also constitute wages subject to withholding, and we will be required to make whatever arrangements are necessary to ensure that the amount of the tax required to be withheld is available for payment in money.

We will generally be entitled to a deduction for Federal income tax purposes at such time and in the same amount that the optionee is required to include in his or her income upon the exercise of a nonqualified stock option.

 If an optionee makes payment of the option price by delivering shares of Common Stock, the optionee generally will not recognize any gain as a result of such delivery, but the amount of gain, if any, which is not so recognized, will be excluded from his or her basis in the new shares received.

Capital gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a nonqualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis of the shares acquired upon the exercise of any nonqualified stock option will be equal to the sum of the exercise price of such nonqualified stock option and the amount included in income with respect to such option.

If an optionee transfers an option by gift, the optionee will recognize ordinary income at the time that the transferee exercises the option. We will be required to report the ordinary income recognized by the optionee, and to withhold income and employment taxes, and pay our share of employment taxes, with respect to such ordinary income. The optionee may also be subject to federal gift tax on the value of the transferred option at the time that the transfer of the option is considered completed for gift purposes. The Internal Revenue Service takes the position that the transfer is not complete until the option is fully vested.

Stock Appreciation Rights

No taxable income is recognized when a SAR is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares of Common Stock received. Any additional gain or loss recognized upon later disposition of the shares is capital gain or loss, which may be long-term or short-term capital gain or loss depending on the holding period.

Restricted Stock, Restricted Stock Units, and Performance Shares

A participant generally will not have taxable income upon grant of restricted stock, RSUs or performance shares. Instead, the participant will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares or cash received minus any amount paid. For restricted stock only, a participant instead may elect to be taxed at the time of grant.

Other Stock-Based Awards

A participant generally will recognize income upon receipt of the shares subject to award (or, if later, at the time of vesting of such shares).

Tax Effect for the Company

We generally will be entitled to a tax deduction in connection with an award granted under our 2006 Stock Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the chief executive officer and to each of the next four most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, unless various conditions are met that enable compensation to qualify as “performance-based,” the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Plan has been designed to permit the Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m) of the Internal Revenue Code, thereby permitting us to receive a Federal income tax deduction in connection with such awards even to the extent that they exceed $1,000,000.

Stock Options Issued

The following table presents the aggregate number of stock options issued under our 2006 Equity Incentive Plan from its inception through April 30, 2009 to the following persons:

•                  each of our Named Executive Officers;

•                  all of our executive officers as a group;

•                  all of our directors who are not executive officers as a group;

•                  each of the nominees for director; and

•                  all of our employees who are not executive officers or directors as a group.

Name	Number of Options
Emanuel Chirico	336,000
Francis K. Duane	103,000
Paul Thomas Murry	57,000
Michael A. Shaffer	87,000
Allen E. Sirkin	0
All executive officers as a group	583,000
All directors who are not executive officers as a group	70,000
Each of the nominees for director (1)	0
All employees who are not executive officers or directors as a group	445,070

(1)          There are no nominees for director who are not current directors.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of February 1, 2009 with respect to shares of our Common Stock that may be issued under our existing equity compensation plan — our 2006 Stock Incentive Plan — as well as under our 1997 Stock Option Plan, 2000 Stock Option Plan and 2003 Stock Option Plan. The 1997, 2000 and 2003 Option Plans have been terminated, so no further option grants may be made thereunder, but valid options to purchase shares of Common Stock granted thereunder are still outstanding and governed by the provisions of those plans. All of the foregoing plans were approved by our stockholders and we have no equity compensation plans that were not approved by our stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a)) (c)
Equity compensation plans approved by security holders	3,985,675	(1)	$25.68	(2)	1,604,918
Equity compensation plans not approved by security holders	—		—		—
	3,985,675		$25.68		1,604,918

(1)         Consists of (a) 406,036 shares of Common Stock underlying restricted stock units, (b) 157,550 shares of Common Stock underlying performance shares and (c) 3,422,089 shares of Common Stock underlying stock options.

(2)         Excluding the restricted stock units and performance stock, the weighted average exercise price is $29.91.

As of April 30, 2009, there were 3,655,242 shares of our Common Stock subject to issuance upon the exercise of outstanding options, at a weighted average exercise price of $29.72 and with a weighted average remaining contractual life of 6.27 years. In addition, as of April 30, 2009, there were 157,550 shares of our Common Stock subject to performance share awards, 382,903 shares subject to awards of restricted stock units and 1,328,518 shares available for grant of awards under the 2006 Stock Incentive Plan.

APPROVAL OF THE CONTINUATION OF

THE PERFORMANCE INCENTIVE BONUS PLAN

AND APPROVAL OF MATERIAL TERMS

Introduction and Board Recommendation

Our Performance Incentive Bonus Plan was approved by stockholders at our 2005 Annual Meeting of Stockholders. Currently, the Plan is effective with respect to our fiscal years 2005 through 2009 and will terminate upon the payment of all bonuses, if any, earned with respect to 2009, unless stockholders approve the continuation of the Plan on or prior to the date of the upcoming Annual Meeting of Stockholders.

The Board of Directors has approved, upon the recommendation of the Compensation Committee and subject to stockholder approval, the continuation of our Performance Incentive Bonus Plan that extends the term of the Plan through the period ending with our Annual Meeting of Stockholders to be held in 2014.

In addition, stockholder approval of the material terms of our Performance Incentive Bonus Plan is being requested so that awards paid to executive officers under the Plan can continue to qualify as performance-based compensation and be tax deductible by us under Section 162(m) of the Internal Revenue Code. The material terms being approved are the eligible participants in the Plan, the performance objectives and the maximum bonus that may be paid to any participant for a fiscal year.

The following summary of certain features of our Performance Incentive Bonus Plan is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit B to this Proxy Statement and incorporates the adoption of this amendment to the Plan.

The Board of Directors recommends a vote FOR the continuation of our Performance Incentive Bonus Plan to extend the term of the Plan and the approval of the material terms of the Plan. Proxies received in response to this solicitation will be voted FOR this proposal unless otherwise specified in a proxy.

Nature and Purposes of the Performance Incentive Bonus Plan

The purposes of our Performance Incentive Bonus Plan are to induce certain senior executive employees to remain in our employ and that of our subsidiaries, to attract new senior executive employees and to provide additional incentives to such senior executive employees to promote the success of our business and that of our subsidiaries. The approximate number of persons currently eligible to participate the Plan is 28.

Duration and Modification

Upon the adoption of this amendment, our Performance Incentive Bonus Plan will be effective for awards made prior to our Annual Meeting of Stockholders to be held in 2014 and will terminate after payment of all bonuses, if any, earned with respect to awards made under the Plan prior to such meeting, unless the stockholders approve the continuation of the Plan no later than the date of our 2014 Annual Meeting of Stockholders. The Board of Directors (or committee administering the Plan) may at any time terminate the Plan or make such modifications thereof as it determines. However, the Board (or committee administering the Plan) may not amend the Plan, without the approval of the holders of a majority of the then outstanding shares of our Common Stock then eligible to vote thereon, to the extent such approval is necessary to continue to qualify the amounts payable under the Plan to “covered employees” (within the meaning of Section 162(m) of the Internal Revenue Code) as deductible under Section 162(m) of the Internal Revenue Code.

Administration of the Performance Incentive Bonus Plan

Our Performance Incentive Bonus Plan is administered by the Compensation Committee or such other committee of the Board of Directors that the Board may designate from time to time. The Committee must consist of two or more members of the Board who are intended to be “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. The Committee has the complete authority and discretion to administer and interpret the Plan, including to determine the participants the Plan and establish the performance objectives for each performance cycle. The Committee may delegate authority to our Chief Executive Officer to administer the Plan with respect to employees who are not, and are not reasonably expected to become, “covered employees.”  The members of the Committee do not receive additional compensation for service in connection with the administration of the Plan.

Determination of Participation, Performance Objectives and Bonuses

Within 90 days after the commencement of each fiscal year, the Committee is required to determine the executives of our company and our subsidiaries who will be participants in our Performance Incentive Bonus Plan with respect to such fiscal year and the performance objectives that must be satisfied for a participant to be eligible to receive a bonus. Performance cycles of less than one year may also be established, with performance objectives determined prior to the expiration of 25% of the cycle’s length. Performance objectives are based upon the achievement of earnings or other performance measures established by the Committee. These measures include earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, economic value created, market share, net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets, return on capital (based on earnings or cash flow), return on equity, return on investment, revenue, cash flow, operating margin, share price, total stockholder return, total market value, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation or information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. Performance objectives may be established on a corporate-wide basis or at subsidiary or business unit levels. Historically, the Committee has established performance objectives based upon the achievement of earnings targets, on a corporate-wide basis, for participants with corporate responsibilities and, for a subsidiary, division or business unit and, in certain cases, on a corporate-wide basis, for participants who are responsible for a subsidiary, division or business unit. If and to the extent the performance objectives are achieved, participants are eligible to receive a bonus based upon a percentage of their base salary in effect on the October 31 that coincides with or immediately precedes the last day of the performance cycle. Threshold, plan and maximum targets are established for each performance cycle and bonus percentages are established for the achievement of each of the targets. The percentage is lowest for achievement of the threshold target and is highest if the maximum target is achieved or exceeded. If the level of achievement falls between two of the targets, the bonus is based on a percentage of the participant’s base salary that is on a straight-line interpolation between the percentages for the two targets, or such other basis as the Committee shall determine at the time the performance objective for the participant is established. The percentage of base salary that a participant can earn as a bonus may differ among participants. No bonus is earned if the participant’s threshold target is not achieved. The maximum bonus payable to any participant for a fiscal year is $4,000,000.

Payment of Bonuses

Participants who qualify for a bonus receive their bonuses in the form of a single sum cash payment no later than 30 days after the Committee certifies that the performance criteria have been satisfied.

If a participant dies or a change in control (as defined in our Performance Incentive Bonus Plan) occurs during a performance cycle, the participant or his or her estate will receive the target level bonus for such cycle, prorated to reflect the portion of the cycle worked by the participant. Such award will be paid within 30 days of the participant’s death or the change in control, as the case may be. If a participant becomes disabled or retires during a performance cycle, the participant will receive the bonus, if any, that would have otherwise been payable to the participant for such cycle, prorated to reflect the portion of the cycle worked by the participant. In all other cases, a participant must be employed by us at the end of the performance cycle in order to remain eligible to receive an award.

Our Performance Incentive Bonus Plan provides the date of payment described above shall occur no later than the 15th day of the third month following the later of (x) the last day of the fiscal year in which the performance cycle ends or (y) the last day of the participant’s taxable year in which the performance cycle ends, in either case, in which the right to the payment of the bonus is no longer subject to forfeiture.

In addition, in the event any payment under our Performance Incentive Bonus Plan constitutes “deferred compensation” (within the meaning of Section 409A), and such payment is payable to a participant who is a “specified employee” (as determined under our policy for identifying specified employees) on the date of his or her “separation from service” (within the meaning of Section 409A), the date for payment of such bonus shall be the earlier of (i) death or (ii) the later of (x) the date that payment would otherwise be made under the Plan or (y) the first business day following the end of the sixth-month period following the date of the participant’s separation from service.

Clawback

In the event of a restatement of our financial results to correct a material error or inaccuracy resulting in whole or in part from the fraud or intentional misconduct of a participant, as determined by the Board of Directors or a committee thereof, the Board or the committee (i) will review or cause to be reviewed all bonuses paid to the participant pursuant to the Performance Incentive Bonus Plan on the basis of having met or exceeded performance objective(s) or other measures or goals for performance cycles beginning after 2008 to the extent the bonuses relate, in whole or in part, to the periods with respect to which the financial statements are restated and, if a lesser bonus or bonuses would have been paid to the participant based upon the restated financial results, the Board or the committee may, to the extent permitted by applicable law, recover or cause to be recovered for our benefit the amount by which the participant’s bonus or bonuses for the restated period(s) exceeded such lesser bonus or bonuses, plus a reasonable rate of interest and (ii) to the extent permitted by applicable law, may take or cause to be taken for our benefit such additional action(s) deemed by the Board or committee to be appropriate including, without limitation, cancellation of the participant outstanding bonus opportunities and recovery (in whole or in part) of any additional amounts relating to prior bonuses paid to the participant under the Plan.

Federal Income Tax Consequences of the Payment of Bonuses

The following discussion of the Federal income tax consequences of the payment of bonuses under our Performance Incentive Bonus Plan is based on an analysis of the Internal Revenue Code, as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, a participant may also be subject to state and local tax consequences in the jurisdiction in which he or she works and/or resides.

Ordinary income will be recognized by a participant at the time he or she receives payment of a bonus under our Performance Incentive Bonus Plan. This ordinary (compensation) income will constitute wages subject to withholding and we will be required to make whatever arrangements are necessary to ensure that the amount of tax required to be withheld is available for payment.

We generally will be entitled to a deduction for Federal income tax purposes in an amount equal to the amount included in income by the participant.

APPROVAL OF THE CONTINUATION OF

THE LONG-TERM INCENTIVE PLAN

AND APPROVAL OF MATERIAL TERMS

Introduction and Board Recommendation

Our Long-Term Incentive Plan was approved by stockholders at our 2005 Annual Meeting of Stockholders. Currently, the LTIP is effective with respect to performance cycles commencing prior to the upcoming Annual Meeting of Stockholders and terminates upon the payment of all outstanding awards that are earned unless stockholders approve the continuation of the LTIP on or prior to the date of the upcoming Annual Meeting of Stockholders.

The Board of Directors has approved, upon the recommendation of the Compensation Committee and subject to stockholder approval, the continuation of our Long-Term Incentive Plan that extends the term of the LTIP through the period ending with our Annual Meeting of Stockholders to be held in 2014.

In addition, stockholder approval of material terms of our Long-Term Incentive Plan is being requested so that awards paid to executive officers under the LTIP can continue to qualify as performance-based compensation and be tax deductible by us under Section 162(m) of the Internal Revenue Code. The material terms being approved are the eligible participants in the LTIP, the allowable performance objectives and the maximum award that may be made to any participant with respect to a performance cycle.

The following summary of certain features the Long-Term Incentive Plan is qualified in its entirety by reference to the full text of our LTIP, which is attached as Exhibit C to this Proxy Statement and incorporates the adoption of this amendment to the LTIP.

The Board of Directors recommends a vote FOR the continuation of our Long-Term Incentive Plan to extend the term of the LTIP and the approval of the material terms of the LTIP. Proxies received in response to this solicitation will be voted FOR this proposal unless otherwise specified in a proxy.

Nature and Purposes of the Long-Term Incentive Plan

The purposes of our Long-Term Incentive Plan are to induce certain senior executive employees to remain in our employ and that of our subsidiaries and to provide inducement for such senior executive employees to promote the success of our business and that of our subsidiaries. Our “executive officers,” as defined under the Exchange Act, are the only persons eligible to participate in our LTIP. We currently have five executive officers.

Duration and Modification

Upon the adoption of this amendment, our Long-Term Incentive Plan will be effective for awards made prior to our Annual Meeting of Stockholders to be held in 2014 and will terminate after payment of all awards, if any, earned thereunder with respect to the awards made under the LTIP prior to such meeting, unless the stockholders approve the continuation of the LTIP, no later than the date of our 2014 Annual Meeting of Stockholders. The Board of Directors (or committee administering the LTIP) may at any time terminate the Plan or make such modifications thereof as it determines. However, the Board (or committee administering the LTIP) may not amend the LTIP, without the approval of the holders of a majority of the then outstanding shares of our Common Stock then eligible to vote thereon, to the extent such approval is necessary to continue to qualify the amounts payable under the LTIP to “covered employees” (within the meaning of Section 162(m) of the Internal Revenue Code) as deductible under Section 162(m) of the Internal Revenue Code.

Administration of the Long-Term Incentive Plan

Our Long-Term Incentive Plan is administered by the Compensation Committee or such other committee of the Board of Directors that the Board may designate from time to time. The Committee must consist of two or more members of the Board who are intended to be “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. The Committee has the complete authority and discretion to administer and interpret the LTIP, including to establish the performance objectives for each performance cycle. The members of the Committee do not receive additional compensation for service in connection with the administration of the LTIP.

Determination of Participation, Performance Objectives and Awards

Within 90 days after the commencement of each performance cycle, the Committee is required to determine the performance objectives with respect to such performance cycle. Performance cycles are a three fiscal year period, or other period of at least 13 months, established by the Committee. Performance objectives are based upon earnings per share growth, return on equity performance or other performance criteria established by the Committee. These measures include earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, economic value created, market share, net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets, return on capital (based on earnings or cash flow), return on equity, return on investment, revenue, cash flow, operating margin, share price, total stockholder return, total market value, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation or information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. Performance objectives may be established on a corporate-wide basis or at subsidiary or business unit levels. Threshold, plan and maximum targets are established for each performance cycle, and awards are established for the achievement of each of the targets. Awards are based upon a percentage of a participant’s base salary. The percentage is lowest for achievement of the threshold target and is highest if the maximum target is achieved or exceeded. If the level of achievement falls between two of the targets, the award will be based on a percentage of the participant’s base salary that is an interpolation between the percentages for the two targets. The percentage of base salary that a participant can earn as an award can differ among the participants. No awards are earned if the threshold targets are not satisfied. The maximum award that may be made to any participant with respect to any performance cycle is $5,000,000.

Payment of Awards

If a participant earns an award with respect to a performance cycle, he or she will receive his or her award in the form of a single sum cash payment no later than 30 days following the Committee’s certification that the performance objectives have been achieved.

If a participant dies or a change in control (as defined in our Long-Term Incentive Plan) occurs during a performance cycle, the participant or his or her estate will receive the target level award for such cycle, prorated to reflect the portion of the cycle worked by the participant. Such award will be paid within 30 days of the participant’s death or the change in control, as the case may be. If a participant becomes disabled, retires, is fired without cause or is fired for any reason which would constituent “good reason” under the terms of the participant’s employment agreement with us or any of our subsidiaries during a performance cycle and, in the case of retirement or termination without cause of for good reason, at least one year of the cycle has elapsed, the participant will receive the award, if any, that would have otherwise been payable to the participant for such cycle, prorated to reflect the portion of the cycle worked by the participant. In all other cases, a participant must be employed by us at the end of the performance cycle in order to remain eligible to receive an award.

Our Long-Term Incentive Plan provides the date of payment described above shall occur no later than the 15th day of the third month following the later of (x) the last day of the fiscal year in which the performance cycle ends or (y) the last day of the participant’s taxable year in which the performance cycle ends, in either case, in which the right to the payment of the award is no longer subject to forfeiture.

In addition, in the event any payment under our Long-Term Incentive Plan constitutes “deferred compensation” (within the meaning of Section 409A), and such payment is payable to a participant who is a “specified employee” (as determined under our policy for identifying specified employees) on the date of his or her “separation from service” (within the meaning of Section 409A), the date for payment of such award shall be the earlier of (i) death or (ii) the later of (x) the date that payment would otherwise be made under the LTIP or (y) the first business day following the end of the sixth-month period following the date of the participant’s separation from service.

Clawback

In the event of a restatement of our financial results to correct a material error or inaccuracy resulting in whole or in part from the fraud or intentional misconduct of a participant, as determined by the Board of Directors or a committee thereof, the Board or the committee (i) will review or cause to be reviewed all awards paid to the participant pursuant to the Long-Term Incentive Plan on the basis of having met or exceeded performance objective(s) or other measures or goals for performance cycles beginning after 2008 to the extent the awards relate, in whole or in part, to the periods with respect to which the financial statements are restated and, if a lesser award or awards would have been paid to the participant based upon the restated financial results, the Board or the committee may, to the extent permitted by applicable law, recover or cause to be recovered for our benefit of the amount by which the participant’s award(s) for the restated period(s) exceeded such lesser award or awards, plus a reasonable rate of interest and (ii) to the extent permitted by applicable law, may take or cause to be taken for our benefit such additional action(s) deemed by the Board or committee to be appropriate including, without limitation, cancellation of the participant’s outstanding award opportunities and recovery (in whole or in part) of any additional amounts relating to prior awards paid to the participant under the LTIP.

Federal Income Tax Consequences of the Payment of Awards

The following discussion of the Federal income tax consequences of the payment of awards under our Long-Term Incentive Plan is based on an analysis of the Internal Revenue Code, as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, a participant may also be subject to state and local tax consequences in the jurisdiction in which he or she works and/or resides.

Ordinary income will be recognized by a participant at the time he or she receives payment of an award under our Long-Term Incentive Plan. This ordinary (compensation) income will constitute wages subject to withholding and we will be required to make whatever arrangements are necessary to ensure that the amount of tax required to be withheld is available for payment.

We generally will be entitled to a deduction for Federal income tax purposes in an amount equal to the amount included in income by the participant.

RATIFICATION OF THE APPOINTMENT OF AUDITORS

The Audit Committee has selected Ernst & Young LLP, independent auditors, as our auditors for the fiscal year ending January 31, 2010. Although stockholder ratification of the Audit Committee’s selection is not required, the Board of Directors considers it desirable for our stockholders to pass upon the selection of auditors and, if the stockholders disapprove of the selection, intends to request the Audit Committee to reconsider the selection of auditors for the fiscal year ending January 30, 2011, since it would be impracticable to replace our auditors so late into our current fiscal year.

It is expected that representatives of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends a vote FOR the ratification of the appointment of the auditors. Proxies received in response to this solicitation will be voted FOR the ratification of the appointment of the auditors unless otherwise specified in a proxy.

Fees Paid to Auditors

The following table sets forth the aggregate fees billed by Ernst & Young LLP, the member firms of Ernst & Young LLP, and their respective affiliates for professional services rendered to us for the audit of our annual financial statements for the fiscal years ended February 1, 2009, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for those fiscal years, and for other services rendered on behalf of the Company during those fiscal years. All of such fees were pre-approved by the Audit Committee.

	2008	2007
Audit Fees(1)	$1,626,000	$1,845,000
Audit-Related Fees(2)	$235,000	$79,000
Tax Fees(3)	$121,000	$70,000
All Other Fees	—	—

(1)          Consists of fees for professional services performed for the audit of our annual financial statements, the audit of internal control over financial reporting in conjunction with the audit of our annual consolidated financial statements and reviews of financial statements included in our Quarterly Reports on Form 10-Q. Audit fees also include services that are normally provided in connection with statutory filing requirements.

(2)          Includes fees that are related to audit or review of our consolidated financial statements, including consultations in connection with acquisitions, and consultations concerning financial accounting and reporting standards, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

(3)          Includes fees for services to assist us in the preparation of our tax returns and for the provision of tax advice.

The Audit Committee’s charter requires the Committee to pre-approve at its meetings all audit and non-audit services provided by our outside auditors. The charter permits the Committee to delegate to any one or more of its members the authority to grant such pre-approvals. Any such delegation of authority may be subject to any rules or limitations that the members deem appropriate. The decision to pre-approve any services made by any member to whom authority has been so delegated must be presented to the full Committee at its next meeting.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any proposal of an eligible stockholder intended to be presented at the 2010 Annual Meeting of Stockholders must be received by us for inclusion in our Proxy Statement and form of proxy relating to that meeting on or before January 7, 2010. The proxy or proxies designated by the Board of Directors will have discretionary authority to vote on any matter properly presented by a stockholder for consideration at the 2010 Annual Meeting of Stockholders but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by us on or before March 23, 2010 and certain other conditions of the applicable rules of the SEC are satisfied. Stockholder proposals should be directed to the Secretary of the Company at the address set forth on the following page.

MISCELLANEOUS

The Board of Directors does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than that set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

We will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material that may be sent to stockholders in connection with this solicitation. Solicitation may be made by mail, telephone, telegraph and/or personal interview. We may reimburse persons holding shares in their names or in the names of nominees for their expense in sending proxies and proxy material to their principals. In addition, Georgeson Shareholder, which is retained by us on an annual basis, will aid in the solicitation of proxies for the meeting for a fee of $7,000 plus expenses.

Copies of our Annual Report on Form 10-K for our fiscal year ended February 1, 2009, excluding the exhibits thereto but including certain additional information, are being mailed to our stockholders together with this Proxy Statement. The Annual Report on Form 10-K, together with such additional information, comprise our Annual Report to Stockholders. If you want to save us the cost of mailing more than one annual report to the same address, please send your written request to the Secretary of the Company at the address indicated below to discontinue mailing a duplicate copy to the account or accounts selected by you.

Stockholders and other interested parties may send communications to the Board of Directors (or specified group of individual directors, such as the non-management directors and the director who presides over the sessions of non-management directors). Any such communication should be addressed to the Board (or individual director) in care of the Secretary of Phillips-Van Heusen Corporation, 200 Madison Avenue, New York, New York, 10016-3903.

By order of the Board of Directors,

MARK D. FISCHER
Secretary
New York, New York
May 6, 2009

EXHIBIT A

PHILLIPS-VAN HEUSEN CORPORATION

2006 STOCK INCENTIVE PLAN

(As Amended and Restated Effective April 30, 2009)

1.                                       Establishment, Objectives and Duration.

(a)           Establishment of the Plan. Phillips-Van Heusen Corporation established this incentive compensation plan to be known as the “Phillips-Van Heusen Corporation 2006 Stock Incentive Plan.”  The Plan permits the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Other Stock-Based Awards. The Plan became effective on April 27, 2006 (the “Effective Date”) and has been amended from time to time since that date. The Plan was amended and restated effective April 30, 2009 subject to approval by stockholders of the Company at the 2009 Annual Meeting of Stockholders on June 25, 2009. Definitions of capitalized terms used in the Plan are contained in the attached glossary, which is an integral part of the Plan.

(b)           Purposes of the Plan. The purposes of the Plan are to induce certain individuals to remain in the employ, or to continue to serve as directors of, or consultants or advisors to, the Company and its present and future Subsidiaries, to attract new individuals to enter into such employment or service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board believes that the granting of Awards under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth and financial success.

(c)           Duration of the Plan. No Award may be granted under the Plan after the day immediately preceding the tenth (10th) anniversary of the Effective Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

2.                                       Administration of the Plan.

(a)           The Committee. Except as otherwise provided in Section 2(d), the Plan shall be administered by the “Committee.”  The Committee shall consist of two or more members of the Board. It is intended that all of the members of the Committee shall be “non-employee directors” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, and “outside directors” within the contemplation of Section 162(m)(4)(C)(i) of the Code. The Committee shall be appointed annually by the Board, which may at any time and from time to time remove any members of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held, except that the Committee may delegate to any one of its members the authority of the Committee with respect to the grant of Awards to any person who (i) shall not be an officer and/or director of the Company and (ii) is not, and in the judgment of the Committee may not be reasonably expected to become, a “covered employee” within the meaning of Section 162(m)(3) of the Code. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee (or by the member(s) of the Committee to whom authority has been delegated) shall be fully as effective as if it had been made at a meeting duly called and held.

(b)           Authority of the Committee. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Committee hereunder), and except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to:

(i)    select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder;

(ii)   determine whether and to what extent Awards are granted hereunder;

(iii)  determine the size and types of Awards granted hereunder;

(iv)  approve forms of Award Agreement for use under the Plan;

(v)   determine the terms and conditions of any Award granted hereunder;

(vi)  establish performance goals for any Performance Period and determine whether such goals were satisfied;

(vii) amend the terms of any outstanding Award granted under the Plan; provided that, except as otherwise provided in Section 16, no such amendment shall reduce the Exercise Price of outstanding Options or the grant price of outstanding SARs without the approval of the stockholders of the Company;

(viii)        construe and interpret the terms of the Plan and any Award Agreement entered into under the Plan, and to decide all questions of fact arising in its application; and

(ix)   take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate.

(c)           Effect of Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final, binding and conclusive on all persons, including the Company, its Subsidiaries, its stockholders, Employees, Directors, Consultants and their estates and beneficiaries.

(d)           Delegation. As permitted by Applicable Laws, the Committee may delegate its authority as identified herein, including the power and authority to make Awards to Participants who are not “insiders” subject to Section 16(b) of the Exchange Act or expected to be “covered employees” within the meaning of Section 162(m) of the Code, pursuant to such conditions and limitations as the Committee may establish.

3.                                       Shares Subject to the Plan; Effect of Grants; Individual Limits.

(a)           Number of Shares Available for Grants. Subject to adjustment as provided in Section 18 hereof, the maximum number of Shares which may be issued pursuant to Awards under the Plan shall be 8,402,554, plus the number of Shares subject to outstanding awards under the Prior Plans as of the Amendment Date that are deemed not delivered under the Prior Plans pursuant to paragraph (i) or (ii) of this Section 3(a), plus the number of Shares that were subject to outstanding awards under the Prior Plans at June 18, 2008 but which expired or were cancelled or forfeited subsequent to that date. The 8,402,554 shares referred to in the immediately preceding sentence include the 3,000,000 Shares initially included in the Plan as of the Effective Date, 1,002,554 Shares added to the Plan pursuant to paragraph (i) of this Section 3(a) between the Effective Date and June 18, 2008, and 4,400,000 Shares added to the Plan as of the Amendment Date.

(i)  Shares that are potentially deliverable under an Award granted under the Plan or an option granted under a Prior Plan that expires or is canceled, forfeited, settled in cash or otherwise settled without the delivery of Shares shall not be treated as having been issued under the Plan or a Prior Plan.

(ii) Shares that are issued pursuant to awards that are assumed, converted or substituted in connection with a merger, acquisition, reorganization or similar transaction shall not be treated as having been issued under the Plan; provided, however, that the Shares referred to in this paragraph (ii) shall not be considered for purposes of determining the number of Shares available for grant as Incentive Stock Options.

Notwithstanding any other provisions herein: (i) shares tendered in payment of the exercise price of an Award shall not be added to the maximum share limitations described above, (ii) shares withheld by the Company to satisfy the tax withholding obligation shall not be added to the maximum share limitations described above, and (iii) all shares covered by a Stock Appreciation Right, to the extent that it is exercised and whether or not shares of Common Stock are actually issued upon exercise of the right, shall be considered issued or transferred pursuant to the Plan.

The Shares to be issued pursuant to Awards may be authorized but unissued Shares or treasury Shares.

(b)           Individual Limits. Subject to adjustment as provided in Section 16 hereof, the maximum aggregate number of Shares with respect to which Awards may be granted in any calendar year to any one Participant shall be 1,000,000 Shares.

(c)           Share Counting. Each Share underlying a Stock Option or Stock Appreciation Right shall be counted as one share for purposes of the limits set forth in Sections 3(a) and 3(b). Each Share underlying a combination of

Stock Appreciation Right and Stock Option, where the exercise of the Stock Appreciation Right or Stock Option results in the cancellation of the other, shall be counted as one share for purposes of the limits set forth in Sections 3(a) and 3(b). Each Share underlying an Award of Restricted Stock, Restricted Stock Unit, Performance Share or Other Stock-Based Award shall be counted as two shares for purposes of the limits set forth in Sections 3(a) and 3(b).

4.                                       Eligibility and Participation.

(a)           Eligibility. Persons eligible to participate in the Plan include all Employees, Directors and Consultants.

(b)           Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award. The Committee may establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan.

5.                                       Types of Awards.

(a)           Type of Awards. Awards under the Plan may be in the form of Options (both Nonqualified Stock Options and/or Incentive Stock Options), SARs, Restricted Stock, Restricted Stock Units, Performance Shares and Other Stock-Based Awards.

(b)           Designation of Award. Each Award shall be designated in the Award Agreement.

6.                                       Options.

(a)           Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b)           Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine including, but not limited to, the Option vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, and payment contingencies. The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. Options that are intended to be Incentive Stock Options shall be subject to the limitations set forth in Section 422 of the Code. Options granted pursuant to the Plan shall not provide Participants with the right to receive Dividends or Dividend Equivalents.

(c)           Exercise Price. Except for Options adjusted pursuant to Section 18 herein, and replacement Options granted in connection with a merger, acquisition, reorganization or similar transaction, the Exercise Price for each grant of an Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted. However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the Exercise Price for each grant of an Option shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted.

(d)           Term of Options. The term of an Option granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed 10 years. However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the term of the Incentive Stock Option shall be five years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

(e)           Exercise of Options. Options granted under this Section 6 shall be exercisable at such times and be subject to such restrictions and conditions as set forth in the Award Agreement and as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

(f)            Payments. Options granted under this Section 6 shall be exercised by the delivery of a written notice to the Company setting forth the number of Shares with respect to which the Option is to be exercised and payment of the Exercise Price. The Exercise Price of an Option shall be payable to the Company: (i) in cash or its equivalent, (ii) by tendering (either actually or constructively by attestation) Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price, (iii) in any other manner then permitted by the Committee, or (iv) by a combination of any of the permitted methods of payment. The Committee may limit any method of payment, other than that specified under (i), for administrative convenience, to comply with Applicable Laws or otherwise.

(g)           Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Section 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

(h)           Termination of Employment or Service. Each Participant’s Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options, and may reflect distinctions based on the reasons for termination of employment or service.

7.                                       Stock Appreciation Rights.

(a)           Grant of SARs. Subject to the terms and provisions of the Plan, SARs may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b)           Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine. SARs granted pursuant to the Plan shall not provide Participants with the right to receive Dividends or Dividend Equivalents.

(c)           Grant Price. The grant price of a freestanding SAR shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the SAR; provided, however, that these limitations shall not apply to Awards that are adjusted pursuant to Section 18 herein.

(d)           Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed 10 years.

(e)           Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them and sets forth in the Award Agreement.

(f)            Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)            the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

(ii)           the number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

(g)           Termination of Employment or Service. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs, and may reflect distinctions based on the reasons for termination of employment or service.

8.                                       Restricted Stock.

(a)           Grant of Restricted Stock. Subject to the terms and provisions of the Plan, Restricted Stock may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b)           Award Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

(c)           Period of Restriction and Other Restrictions. Except as otherwise provided in a Participant’s Award Agreement, upon a termination of employment or, pursuant to Section 17, in the event of a Change in Control or Subsidiary Disposition, an Award of Restricted Stock shall have a minimum Period of Restriction of three years, which period may, at the discretion of the Committee, lapse on a pro-rated, graded, or cliff basis (as specified in an Award Agreement). The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, a requirement that the issuance of Shares of Restricted Stock be delayed, restrictions based upon the achievement of specific performance goals, additional time-based restrictions, and/or restrictions under Applicable Laws, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock. As soon as practicable following the grant of Restricted Stock, the Shares of Restricted Stock shall be registered in the Participant’s name in certificate or book-entry form. If a certificate is issued, it shall bear an appropriate legend referring to the restrictions and it shall be held by the Company, or its agent, on behalf of the Participant until the Period of Restriction has lapsed or otherwise been satisfied. If the Shares are registered in book-entry form, the restrictions shall be placed on the book-entry registration.

(d)           Removal of Restrictions. Subject to Applicable Laws, Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto. Once Restricted Stock is released from the restrictions, the Participant shall be entitled to receive a certificate evidencing the Shares.

(e)           Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by Applicable Laws, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares during the Period of Restriction.

(f)            Dividends and Other Distributions. Except as otherwise provided in a Participant’s Award Agreement, during the Period of Restriction, Participants holding Shares of Restricted Stock shall receive all regular cash Dividends paid with respect to all Shares while they are so held, and, except as otherwise determined by the Committee, all other distributions paid with respect to such Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and paid at such time following full vesting as are paid the Shares of Restricted Stock with respect to which such distributions were made.

(g)           Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Restricted Stock following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards of Restricted Stock, and may reflect distinctions based on the reasons for termination of employment or service.

9.                                       Restricted Stock Units.

(a)           Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, Restricted Stock Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b)           Award Agreement. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the applicable Period of Restriction, the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

(c)           Value of Restricted Stock Units. The initial value of a Restricted Stock Unit shall equal the Fair Market Value of a Share on the date of grant; provided, however, that this restriction shall not apply to Awards that are adjusted pursuant to Section 16.

(d)           Period of Restriction. Except as otherwise provided in a Participant’s Award Agreement, upon a termination of employment or, pursuant to Section 17, in the event of a Change in Control or Subsidiary Disposition, an Award of Restricted Stock Units shall have a minimum Period of Restriction of three (3) years, which period may, at the discretion of the Committee, lapse on a pro-rated, graded, or cliff basis.

(e)           Form and Timing of Payment. Except as otherwise provided in Section 17 or a Participant’s Award Agreement, payment of Restricted Stock Units shall be made at a specified settlement date that shall not be earlier than the last day of the Period of Restriction. The Committee, in its sole discretion, may pay earned Restricted Stock Units by delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of such Shares (or a combination thereof). The Committee may provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant.

(f)            Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

(g)           Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout respecting an Award of Restricted Stock Units following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Restricted Stock Units, and may reflect distinctions based on the reasons for termination of employment or service.

(h)           Dividend Equivalents. At the discretion of the Committee, Restricted Stock Units granted pursuant to the Plan may provide Participants with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Participants, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish.

10.                               Performance Shares.

(a)           Grant of Performance Shares. Subject to the terms and provisions of the Plan, Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b)           Award Agreement. Each grant of Performance Shares shall be evidenced by an Award Agreement that shall specify the applicable Performance Period and Performance Measure(s), the number of Performance Shares granted, and such other provisions as the Committee shall determine.

(c)           Value of Performance Shares. The initial value of a Performance Share shall equal the Fair Market Value of a Share on the date of grant; provided, however, that this restriction shall not apply to Awards that are adjusted pursuant to Section 16.

(d)           Form and Timing of Payment. Except as otherwise provided in Section 17 or a Participant’s Award Agreement, payment of Performance Shares shall be made at a specified settlement date that shall not be earlier than the last day of the Performance Period. The Committee, in its sole discretion, may pay earned Performance Shares by delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of such Shares (or a combination thereof). The Committee may provide that settlement of Performance Shares shall be deferred, on a mandatory basis or at the election of the Participant.

(e)           Voting Rights. A Participant shall have no voting rights with respect to any Performance Shares granted hereunder.

(f)            Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout respecting an Award of Performance Shares following termination of the Participant’s employment or, if the Participant is a Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Participants, and may reflect distinctions based on the reasons for termination of employment or service.

11.                                Other Stock-Based Awards.

(a)                                  Grant. The Committee shall have the right to grant other Awards that may include, without limitation, the grant of Shares based on attainment of performance goals established by the Committee, the payment of Shares as a bonus or in lieu of cash based on attainment of performance goals established by the Committee, and the payment of Shares in lieu of cash under other Company incentive or bonus programs.

(b)                                 Period of Restriction. Except as otherwise provided in a Participant’s Award Agreement, upon a termination of employment or, pursuant to Section 17, in the event of a Change in Control or Subsidiary Disposition, Awards granted pursuant to this Section 11 shall have a minimum Period of Restriction of three years, which period may, at the discretion of the Committee, lapse on a pro-rated, graded, or cliff basis (as specified in an Award Agreement). Notwithstanding the above, the payment of Shares in lieu of cash under other Company incentive or bonus programs shall not be subject to the minimum Period of Restriction limitations described above.

(c)                                  Payment of Other Stock-Based Awards. Subject to Section 11(b) hereof, payment under or settlement of any such Other Stock-Based Awards shall be made in such manner and at such times as the Committee may determine. The Committee may provide that settlement of Other Stock-Based Awards shall be deferred, on a mandatory basis or at the election of the Participant.

(d)                                 Termination of Employment or Service. The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination of employment or service.

12.                                Performance-Based Exception.

(a)                                  The Committee may specify that the attainment of one or more of the Performance Measures set forth in this Section 12 shall determine the degree of granting, vesting and/or payout with respect to Awards that the Committee intends will qualify for the Performance-Based Exception. The performance goals to be used for such Awards shall be chosen from among the following performance measures (the “Performance Measures”): earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, economic value created, market share, net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets, return on capital (based on earnings or cash flow), return on equity, return on investment, revenue, cash flow, operating margin, share price, total stockholder return, total market value, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation or information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such Performance Measures may be established at such levels and on such terms as the Committee may determine, in its discretion, on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments or functions, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. Awards that are not intended to qualify for the Performance-Based Exception may be based on these or such other performance measures as the Committee may determine.

(b)                                 Unless otherwise determined by the Committee, measurement of performance goals with respect to the Performance Measures above shall exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, as well as the cumulative effects of tax or accounting changes, each as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other filings with the SEC, as well as any other items determined in accordance with Section 18(b).

(c)                                  Performance goals may differ for Awards granted to any one Participant or to different Participants.

(d)                                 Achievement of performance goals in respect of Awards intended to qualify under the Performance-Based Exception shall be measured over a Performance Period specified in the Award Agreement, and the goals shall be established not later than 90 days after the beginning of the Performance Period or, if less than 90 days, the number of days which is equal to 25% of the relevant Performance Period applicable to the Award.

13.                                Transferability of Awards. Incentive Stock Options may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant’s lifetime only by such Participant. Other Awards shall be transferable to members of the Participant’s Immediate Family to the extent provided in the Award Agreement, except that no Award may be transferred for consideration.

14.                                Taxes. The Company shall have the power and right, prior to the delivery of Shares pursuant to an Award, to deduct or withhold, or require a Participant to remit to the Company (or a Subsidiary), an amount (in cash or Shares) sufficient to satisfy any applicable tax withholding requirements applicable to an Award. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any applicable tax withholding requirements. Subject to such restrictions as the Committee may prescribe, in the event that an Award of Restricted Stock shall become taxable to a Participant during any Company-imposed blackout period, a Participant may satisfy all or a portion of any tax withholding requirements by electing to have the Company withhold Shares having a Fair Market Value equal to the amount to be withheld up to the minimum statutory tax withholding rate (or such other rate that will not result in a negative accounting impact).

15.                                Conditions Upon Issuance of Shares.

(a)                                  Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)                                 As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

16.                                Adjustments Upon Changes in Capitalization. In the event of any equity restructuring (within the meaning of Financial Accounting Standards No. 123R), such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be an equitable adjustment in the number and kind of Shares that may be delivered under the Plan, the individual limits set forth in Section 3(b), and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the Exercise Price, grant price or other price of Shares subject to outstanding Awards, any performance conditions relating to Shares, the market price of Shares, or per-Share results, and other terms and conditions of outstanding Awards, to prevent dilution or enlargement of rights.  In the event of any other change in corporate capitalization, such as a merger, consolidation, or liquidation, the Committee may, in its sole discretion, cause there to be such equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number.  Adjustments made by the Committee pursuant to this Section 16 shall be final, binding, and conclusive.

17.                                Change in Control, Cash-Out and Termination of Underwater Options/SARs, and Subsidiary Disposition.

(a)                                  Change in Control. Except as otherwise provided in a Participant’s Award Agreement or pursuant to Section 17(b), upon the occurrence of a Change in Control, unless otherwise specifically prohibited under Applicable Laws:

(i)                         any and all outstanding Options and SARs granted hereunder shall become immediately exercisable;

(ii)                      any Period of Restriction or other restriction imposed on Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards shall lapse; and

(iii)                   any and all Performance Shares and other Awards (if performance-based) shall vest on a pro-rata monthly basis, including full credit for partial months elapsed, and will be paid (A) based on the level of performance achieved as of the date of the Change in Control, if determinable, or (B) at the target level, if not determinable. The amount of the vested Award may be computed under the following formula:  total Award number of Shares times (number of full months elapsed in shortest possible vesting period divided by number of full months in shortest possible vesting period) times percent performance level achieved immediately prior to the specified effective date of the Change in Control.

(b)                                 Cash-Out and Termination of Underwater Options/SARs. The Committee may, in its sole discretion, provide that (i) all outstanding Options and SARs shall be terminated upon the occurrence of a Change in Control and that each Participant shall receive, with respect to each Share subject to such Options or SARs, an amount in cash equal to the excess of the Fair Market Value of a Share immediately prior to the occurrence of the Change in Control over the Option Exercise Price or the SAR grant price; and (ii) Options and SARs outstanding as of the date of the Change in Control may be cancelled and terminated without payment therefore if the Fair Market Value of a Share as of the date of the Change in Control is less than the Option Exercise Price or the SAR grant price.

(c)                                  Subsidiary Disposition. The Committee shall have the authority, exercisable either in advance of any actual or anticipated Subsidiary Disposition or at the time of an actual Subsidiary Disposition and either at the time of the grant of an Award or at any time while an Award remains outstanding, to provide for the automatic full vesting and exercisability of one or more outstanding unvested Awards under the Plan and the termination of restrictions on transfer and repurchase or forfeiture rights on such Awards, in connection with a Subsidiary Disposition, but only with respect to those Participants who are at the time engaged primarily in Continuous Service with the Subsidiary involved in such Subsidiary Disposition. The Committee also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the affected Participant’s Continuous Service with that Subsidiary within a specified period following the effective date of the Subsidiary Disposition. The Committee may provide that any Awards so vested or released from such limitations in connection with a Subsidiary Disposition, shall remain fully exercisable until the expiration or sooner termination of the Award.

18.                                Amendment, Suspension or Termination of the Plan.

(a)                                  Amendment, Modification and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment that requires stockholder approval in order for the Plan to continue to comply with the New York Stock Exchange listing standards or any rule promulgated by the SEC or any securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

(b)                                 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 16) affecting the Company or the financial statements of the Company or of changes in Applicable Laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. With respect to any Awards intended to comply with the Performance-Based Exception, unless otherwise determined by the Committee, any such exception shall be specified at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception.

(c)                                  Awards Previously Granted. No termination, amendment or modification of the Plan or of any Award shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award, unless such termination, modification or amendment is required by Applicable Laws and except as otherwise provided herein.

(d)                                 No Repricing. Without the affirmative vote of holders of a majority of the Shares cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding Shares is present or represented by proxy, the Board shall not approve either: (i) the cancellation of outstanding Options or SARs and the grant in substitution therefore of new awards having a lower exercise price; (ii) the amendment of outstanding Options or SARs to reduce the exercise price thereof; or (iii) the cancellation of outstanding Options or SARs and the payment of cash in substitution therefore.

(e)                                  Compliance with the Performance-Based Exception. If it is intended that an Award comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate such that the Awards maintain eligibility for the Performance-Based Exception. If changes are made to Code Section 162(m) or regulations promulgated thereunder to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Section 18, make any adjustments to the Plan and/or Award Agreements it deems appropriate.

19.                                Repayment of Awards.

(a)                                  In the event of a restatement of the Company’s financial results to correct a material error or inaccuracy resulting in whole or in part from the fraud or intentional misconduct of a Participant who is a member of the Company’s senior executive group, such fraud or misconduct as determined by the Board or a committee thereof, the Board or the committee may, to the extent permitted by applicable law,

(i)                               cancel or cause to be cancelled any or all of such Participant’s outstanding Awards granted after December 31, 2008;

(ii)                            recover or cause to be recovered any or all Proceeds resulting from any sale or other disposition (including to the Company) of Shares issued or issuable upon vesting, settlement or exercise, as the case may be, of any Award granted after December 31, 2008; and/or

(iii)                         recover or cause to be recovered any cash paid or Shares issued to such Participant in connection with any vesting, settlement or exercise of an Award granted after December 31, 2008.

(b)                                 The return of Proceeds is in addition to and separate from any other relief available to the Company or any other actions as may be taken by the Committee in its sole discretion. Any determination by the Committee with respect to the foregoing shall be final, conclusive and binding on all interested parties.

20.                                Reservation of Shares.

(a)                                  The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)                                 The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.                                Rights of Participants.

(a)                                  Continued Service. The Plan shall not confer upon any Participant any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate his or her employment or consulting relationship at any time, with or without cause.

(b)                                 Participant. No Employee, Director or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

22.                                Successors. All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award Agreements shall be deemed to refer to such successors.

23.                                Legal Construction.

(a)                                  Gender, Number and References. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural. Any reference in the Plan to a Section of the Plan either in the Plan or any Award Agreement or to an act or code or to any section thereof or rule or regulation thereunder shall be deemed to refer to such Section of the Plan, act, code, section, rule or regulation, as may be amended from time to time, or to any successor Section of the Plan, act, code, section, rule or regulation.

(b)                                 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(c)                                  Requirements of Law. The granting of Awards and the issuance of Shares or cash under the Plan shall be subject to all Applicable Laws and to such approvals by any governmental agencies or national securities exchanges as may be required.

(d)                                 Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

(e)                                  Non-Exclusive Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.

(f)                                    Code Section 409A Compliance. To the extent applicable, it is intended that the Plan and any Awards granted hereunder comply with, and should be interpreted consistent with, the requirements of Section 409A of the Code and any related regulations or other guidance promulgated thereunder by the U.S. Department of the Treasury or the Internal Revenue Service (“Section 409A”).

GLOSSARY OF DEFINED TERMS

1.                                Definitions. As used in the Plan and any Award Agreement, the following definitions shall apply:

“Amendment Date” means April 30, 2009, the effective date of (i) the increase by 4,400,000 Shares of the number of Shares which may be issued pursuant to Awards under the Plan and (ii) the increase to 1,000,000 of the maximum aggregate number of Shares with respect to which Awards may be granted in any calendar year to any one Participant.

“Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal law, applicable state law, and the rules and regulations of any applicable stock exchange or national market system.

“Award” means, individually or collectively, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, and Other Stock-Based Awards granted under the Plan.

“Award Agreement” means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award.

“Board” means the Board of Directors of the Company.

“Cause” means, with respect to any Participant (i) gross negligence or willful misconduct, as the case may be, in the performance of the material responsibilities of the Participant’s office or position; (ii) the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company or any Subsidiary (other than any such failure resulting from incapacity due to physical or mental illness); (iii) the Participant is convicted of, or pleads guilty or nolo contendere to, a felony within the meaning of U.S. Federal, state or local law (other than a traffic violation); (iv) the Participant having willfully divulged, furnished or made accessible to anyone other than the Company or any Subsidiary, or any of their respective directors, officers, employees, auditors and legal advisors, otherwise than in the ordinary course of business, any confidential or proprietary information of the Company or such Subsidiary; or (v) any act or failure to act by the Participant, which, under the provisions of applicable law, disqualifies the Participant from performing his or her duties or serving in his or her then current capacity with the Company or a Subsidiary; provided, however, that with respect to a Participant who has an employment agreement with the Company or any of its Subsidiaries which has a definition of “cause”, the definition contained therein shall govern.

“Change in Control” means the first to occur of the following events:

1.         Any Person, other than a Person who as of the date the Plan is first approved by the Board is the owner of at least 8% of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), becomes (A) a “beneficial owner,” as such term is used in Rule 13d-3 of the Exchange Act, of at least one-quarter but less than one-half of the Outstanding Company Voting Securities, unless such acquisition has been approved within 30 days thereafter by at least a majority of the Incumbent Board (as defined in clause (2) below taking into account the provisos), or (B) a “beneficial owner,” as such term is used in Rule 13d-3 of the Exchange Act, of at least one-half of the Outstanding Company Voting Securities; provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates, or (IV) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph 3 of this definition; or

2.         Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to when the Plan is first approved by the Board whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

3.         Consummation of a reorganization, merger, consolidation or a sale or other disposition of all or substantially all of the assets of the Company (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the outstanding Shares (the “Outstanding Company Common Stock”) and the Outstanding Company

Voting Securities, immediately prior to such Business Combination, beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and more than 50% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination, whichever occurs first; or

4.         The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if an event or condition constituting a Change in Control does not constitute a “change in the ownership” or a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of a corporation’s assets” (each within the meaning of Section 409A), the event or condition shall continue to constitute a Change in Control solely with respect to vesting of an Award or a lapse of any applicable restrictions thereto and not for purposes of determining whether the settlement or payment of any Award will be accelerated under the Plan.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Committee, as specified in Section 2(a), appointed by the Board to administer the Plan.

“Company” means Phillips-Van Heusen Corporation, a Delaware corporation, and any successor thereto, as provided in this Glossary of Defined Terms.

“Consultant” means any consultant or advisor to the Company or a Subsidiary.

“Continuous Service” means that the provision of services to the Company or any Subsidiary in any capacity by an Employee is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

“Director” means any individual who is a member of the Board of Directors of the Company or a Subsidiary who is not an Employee and is not designated or elected to serve as a director by the holders of the Company’s Series B convertible preferred stock, or the holders of any other securities of the Company, other than Shares, voting separately as a class.

“Dividend” means the dividends declared and paid on Shares subject to an Award.

“Dividend Equivalent” means, with respect to Shares subject to an Award, a right to be paid an amount equal to the Dividends declared and paid on an equal number of outstanding Shares.

“Employee” means any employee of the Company or a Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

“Fair Market Value” means, as of any date, the value of a Share equal to (i) the closing sale price of a Share on the New York Stock Exchange on the date of determination or (ii) if there is no sale of Shares on that date, the closing sale price of a Share on the last trading date on which sales were reported on the New York Stock Exchange.

“Immediate Family” means a Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, former spouse, siblings, nieces, nephews, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships or any person sharing the Participant’s household (other than a tenant or employee).

“Incentive Stock Option” or “ISO” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Nonqualified Stock Option” means an Option that is not intended to meet the requirement of Section 422 of the Code.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan, as described in Section 6.

“Other Stock-Based Award” means a Share-based or Share-related Award granted pursuant to Section 11 herein.

“Participant” means a current or former Employee, Director or Consultant who has rights relating to an outstanding Award.

“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

“Performance Measures” shall have the meaning set forth in Section 12(a).

“Performance Period” means the period during which a performance measure must be met.

“Performance Share” means an Award granted to a Participant, as described in Section 10 herein.

“Period of Restriction” means the period Restricted Stock, Restricted Stock Units or Other Stock-Based Awards are subject to a substantial risk of forfeiture and are not transferable, as provided in Sections 8, 9 and 11 herein.

“Person” means person as such term is used in Section 3(a)(9) and 13(d) of the Exchange Act.

“Plan” means the Phillips-Van Heusen Corporation 2006 Stock Incentive Plan.

“Prior Plans” means the Company’s 1997 Stock Option Plan, 2000 Stock Option Plan and 2003 Stock Option Plan.

“Proceeds” means, with respect to any sale or other disposition (including to the Company) of Shares acquired pursuant to an Award, an amount determined by the Committee, (a) in the case of an Award other than an Option, SAR or cash-settled Award, up to the amount equal to the Fair Market Value per Share at the time of such sale or other disposition multiplied by the number of Shares sold or disposed of, or (b) in the case of an Option or SAR, up to the amount equal to the number of Shares sold or disposed of multiplied by the excess of the Fair Market Value per Share at the time of such sale or disposition over the Exercise Price or grant price, as applicable.

“Restricted Stock” means an Award granted to a Participant, as described in Section 8.

“Restricted Stock Units” means an Award granted to a Participant, as described in Section 9.

“Retirement” means:

1.               With respect to all Awards made prior to March 19, 2007 and all Awards made to Employees prior to May 3, 2007, a Participant’s termination of employment by the Company and its Subsidiaries at or after age 63 other than for Cause.

2.               With respect to all Awards made to Directors on or after March 19, 2007, the termination of a Director’s service, other than by reason of death or removal for cause (under applicable law), after at least four years of service.

3.               With respect to all Awards made to Employees on or after May 3, 2007, the termination of an Employee’s employment from the Company and its Subsidiaries, other than by reason of death or for Cause, at or after age 62, provided that the Employee has at least five years of employment with the Company and/or any of its Subsidiaries.

“SEC” means the United States Securities and Exchange Commission.

“Section 409A” shall have the meaning set forth in Section 22(f).

“Share” means a share of the common stock, $1.00 par value, of the Company, subject to adjustment pursuant to Section 16.

“Stock Appreciation Right” or “SAR” means an Award granted to a Participant, either alone or in connection with a related Option, as described in Section 7.

“Subsidiary” has the meaning ascribed to such term in Code Section 424(f).

“Subsidiary Disposition” means the disposition by the Company of its equity holdings in any Subsidiary effected by a merger or consolidation involving that Subsidiary, the sale of all or substantially all of the assets of that Subsidiary or the Company’s sale or distribution of substantially all of the outstanding capital stock of such Subsidiary.

“Voting Securities” means voting securities of the Company entitled to vote generally in the election of Directors.

EXHIBIT B

PHILLIPS-VAN HEUSEN CORPORATION

PERFORMANCE INCENTIVE BONUS PLAN

(As Amended and Restated Effective April 30, 2009)

1.                                      Purpose. The purposes of the Plan are to induce certain senior executive employees of the Company and its Subsidiaries to remain in the employ of the Company and its Subsidiaries, to attract new individuals to enter into such employ and to provide such persons with additional incentive to promote the success of the business of the Company and its Subsidiaries.

2.                                      Definitions.

(a)                                  Defined Terms. The following words as used in the Plan shall have the meanings ascribed to each below.

“Board” means the Board of Directors of the Company.

“Cause” means, with respect to any Participant, the definition of “cause” as contained in the Participant’s employment agreement as then in effect or, if no such agreement or definition exists, “Cause” shall mean:

(1)                                  gross negligence or willful misconduct, as the case may be, in the performance of the material responsibilities of the Participant’s office or position, which results in material economic harm to the Company or its affiliates or in material reputational harm causing demonstrable injury to the Company or its affiliates;

(2)                                  the willful and continued failure of theParticipant to perform substantially the Participant’s duties with the Company or any affiliate (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board or the Company that specifically identifies the manner in which the Board or the Company believes that the Participant has not substantially performed the Participant’s duties, and the Participant has not cured such failure to the reasonable satisfaction of the Board or the Company within 20 days following the Participant’s receipt of such written demand;

(3)                                  the Participant is convicted of, or pleads guilty or nolo contendere to, a felony within the meaning of U.S. Federal, state or local law (other than a traffic violation);

(4)                                  the Participant having willfully divulged, furnished or made accessible to anyone other than the Company, its directors, officers, employees, auditors and legal advisors, otherwise than in the ordinary course of business, any Confidential Information; or

(5)                                  any act or failure to act by the Participant, which, under the provisions of applicable law, disqualifies the Participant from acting in any or all capacities in which the Participant is then acting for the Company.

For purposes of this provision, no act or failure to act, on the part of the Participant, shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Board or the Chief Executive Officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company.

“Change in Control” means the first to occur of the following events:

(1)                                  Any Person, other than a Person who as of the date the Plan is first approved by the Board is the owner of at least 8% of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), becomes (A) a “beneficial owner,” as such term is used in Rule 13d-3 of the Exchange Act, of at least one-quarter but less than one-half of the Outstanding Company Voting Securities, unless such acquisition has been approved within 30 days thereafter by at least a majority of the Incumbent Board (as defined in clause (2) below taking into account the provisos), or (B) a “beneficial owner,” as such term is used in Rule 13d-3 of the Exchange Act, of at least one-half of the Outstanding Company Voting Securities; provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control:  (I) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates, or (IV) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph 3 of this definition; or

(2)                                  Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to when the Plan is first approved by the Board whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(3)                                  Consummation of a reorganization, merger, consolidation or a sale or other disposition of all or substantially all of the assets of the Company (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) and the Outstanding Company Voting Securities, immediately prior to such  Business Combination, beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and more than 50% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination, whichever occurs first; or

(4)                                  The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee of the Board that the Board shall designate from time to time to administer the Plan or any subcommittee thereof.

“Company” means Phillips-Van Heusen Corporation, a Delaware corporation.

“Confidential Information” means any knowledge and information of any type whatsoever of a confidential nature relating to the business of the Company, including, without limitation, all types of trade secrets, vendor and customer lists and information, employee lists and information, information regarding product development, marketing plans, management organization information, operating policies and manuals, sourcing data, performance results, business plans, financial records, and other financial, commercial, business and technical information.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fiscal Year” means each fiscal year of the Company, as set forth in the Company’s books and records.

“Participant” means each senior executive officer of the Company or a Subsidiary designated by the Committee to participate in the Plan from time to time, as provided herein.

“Performance Cycle” means each Fiscal Year or such shorter period as may be designated by the Company from time to time.

“Performance Objective” means any one or more of the following: earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, economic value created, market share, net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets, return on capital (based on earnings or cash flow), return on equity, return on investment, revenue, cash flow, operating margin, share price, total stockholder return, total market value, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation or information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such Performance Objectives may be established at such levels and on such terms as the Committee may determine, in its discretion, on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments or functions, and in either in absolute terms, as a goal relative to performance in prior periods, or relative to the performance of one or more comparable companies or an index covering multiple companies.

“Person” means person such as term is used in Sections 3(a)(9) and 13(d) of the Exchange Act.

“Plan” means the Phillips-Van Heusen Corporation Performance Incentive Bonus Plan, as set forth herein and as may be amended from time to time.

“Retirement” means the termination of a Participant’s employment with the Company and all of its Subsidiaries (A) other than for Cause or by reason of his or her death and (B) on or after the earlier to occur of (x) the first day of the calendar month in which his or her 65th birthday shall occur and (y) the date on which he shall have attained his or her 62nd birthday and completed five years of employment with the Company and/or any of its Subsidiaries.

“Subsidiary” has the meaning ascribed to such term in Section 424(f) of the Code.

(b)                                 Interpretation.

(i)                                                 The definitions of terms defined herein shall apply equally to both the singular and plural forms of the defined terms.

(ii)                                              Any pronoun shall include the corresponding masculine, feminine and neuter forms, as the context may require.

(iii)                                           All references herein to Sections shall be deemed to be references to Sections of the Plan unless the context shall otherwise require.

(iv)                                          The headings of the Sections are included for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of the Plan.

3.                                      Effective Date. The Plan originally became effective April 21, 2005. The Plan is hereby amended and restated, effective April 30, 2009, subject to the approval of the Company’s stockholders.

4.                                      Eligibility. Participation in the Plan with respect to any Performance Cycle shall be available only to such senior executive employees of the Company and/or one or more of its Subsidiaries as may be designated by the Committee.

5.                                      Committee. The Plan shall be administered by the Committee. The Committee shall consist of two or more members of the Board. To the extent the Committee is taking action with respect to an award intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, it is intended that the Committee would be comprised solely of two or more “outside directors” within the meaning of Section 162(m)(4)(C) of the Code. The Committee shall be appointed annually by the Board. The Board may, at any time, from time to time, remove any members of the Committee, with or without cause, appoint additional directors as members of the Committee and fill vacancies on the Committee, however created. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority vote of its members at a meeting duly called and held.

6.                                      Administration.

(a)                                  Subject to the express provisions of the Plan, the Committee shall have complete authority to administer and interpret the Plan. The Committee shall establish the Performance Objectives for any Performance Cycle in accordance with Section 7 hereof and determine whether such Performance Objectives have been attained prior to the payment of any bonus. Any determination made by the Committee under the Plan shall be final and conclusive. The Committee in its sole discretion shall resolve any dispute or disagreement that may arise hereunder or as a result of or in connection with any action taken hereunder. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or a Subsidiary) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. The Company shall pay all expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan, other than as a result of such individual’s willful misconduct.

(b)                                 The Chief Executive Officer of the Company, subject to such conditions, restrictions and limitations as may be imposed by the Committee, may administer the Plan with respect to employees of the Company or a Subsidiary whose compensation is not, and is reasonably not expected to become, subject to the provisions of Section 162(m) of the Code, and who are not “executive officers” for purposes of Section 303A of the New York Stock Exchange Listed Company Manual. Any actions duly taken by the Chief Executive Officer with respect to the administration of the Plan and the qualification for and payment of bonuses to employees shall be deemed to have been taken by the Committee for purposes of the Plan.

7.                                      Determination of Participation, Performance Criteria and Bonuses.

(a)                                  Participation and Performance Criteria. The Committee shall determine who the Participants for each Performance Cycle will be and establish the Performance Objective or Performance Objectives that must be satisfied in order for a Participant to be eligible to receive a bonus for such Performance Cycle, within 90 days of the commencement of such Performance Cycle, or if less, prior to the expiration of 25% of the length of such Performance Cycle.

(b)                                 Performance Objectives. The Committee shall establish three or more targets for each Performance Cycle for the Performance Objectives established by the Committee. The targets shall consist of at least a threshold (below which no bonus shall be payable), a plan level and a maximum level (above which no additional bonus shall be payable).

(c)                                  Bonus Percentages. At the time that the Committee determines the Participants and establishes the Performance Objectives with respect to a Performance Cycle, it shall determine the bonus percentage payable to each Participant with respect to such Performance Cycle if the applicable threshold, plan or maximum level of the applicable Performance Objective is attained. If a level achieved falls between two of the specified target levels for a Performance Cycle, a Participant shall receive a bonus based on a straight line interpolation between the bonuses for the two target levels, or such other basis as the Committee shall determine at the time the Performance Objective for the Participant is established. The bonus percentages represent the percentage of a Participant’s base salary as in effect on the October 31 that coincides with or immediately precedes the last day of the Performance Cycle that he or she shall be entitled to receive as a bonus if specified Performance Objective targets are attained. Subject to the provisions of Section 7(g), there shall be no limit to the minimum or maximum bonus percentages that may be established for any Performance Cycle. Bonus percentages may differ from Participant to Participant in any Performance Cycle and a Participant’s bonus percentages may change from year to year, but with respect to each Participant for each Performance Cycle, the bonus percentage for attaining the maximum level of the applicable Performance Objective shall exceed the bonus percentage for attaining the plan level (or other specified level above the plan level) of the applicable Performance Objective, which, in turn, shall exceed the bonus percentage for attaining the threshold level (or other specified level above the threshold level) of the applicable Performance Objective. In determining the bonus percentage for each Participant, the Committee may take into account the nature of the services rendered by such Participant, his past, present and potential contribution to the Company and its Subsidiaries, his seniority with the Company or any of its Subsidiaries and such other factors as the Committee, in its discretion, shall deem relevant.

(d)                                 Termination of Employment During or After Performance Cycle.

(i)                                     If a Participant’s employment terminates during a Performance Cycle for which he or she was determined to be a Participant by reason of his or her death, his or her estate shall receive the bonus that would otherwise have been payable to such Participant for such Performance Cycle if the plan level were achieved, prorated to the portion of such Performance Cycle actually worked by such Participant.

(ii)                                  If a Participant’s employment terminates during a Performance Cycle for which he was determined to be a Participant by reason of his or her disability, such Participant shall receive the bonus, if any, which would otherwise been payable to such Participant for such Performance Cycle prorated to the portion of such Performance Cycle actually worked by such Participant.

(iii)                               If a Participant’s employment terminates during a Performance Cycle by reason of his or her Retirement, such Participant shall receive the bonus, if any, which would otherwise have been payable to such Participant for such Performance Cycle prorated to the portion of such Performance Cycle actually worked by such Participant.

(iv)                              If a Participant’s employment terminates during a Performance Cycle for any reason other than on account of death, disability or Retirement, such Participant shall receive no bonus for such Performance Cycle.

(v)                                 If a Participant’s employment terminates for any reason on or after the end of a Performance Cycle but prior to the date of payment of a bonus, such Participant shall receive the bonus, if any, which would otherwise have been payable to such Participant for such Performance Cycle.

(e)                                  Determination of Bonuses. Subject to Section 8(a), the Committee shall determine whether any Performance Objective targets were achieved for a Performance Cycle, which Participants shall have earned bonuses as the result thereof, and the bonus percentage such Participants are entitled to no later than the end of the first quarter of the Performance Cycle immediately subsequent to the Performance Cycle with respect to which the bonuses were earned. With respect to bonuses intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, the Committee must certify in writing prior to the payment of the bonus that the applicable Performance Objective targets and any other material terms were in fact satisfied. Written certification for this purpose shall include, without limitation, approved minutes of the Committee meeting in which the certification is made.

(f)                                    Change In Control. Notwithstanding the foregoing, in the event that there shall be a Change in Control during a Performance Cycle, each Participant for such Performance Cycle shall be entitled to receive a bonus equal to the bonus payable to such Participant if the plan level for such Performance Cycle had been achieved prorated to the portion of such Performance Cycle actually worked by such Participant through the date of the Change in Control.

(g)                                 Absolute Maximum Bonus. Notwithstanding any other provision in the Plan to the contrary, the maximum bonus that may be paid to any Participant under the Plan with respect to any Fiscal Year may not exceed $4,000,000.

(h)                                 Unusual or Nonrecurring Events. Unless otherwise determined by the Committee, Performance Objective targets may be adjusted to take into account unusual or nonrecurring events affecting the Company, a Subsidiary or a division or business unit, or the financial statements thereof, or changes in applicable laws, regulations or accounting principles to the extent such unusual or nonrecurring events or changes in applicable laws, regulations or accounting principles otherwise would result in dilution or enlargement of the bonus intended to be paid. With respect to any bonus intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, it is intended that such adjustment be made in such manner as will not cause the bonus to fail to qualify as performance-based compensation.

8.                                      Payment.

(a)                                  Timing. Payment of any bonus to a Participant shall be made:

(i)                                     in the case of a bonus payable in accordance with Section 7(d)(i), within 30 days of the Participant’s death;

(ii)                                  in the case of a bonus payable in accordance with the provisions of Section 7(f), within 30 days of the Change in Control; or

(iii)                               in the case of bonuses payable under the Plan other than a bonus payable under Section 7(d)(i) or Section 7(f), within 30 days following the Committee’s determination and certification pursuant to Section 7(e) that the applicable targets for the preceding Performance Cycle were achieved, that the bonus was earned and what bonus percentage the Participant is entitled to, provided that the date of such payment shall occur no later than the 15th day of the third month following the later of (x) the last day of the Fiscal Year in which the Performance Cycle ends or (y) the last day of the Participant’s taxable year in which the Performance Cycle ends, in either case, in which the right to the payment of the bonus is no longer subject to forfeiture.

(b)                                 Forfeiture.

(i)                                     Except as otherwise set forth in Section 7(d) or in the case of a Change in Control, in order to remain eligible to receive a bonus, a Participant must be employed by the Company on the last day of the applicable Performance Cycle.

(ii)                                  In the event of a restatement of the Company’s financial results to correct a material error or inaccuracy resulting in whole or in part from the fraud or intentional misconduct of a Participant, as determined by the Board or a committee thereof, the Board or the committee:

(x)                                   will review or cause to be reviewed all bonuses paid to the Participant pursuant to the Plan on the basis of having met or exceeded Performance Objective(s) or other measures or goals for Performance Cycles beginning after 2008 to the extent the bonuses relate, in whole or in part, to the periods with respect to which the financial statements are restated and, if a lesser bonus or bonuses would have been paid to the Participant based upon the restated financial results, the Board or the committee may, to the extent permitted by applicable law, recover or cause to be recovered for the benefit of the Company the amount by which the Participant’s bonus or bonuses for the restated period(s) exceeded such lesser bonus or bonuses, plus a reasonable rate of interest; and

(y)                                 in addition to the foregoing, to the extent permitted by applicable law, may take or cause to be taken for the benefit of the Company such additional action(s) deemed by the Board or committee to be appropriate including, without limitation, cancellation of the Participant’s outstanding bonus opportunities and recovery (in whole or in part) of any additional amounts relating to prior bonuses paid to the Participant under the Plan.

(c)                                  Form of Payment. All bonuses payable under the Plan, if any, shall be payable in cash. All amounts hereunder shall be paid solely from the general assets of the Company. The Company shall not maintain any separate fund to provide any benefits hereunder, and each Participant shall be solely an unsecured creditor of the Company with respect thereto.

(d)                                 Six-Month Delay. Notwithstanding any provision in the Plan to the contrary, in the event any payment hereunder constitutes “deferred compensation” (within the meaning of Section 409A (as defined in Section 12(d) herein)), and such payment is payable to a Participant who is a “specified employee” (as determined under the Company’s policy for identifying specified employees) on the date of his or her “separation from service” (within the meaning of Section 409A), the date for payment of such bonus shall be the earlier of (i) death or (ii) the later of (x) the date that payment would otherwise be made hereunder or (y) the first business day following the end of the sixth-month period following the date of the Participant’s separation from service.

9.                                      General Provisions of the Plan.

(a)                                  Term of the Plan. The Plan originally was effective with respect to Fiscal Years 2005 through 2009. The Plan as amended and restated April 30, 2009, is effective, subject to approval by the Company’s stockholders, with respect to Fiscal Years commencing on or after 2009 and prior to the Annual Meeting of Stockholders that occurs in 2014, and shall terminate upon the payment of all bonuses, if any, earned with respect to such Fiscal Years, unless the holders of a majority of the shares of the Company’s Outstanding Voting Securities present in person or by proxy at any special or annual meeting of the stockholders of the Company occurring on or prior to the date of the 2014 Annual Meeting of Stockholders shall approve the continuation of the Plan.

(b)                                 Amendment and Termination. Notwithstanding Section 9(a), the Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan as it deems advisable; provided, however, that no such amendment shall be effective without approval by the holders of a majority of the shares of the Company’s Outstanding Voting Securities present in person or by proxy at any special or annual meeting of the Company’s stockholders, to the extent such approval is necessary to continue to qualify the amounts payable hereunder to “covered employees” (within the meaning of Section 162(m) of the Code) as deductible under Section 162(m) of the Code.

(c)                                  Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

(d)                                 Withholding. Any amount payable to a Participant or a beneficiary under the Plan shall be subject to any applicable Federal, state and local income and employment taxes and any other amounts that the Company or a Subsidiary is required at law to deduct and withhold from such payment.

10.                                No Right of Continued Employment. Neither the existence nor any term of the Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Subsidiaries, nor shall participation herein for any Performance Cycle confer upon any Participant any right to participate in the Plan with respect to any subsequent Performance Cycle.

11.                                No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action, which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any bonuses paid under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

12.                                Miscellaneous.

(a)                                  Nonalienation of Benefits. Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under the Plan are not assignable or transferable except to (i) a corporation or other entity which acquires all or substantially all of the Company’s assets or (ii) any corporation or other entity into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s beneficiaries, heirs, executors, administrators or successors in interest.

(b)                                 Severability. If any provision of the Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(c)                                  Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the conflict of law principles thereof.

(d)                                 Section 409A. The provisions of the Plan and any payments made herein are intended to comply with, and should be interpreted consistent with, the requirements of Section 409A of the Code and any related regulations or other guidance promulgated thereunder by the U.S. Department of the Treasury or the Internal Revenue Service (“Section 409A”).

EXHIBIT C

PHILLIPS-VAN HEUSEN CORPORATION

LONG-TERM INCENTIVE PLAN

(As Amended and Restated Effective April 30, 2009)

1.                           Purpose. The purposes of the Plan are to induce executive officers (as defined in the Exchange Act) of the Company to remain in the employ of the Company and its Subsidiaries and to provide such persons with additional incentive to promote the success of the business of the Company and its Subsidiaries.

2.                           Definitions.

(a)                      Defined Terms. The following words as used in the Plan shall have the meanings ascribed to each below.

“Award” means a benefit payable under the Plan, as provided herein.

“Board” means the Board of Directors of the Company.

“Cause” means, with respect to any Participant, the definition of “cause” as contained in the Participant’s employment agreement as then in effect or, if no such agreement or definition exists, “Cause” shall mean:

(1)                      gross negligence or willful misconduct, as the case may be, in the performance of the material responsibilities of the Participant’s office or position, which results in material economic harm to the Company or its affiliates or in material reputational harm causing demonstrable injury to the Company or its affiliates;

(2)                      the willful and continued failure of theParticipant to perform substantially the Participant’s duties with the Company or any affiliate (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board or the Company that specifically identifies the manner in which the Board or the Company believes that the Participant has not substantially performed the Participant’s duties, and the Participant has not cured such failure to the reasonable satisfaction of the Board or the Company within 20 days following the Participant’s receipt of such written demand;

(3)                      the Participant is convicted of, or pleads guilty or nolo contendere to, a felony within the meaning of U.S. Federal, state or local law (other than a traffic violation);

(4)                      the Participant having willfully divulged, furnished or made accessible to anyone other than the Company, its directors, officers, employees, auditors and legal advisors, otherwise than in the ordinary course of business, any Confidential Information; or

(5)                      any act or failure to act by the Participant, which, under the provisions of applicable law, disqualifies the Participant from acting in any or all capacities in which the Participant is then acting for the Company.

For purposes of this provision, no act or failure to act, on the part of the Participant, shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Board or the Chief Executive Officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company.

“Change in Control” means the first to occur of the following events:

(1)                      Any Person, other than a Person who as of the date the Plan is first approved by the Board is the owner of at least 8% of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), becomes (A) a “beneficial owner,” as such term is used in Rule 13d-3 of the Exchange Act, of at least one-quarter but less than one-half of the Outstanding Company Voting Securities, unless such acquisition has been approved within 30 days thereafter by at least a majority of the Incumbent Board (as defined in clause (2) below taking into account the provisos), or (B) a “beneficial owner,” as such term is used in Rule 13d-3 of the Exchange Act, of at least one-half of the Outstanding Company Voting Securities; provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control:  (I) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company,

(II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates, or (IV) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph 3 of this definition; or

(2)                      Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to when the Plan is first approved by the Board whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(3)                      Consummation of a reorganization, merger, consolidation or a sale or other disposition of all or substantially all of the assets of the Company (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) and the Outstanding Company Voting Securities, immediately prior to such  Business Combination, beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and more than 50% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination, whichever occurs first; or

(4)                      The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee of the Board that the Board shall designate from time to time to administer the Plan or any subcommittee thereof.

“Company” means Phillips-Van Heusen Corporation, a Delaware corporation.

“Confidential Information” means any knowledge and information of any type whatsoever of a confidential nature relating to the business of the Company, including, without limitation, all types of trade secrets, vendor and customer lists and information, employee lists and information, information regarding product development, marketing plans, management organization information, operating policies and manuals, sourcing data, performance results, business plans, financial records, and other financial, commercial, business and technical information.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fiscal Year” means each fiscal year of the Company, as set forth in the Company’s books and records.

“Participant” means each of the executive officers of the Company designated by the Committee to participate in the Plan from time to time.

“Performance Cycle” means a three-year period commencing on the first day of a Fiscal Year and ending on the last day of the second subsequent Fiscal Year, or such other period (not to be less than 13 months) as may be designated by the Committee from time to time.

“Performance Objective” means any of the following: earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, economic value created, market share, net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets, return on capital (based on earnings or cash flow), return on equity, return on investment, revenue, cash flow, operating margin, share price, total stockholder return, total market value, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation or information technology, and goals relating to acquisitions or divestitures of Subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such Performance Objectives may be established at such levels and on such terms as the Committee may determine, in its discretion, on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments or functions, and in either in absolute terms, as a goal relative to performance in prior periods, or relative to the performance of one or more comparable companies or an index covering multiple companies.

“Person” means person as such term is used in Section 3(a)(9) and 13(d) of the Exchange Act.

“Plan” means the Phillips-Van Heusen Corporation Long-Term Incentive Plan, as set forth herein and as may be amended from time to time.

“Retirement” means the termination of a Participant’s employment with the Company and all of its Subsidiaries (i) other than for Cause or by reason of his or her death and (ii) on or after the earlier to occur of (A) the first day of the calendar month in which his or her 65th birthday shall occur and (B) the date on which he or she shall have attained his or her 62nd birthday and completed five years of employment with the Company and/or any of its Subsidiaries.

“Subsidiary” has the meaning ascribed to such term in Section 424(f) of the Code.

(b)                     Interpretation.

(i)                   The definitions of terms defined herein shall apply equally to both the singular and plural forms of the defined terms.

(ii)                Any pronoun shall include the corresponding masculine, feminine and neuter forms, as the context may require.

(iii)             All references herein to Sections shall be deemed to be references to Sections of the Plan unless the context shall otherwise require.

(iv)            The headings of the Sections are included for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of the Plan.

3.                           Effective Date. The Plan originally became effective April 21, 2005. The Plan is hereby amended and restated, effective April 30, 2009, subject to the approval of the Company’s stockholders.

4.                           Eligibility. Participation in the Plan with respect to any Performance Cycle shall be available only to such executive officers of the Company as may be designated by the Committee.

5.                           Committee. The Plan shall be administered by the Committee. The Committee shall consist of two or more members of the Board each of whom it is intended would be “outside directors” within the meaning of Section 162(m)(4)(C) of the Code. The Committee shall be appointed annually by the Board. The Board may, at any time, from time to time, remove any members of the Committee, with or without cause, appoint additional directors as members of the Committee and fill vacancies on the Committee, however created. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority vote of its members at a meeting duly called and held.

6.                           Administration. Subject to the express provisions of the Plan, the Committee shall have complete authority to administer and interpret the Plan. The Committee shall establish the Performance Objectives for any Performance Cycle in accordance with Section 7 hereof and determine whether such Performance Objectives have been attained prior to the payment of any Award. Any determination made by the Committee under the Plan shall be final and conclusive.

Any dispute or disagreement that may arise hereunder or as a result of or in connection with any action taken hereunder shall be resolved by the Committee in its sole discretion. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or a Subsidiary) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. The Company shall pay all expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan, other than as a result of such individual’s willful misconduct.

7.                                      Determination of Participation, Performance Criteria and Bonuses.

(a)                                  Participation and Performance Criteria. The Committee shall determine who the Participants for each Performance Cycle will be and shall select the Performance Objective or Performance Objectives that must be satisfied in order for a Participant to receive an Award for such Performance Cycle, within 90 days of the commencement of such Performance Cycle.

(b)                                 Performance Targets. The Committee shall establish three or more targets for each Performance Cycle for the Performance Objectives established by the Committee. The targets shall consist of at least a threshold level (below which no Award shall be payable), a plan level and a maximum level (above which no additional Award shall be payable).

(c)                                  Award Percentages. At the time that the Committee determines the Participants and establishes the Performance Objectives with respect to a Performance Cycle, it shall determine the Award payable to each Participant with respect to such Performance Cycle if the applicable threshold, plan or maximum target level is attained. If a level achieved falls between two of the specified target levels for a Performance Cycle, a Participant shall receive an Award based on a straight line interpolation between the Awards for the two target levels, or such other basis as the Committee shall determine at the time the Performance Objective for the Participant is established. The Award represents the percentage of a Participant’s base salary on the last day of the Performance Cycle that he or she shall be entitled to receive as an Award if specified Performance Objective targets are attained. Subject to the provisions of Section 7(g), there shall be no limit to the minimum or maximum Award that may be established for any Performance Cycle. Awards may differ from Participant to Participant in any Performance Cycle and a Participant’s Award may change from year to year, but with respect to each Participant for each Performance Cycle, the Award for attaining the maximum level of the applicable Performance Objective shall exceed the Award for attaining the plan level (or other specified level above the plan level) of the applicable Performance Objective, which, in turn, shall exceed the Award for attaining the threshold level (or other specified level above the threshold level) of the applicable Performance Objective. In determining the Award for each Participant, the Committee may take into account the nature of the services rendered by such Participant, his or her past, present and potential contribution to the Company and its Subsidiaries, his or her seniority with the Company or any of its Subsidiaries and such other factors as the Committee, in its discretion, shall deem relevant.

(d)                                 Termination of Employment During or After Performance Cycle.

(i)                         If a Participant’s employment terminates during a Performance Cycle for which he or she was determined to be a Participant by reason of his or her death, his or her estate shall receive the Award that would otherwise have been payable to such Participant for such Performance Cycle if the plan level were achieved, prorated to the portion of such Performance Cycle actually worked by such Participant.

(ii)                      If a Participant’s employment terminates during a Performance Cycle for which he or she was determined to be a Participant by reason of his or her disability, such Participant shall receive the Award, if any, which would otherwise been payable to such Participant for such Performance Cycle prorated to the portion of such Performance Cycle actually worked by such Participant.

(iii)                   If a Participant’s employment terminates during a Performance Cycle by reason of his or her Retirement or discharge without Cause or for any reason which would constitute grounds for the Participant to voluntarily terminate his or her employment for “good reason” under the terms of the Participant’s employment agreement, if any, with the Company or a Subsidiary, such Participant shall receive the Award, if any, which would otherwise have been payable to such Participant for such Performance Cycle prorated to the portion of such Performance Cycle actually worked by such

Participant; provided, however, that in the case of a Participant who retires or is discharged without Cause or terminates employment for “good reason” prior to 12 months following the commencement of a Performance Cycle, no Award shall be payable.

(iv)                  If a Participant’s employment is terminated by the Company for Cause during a Performance Cycle for which he or she was determined to be a Participant, no Award shall be payable.

(v)                     If a Participant’s employment terminates for any reason on or after the end of a Performance Cycle but prior to the date of payment of an Award, such Participant shall receive the Award, if any, which would otherwise have been payable to such Participant for such Performance Cycle.

(e)                                  Determination of Awards. Subject to Section 8(a), the Committee shall determine whether any targets were achieved for a Performance Cycle, which Participants shall have earned bonuses as the result thereof, and the Awards, if any, to which such Participants are entitled, no later than 90 days subsequent to the last day of the Performance Cycle with respect to which such Awards were earned. With respect to Awards intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, the Committee must certify in writing prior to the payment of the Award that the applicable Performance Objective targets and any other material terms were in fact satisfied. Written certification for this purpose shall include, without limitation, approved minutes of the Committee meeting in which the certification is made.

(f)                                    Change in Control. Notwithstanding the foregoing, in the event that there shall be a Change in Control during a Performance Cycle, each Participant for such Performance Cycle shall be entitled to receive an Award equal to the Award payable to such Participant if the plan level for such Performance Cycle had been achieved prorated to the portion of such Performance Cycle actually worked by such Participant through the date of the Change in Control.

(g)                                 Absolute Maximum Award. Notwithstanding any other provision in the Plan to the contrary, the maximum Award that may be paid to any Participant under the Plan in any Fiscal Year may not exceed $5,000,000.

(h)                                 Unusual or Nonrecurring Events. Unless otherwise determined by the Committee, Performance Objective targets may be adjusted to take into account unusual or nonrecurring events affecting the Company, a Subsidiary or a division or business unit, or the financial statements thereof, or changes in applicable laws, regulations or accounting principles to the extent such unusual or nonrecurring events or changes in applicable laws, regulations or accounting principles otherwise would result in dilution or enlargement of the Award intended to be paid. With respect to any Award intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, it is intended that such adjustment be made in such manner as will not cause the Award to fail to qualify as performance-based compensation.

8.                                      Payment.

(a)                                  Timing. Payment of any Award determined under Section 7 shall be paid:

(i)                         in the case of an Award payable in accordance with Section 7(d)(i), within 30 days of the date of the Participant’s death;

(ii)                      in the case of an Award payable in accordance with Section 7(f), within 30 days of the Change in Control; or

(iii)                   in the case of Awards payable under the Plan other than an Award payable under Section 7(d)(i) or Section 7(f), within 30 days following the Committee’s determination and certification to performance results as set forth in Section 7(e), provided that the date of such payment shall occur no later than the 15th day of the third month following the later of (x) the last day of the Fiscal Year in which the Performance Cycle ends or (y) the last day of the Participant’s taxable year in which the Performance Cycle ends, in either case, in which the right to the Award is no longer subject to forfeiture.

(b)                                 Forfeiture.

(i)                         Except as otherwise set forth in Section 7(d) or in the case of a Change in Control, in order to remain eligible to receive an Award, a Participant must be employed by the Company on the last day of the applicable Performance Cycle.

(ii)                      In the event of a restatement of the Company’s financial results to correct a material error or inaccuracy resulting in whole or in part from the fraud or intentional misconduct of a Participant, as determined by the Board or a committee thereof, the Board or the committee:

(x)                                   will review or cause to be reviewed all Awards paid to the Participant pursuant to the Plan on the basis of having met or exceeded Performance Objective(s) or other measures or goals for Performance Cycles beginning after 2008 to the extent the Awards relate, in whole or in part, to the periods with respect to which the financial statements are restated and, if a lesser Award or Awards would have been paid to the Participant based upon the restated financial results, the Board or the committee may, to the extent permitted by applicable law, recover or cause to be recovered for the benefit of the Company the amount by which the Participant’s Award(s) for the restated period(s) exceeded such lesser Award or Awards, plus a reasonable rate of interest; and

(y)                                 in addition to the foregoing, to the extent permitted by applicable law, may take or cause to be taken for the benefit of the Company such additional action(s) deemed by the Board or committee to be appropriate including, without limitation, cancellation of the Participant’s outstanding Award opportunities and recovery (in whole or in part) of any additional amounts relating to prior Awards paid to the Participant under the Plan.

(c)                                  Form of Payment. All Awards payable under the Plan, if any, shall be payable in cash. All amounts hereunder shall be paid solely from the general assets of the Company. The Company shall not maintain any separate fund to provide any benefits hereunder, and each Participant shall be solely an unsecured creditor of the Company with respect thereto.

(d)                                 Six-Month Delay. Notwithstanding any provision in the Plan to the contrary, in the event any Award payable hereunder constitutes “deferred compensation” (within the meaning of Section 409A (as defined in Section 12(d) herein)), and such Award is payable to a Participant who is a “specified employee” (as determined under the Company’s policy for identifying specified employees) on the date of his or her “separation from service” (within the meaning of Section 409A), the date for payment of such Award shall be the earlier of (i) death or (ii) the later of (x) the date that payment would otherwise be made hereunder or (y) the first business day following the end of the sixth-month period following the date of the Participant’s separation from service.

9.                                      General Provisions of the Plan.

(a)                                  Term of the Plan. The Plan originally was effective with respect to Performance Cycles commencing in 2005 through 2009. The Plan as amended and restated as of April 30, 2009, is effective, subject to approval by the Company’s stockholders, with respect to Performance Cycles commencing on or after 2009 and prior to the Annual Meeting of Stockholders that occurs in 2014 and shall terminate upon the payment of all Awards, if any, earned with respect to such Performance Cycles, unless the holders of a majority of the shares of the Company’s Outstanding Voting Securities present in person or by proxy at any special or annual meeting of the stockholders of the Company occurring on or prior to the date of the 2014 Annual Meeting of Stockholders shall approve the continuation of the Plan.

(b)                                 Amendment and Termination. Notwithstanding Section 9(a), the Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan as it deems advisable; provided, however, that no such amendment shall be effective without approval by the holders of a majority of the shares of the Company’s Outstanding Voting Securities present in person or by proxy at any special or annual meeting of the Company’s stockholders, to the extent such approval is necessary to continue to qualify the amounts payable hereunder to “covered employees” (within the meaning of Section 162(m) of the Code) as deductible under Section 162(m) of the Code.

(c)                                  Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

(d)                                 Withholding. Any amount payable to a Participant or a beneficiary under the Plan shall be subject to any applicable Federal, state and local income and employment taxes and any other amounts that the Company or a Subsidiary is required at law to deduct and withhold from such payment.

10.                                No Right of Continued Employment. Neither the existence nor any term of the Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Subsidiaries, nor shall participation herein for any Performance Cycle confer upon any Participant any right to participate in the Plan with respect to any subsequent Performance Cycle.

11.                                No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any Awards made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

12.                                Miscellaneous.

(a)                      Nonalienation of Benefits. Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under the Plan are not assignable or transferable except to (i) a corporation or other entity which acquires all or substantially all of the Company’s assets or (ii) any corporation or other entity into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s beneficiaries, heirs, executors, administrators or successors in interest.

(b)                     Severability. If any provision of the Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(c)                      Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the conflict of law principles thereof.

(d)                     Section 409A. The provisions of the Plan and any payments made herein are intended to comply with, and should be interpreted consistent with, the requirements of Section 409A of the Code and any related regulations or other guidance promulgated thereunder by the U.S. Department of the Treasury or the Internal Revenue Service (“Section 409A”).

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PHILLIPS-VAN HEUSEN CORPORATION

200 Madison Avenue
New York, New York 10016-3903

EMANUEL CHIRICO and MARK D. FISCHER, or either of them, with the power of substitution, are hereby authorized to represent the undersigned and to vote all shares of the Common Stock of PHILLIPS-VAN HEUSEN CORPORATION held by the undersigned at the Annual Meeting of Stockholders to be held in New York, New York, on June 25, 2009, and any adjournments thereof, on the matters printed on the reverse side.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If this Proxy is executed but no directions are given, this Proxy will be voted:

•                  FOR the election of all of the nominees for director;

•                  FOR the amendment to the Company’s 2006 Stock Incentive Plan to increase the number of shares authorized for issuance under the plan and to increase the maximum number of shares that may granted in any calendar year to any one participant;

•                  FOR the continuation of the Company’s Performance Incentive Bonus Plan and the approval of the material terms under the plan;

•                  FOR the continuation of the Company’s Long-Term Incentive Plan and the approval of the material terms under the plan;

•                  FOR the appointment of auditors.

(Continued, and to be dated and signed on the other side.)

PHILLIPS-VAN HEUSEN CORPORATION
P.O. BOX 11287
NEW YORK, NEW YORK 10203-0287

The Board recommends a vote FOR proposals 1, 2, 3, 4 and 5:

1.	Election of the nominees for director listed below:	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	EXCEPTIONS*	☐

NOMINEES:	MARY BAGLIVO, EMANUEL CHIRICO, EDWARD H. COHEN, JOSEPH B. FULLER, MARGARET L. JENKINS, BRUCE MAGGIN, V. JAMES MARINO, HENRY NASELLA, RITA M. RODRIGUEZ and CRAIG RYDIN

(Instruction:  To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*  Exceptions:

2.

Approval of the amendment to the Company’s 2006 Stock Incentive Plan to increase the number of shares authorized for issuance under the plan and to increase the maximum number of shares that may be granted in any calendar year to any one participant.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Approval of the continuation of the Company’s Performance Incentive Bonus Plan and approval of the material terms under the plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Approval of the continuation of the Company’s Long-Term Incentive Plan and approval of the material terms under the plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	Appointment of auditors.	FOR ☐	AGAINST ☐	ABSTAIN ☐

6.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Address change and/or comments ☐

Note: The signature should agree with the name on your stock certificate. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.

Dated:	,2009

Signature

Signature, if held jointly

To vote, fill in (x) with black or blue ink only.  ☒